As filed with the Securities and Exchange Commission on May 28, 2009

Registration No. 333-______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________________________

FORM S-1

REGISTRATION STATEMENT
Under the Securities Act of 1933
_________________________

ReGen Biologics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	3841	23-2476415
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
_________________________

411 Hackensack Avenue
Hackensack, NJ 07601
 (201) 651-5140
(Address, Including Zip Code, and Telephone Number, Including Area
Code, of Registrant’s Principal Executive Offices)

Gerald E. Bisbee, Jr., Ph.D.
CHAIRMAN AND CHIEF EXECUTIVE OFFICER
ReGen Biologics, Inc.
411 Hackensack Avenue
Hackensack, NJ 07601
(201) 651-5140
(Name, Address Including Zip Code, and Telephone Number, Including
Area Code, of Agent For Service)

Copies to:

Jeffrey B. Grill, Esq.
Pillsbury Winthrop Shaw Pittman LLP
2300 N Street, N.W.
Washington, DC 20037
(202) 663-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(3)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common Stock $0.01 par value per share	4,189,539	$2.50	$10,462,885	$585.00
____________
(1) Represents 4,189,539 shares of the Registrant’s common stock being registered for resale that have been issued to the selling stockholders named in this Registration Statement, which includes 629,717 shares issuable upon exercise of warrants held by the selling stockholders named in this Registration Statement.  A registration fee of $3,638.30 was previously paid by the registrant in connection with the 34,346,250 shares of common stock previously registered on its registration statement on Form S-1 (File No. 333-126835) filed with the Commission in July 2005 and remaining unsold.  In connection with the May 2007 filing of the registrant’s registration statement on Form S-1 (File No. 333-142775), pursuant to Rule 457(p) of the Securities Act of 1933, the registrant offset the $3,638.30 of previously paid filing fee against the filing fee of $1,149.23 due in connection with the May 2007 filing.  Pursuant to Rule 457(p) of the Securities Act of 1933, we are offsetting the remaining $2,489.07 of previously paid filing fee against the current filing fee of $585 due in connection with this filing.

(2) Estimated solely for the purpose of calculating the registration fee, and based on the average of the high and low prices price per share of the Registrant’s common stock reported on the OTC Bulletin Board as of May 21, 2009 in accordance with Rule 457(c) of the Securities Act of 1933.

(3) In accordance with Rule 416(a) of the Securities Act of 1933, the Registrant is also registering hereunder an indeterminate number of shares of the Registrant’s common stock that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS
(Subject to Completion Dated May 28, 2009)

4,189,539 Shares

REGEN BIOLOGICS, INC.

Common Stock

The selling stockholders listed beginning on page 57 are offering up to 4,189,539 shares of ReGen Biologics, Inc. common stock. ReGen Biologics, Inc. will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.

Our common stock is traded on the OTC Bulletin Board under the trading symbol “RGBO.” On May 22, 2009, the last reported sale price of our common stock was $2.50 per share.

The selling stockholders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” beginning on page 69 for more information about how the selling stockholders may sell their shares of common stock. ReGen Biologics, Inc. will not be paying any underwriting discounts or commissions in this offering.

Please read this prospectus carefully before you invest.

Investing in ReGen Biologics, Inc. common stock involves risks. See “Risk Factors” beginning on page 4 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 28, 2009.

ii

ABOUT THIS PROSPECTUS

Please carefully read the information contained in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the prospectus. You should rely only on the information contained in this prospectus. We have not, and the selling stockholders have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the selling stockholders are not, making an offer to sell or seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus is accurate as of the date other than their respective dates, regardless of the time of delivery of this prospectus or of any sale of these securities. Our business, financial condition, results of operations and prospects may have changed since those dates or the date of this prospectus. Our common stock is traded on the OTC Bulletin Board under the symbol “RGBO.”

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” using a continuous offering process. Periodically, as we make material investments or material developments arise, we may provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by an inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described herein under the “WHERE YOU CAN FIND MORE INFORMATION.”

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

Certain statements in this filing, which are not historical facts, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). When we refer to forward-looking statements or information, sometimes we use words such as “may,” “will,” “could,” “should,” “plans,” “intends,” “expects,” “estimates,” “anticipates,” and “continues,” or any similar words or phrases similar in meaning. All forward-looking statements involve risks and uncertainties and are based on the current expectations and beliefs of the management of ReGen and speak only as of the date on which they were made. Such statements are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, including those discussed in the Risk Factors section on page 4 of this prospectus.  We wish to caution readers that the following important factors, among others, in some cases have affected, and in the future could affect our actual results and could cause our actual results in fiscal 2009 and beyond to differ materially from those expressed in any forward-looking statements made by us or on our behalf.

Important factors that could cause actual results to differ materially include, but are not limited to, the current global financial crisis and economic slowdown, our ability to achieve profitability, our ability to obtain additional financing, our ability to obtain regulatory approval of our products, recent Congressional inquiries regarding the 510(k) approval process for our Menaflex product, our ability or the ability of our distribution partners to effectively market and sell our products; our ability to procure product components and effectively produce products for resale; our ability to control production quantities and inventory in order to avoid unanticipated costs such as outdated inventory; our ability to timely collect our accounts receivable; our ability to attract and retain key employees; our ability to timely develop new products and enhance existing products; the occurrence of certain operating hazards and uninsured risks, such as product recalls; our ability to protect proprietary information and to obtain necessary licenses on commercially reasonable terms; the impact of governmental regulations, changes in technology, marketing risks, and other unforeseen events that may impact our business; and our ability to adapt to economic, political and regulatory conditions affecting the healthcare industry.

iii

PROSPECTUS SUMMARY

This summary highlights some information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including the section entitled “Risk Factors,” before deciding to invest in our common stock. References in this prospectus to “ReGen,” the “Company,” “we,” “us” and “our” refer to ReGen Biologics, Inc., together with its subsidiaries, unless the context otherwise requires. We are an orthopedic products company that develops, manufactures and markets innovative tissue growth and repair products. We were incorporated in Delaware on September 1, 1987. Our principal executive offices are located at 411 Hackensack Avenue, Hackensack, NJ 07601 and our telephone number is (201) 651-5140. Our website address is http://www.regenbio.com. The information contained on or linked to through our website is not a part of this prospectus.

Our Company

We are an orthopedic products company that develops, manufactures and markets innovative tissue growth and repair products for U.S. and global markets. Our proprietary collagen matrix technology includes applications in orthopedics, general surgery, spine, cardiovascular and drug delivery. Some of these applications are marketable currently while others are in various stages of development. Our first approved product using the collagen matrix technology is the Menaflex™ collagen meniscus implant device (also known as the CMI®), which is marketed for sale in the European Union (the “EU”) and the Republic of South Africa, through our wholly-owned subsidiary, ReGen Biologics AG (“ReGen AG”). We aim to improve the standard of surgical care through the use of our unique collagen scaffold technology and strong commitment to evidence-based medicine and surgeon training.

In December 2008, we received U.S. Food and Drug Administration, or “FDA,” clearance to market our collagen scaffold device, the Menaflex collagen meniscus implant, in the U.S. The Menaflex device was determined to be substantially equivalent to existing Class II devices through the 510(k) premarket notification process and is indicated for use in surgical procedures for the reinforcement and repair of soft tissue injuries of the medial meniscus. In the first quarter of 2009 we initiated U.S. marketing of the Menaflex product for the medial indication. We market the Menaflex product in the EU and the Republic of South Africa for both the medial and lateral indications. We plan to seek expansion of the indication for use in the lateral meniscus through a new 510(k) application to be submitted to the FDA during the second quarter of 2009. There can be no assurance as to the outcome of our efforts to expand the indication for use in the lateral meniscus or the time frame to complete the 510(k) process.

On May 11, 2009, certain members of the House of Representatives Committee on Energy and Commerce wrote a letter to the FDA raising concerns regarding the FDA’s 510(k) clearance process involving the Menaflex device. The authors of the letter state their understanding that the FDA may be reexamining its decision to approve the Menaflex for marketing; however, they also state that while they take no position on the ultimate outcome of FDA’s investigation, they wish to be kept apprised of this matter.  ReGen has received no indication as to what the FDA’s response will be to this inquiry. Further, in March 2009, we received a letter from the office of Senator Charles E. Grassley, a member of the Senate Committee on Finance, regarding the approval process of the Menaflex in the context of his examination of the relationship between the FDA and product manufacturers. The letter requested us to provide responses and information in connection with the approval process. A similar letter was sent by Senator Grassley to the FDA also requesting information about the FDA’s interactions with ReGen.  ReGen has cooperated fully with Senator Grassley’s inquiry to date. We have also been made aware of a letter sent in May 2009 from the FDA in response to Senator Grassley regarding the approval process of the Menaflex. That letter indicates that the FDA intends to conduct a preliminary internal review of the approval process for the Menaflex and will, among other things, address whether to reconsider the clearance decision of the Menaflex. To date, we have not been notified by the FDA regarding any such review or reconsideration. We believe it would be extraordinary for the FDA to revoke clearance of a device cleared through the 510(k) process, especially given the data provided on the Menaflex device and the input received from an independent Advisory Panel; however, there can be no assurance that the FDA will not decide to revoke clearance of the Menaflex for use in the medial meniscus.  If this occurs, we would no longer be permitted to market the Menaflex in the United States and such developments would significantly and negatively impact our business.  Further, the FDA review and the congressional inquiries, if each continues, could (among other things) adversely affect our ability to raise additional capital to fund our business, adversely impact the approval process of our new 510(k) application for expansion of the indication for use of the Menaflex in the lateral meniscus and prove a distraction for our management.

We also sell the SharpShooter® Tissue Repair System, or SharpShooter, a suturing device used to facilitate the surgical implantation of the Menaflex device, as well as to perform other similar arthroscopic meniscus repair procedures. The SharpShooter is currently sold through a worldwide non-exclusive distribution agreement with ConMed Linvatec (“Linvatec”) (NASDAQ: CNMD) and outside the U.S., through ReGen AG. The SharpShooter is cleared for sale and marketed in the U.S., the EU, Canada, Australia, Chile, the Republic of South Africa, and Japan.

Our current strategic priorities are to: (i) effectively commercialize the Menaflex product through development of specialized distribution, marketing, and training programs in the U.S. and other markets and (ii) further advance selected product development opportunities. Our long-term strategy is to capitalize on our proven collagen matrix technology by continuing to design, develop, manufacture and market our own products, as well as partner with others to develop and market products in targeted therapeutic areas. However, our ability to pursue these strategies is subject to the outcome of the FDA and congressional inquiries discussed above and the constraints of our current liquidity position. For more information on our liquidity position, see “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION—Liquidity and Capital Resources.”

We have exclusive worldwide rights to market the Menaflex device subject to relevant regulatory clearance in each market. ReGen AG conducts our distribution activities outside the U.S. through local market distributors and a limited number of employees. Currently, we have distributorship agreements with independent orthopedic device marketing organizations for distribution of our products in Italy, Spain, Andorra, Poland, Turkey, the United Kingdom (the “U.K.”), and the Republic of South Africa.

During 2008, our international priority was market penetration in Italy, Spain, and Germany and opening new markets in other countries, such as the U.K. In the first quarter of 2009 we began to implement our U.S. launch plan to market the Menaflex and other products in the U.S. During the first quarter of 2009, we trained 45 sports medicine surgeons in the use of the Menaflex device and over 30 sales representatives. Training programs have been held in New York City, Minneapolis, San Diego, and Vail, Colorado. Trainers include our own research team, along with experienced surgeons from Europe and the U.S.  Surgeons trained include key thought leaders and sports medicine surgeons from across the U.S., including surgeons who cover professional and prominent university sports teams and those who were investigators in the original multi-center clinical trial for the Menaflex device. We have also trained seven sports medicine fellows who will begin their practices later this year. The sales representatives who were trained will provide ongoing sales and customer support functions as part of our independent U.S. product distribution network.  On April 15, 2009, the first commercial surgery in the U.S. utilizing the Menaflex was completed and limited U.S. sales of the Menaflex product have begun in the second quarter of 2009.

The Offering

Common stock to be offered by selling stockholders	4,189,539 (1)

Common stock outstanding before the offering	9,774,252 (2)

Common stock outstanding after the offering	10,465,521 (3)

Use of Proceeds
We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus. To the extent that the selling stockholders exercise, for cash, all of the warrants covering the 629,717 shares of common stock registered for resale under this prospectus, we would receive $502,417 in the aggregate from such exercises. We intend to use such proceeds, if any, for general corporate and working capital purposes.

Risk Factors
See “Risk Factors” beginning on page 4 and the information included in this prospectus for a discussion of factors that you should carefully consider before deciding to invest in shares of our common stock.

OTC Bulletin Board symbol	RGBO
____________

(1)  This amount includes 61,552 shares of common stock issuable upon conversion of $184,656 of convertible notes, including accrued interest, that mature on July 24, 2009 and 629,717 shares of common stock that are issuable upon the exercise of warrants held by the selling stockholders.

(2) This amount excludes the following: 4,184,353 shares of common stock issuable upon exercise of outstanding stock options, an additional 14,371 shares of common stock available for grant under our stock option plans; 1,422,627 shares of common stock issuable upon exercise of outstanding warrants; and 168,611 shares of common stock issuable upon conversion of outstanding shares of our Series A Convertible Preferred Stock and Series C Convertible Preferred Stock.

(3)  This amount assumes that all warrants held by the selling stockholders are exercised and all outstanding notes, including accrued interest, are converted as of the maturity date.

RISK FACTORS

Our business faces significant risks. We may face risks in addition to the risks and uncertainties described below. Additional risks that we do not yet know of or that we currently think are immaterial may also impair our business operations. Any of the risks described below could significantly and adversely affect our business, prospects, financial condition or results of operations. You should carefully consider and evaluate the risks and uncertainties listed below, as well as the other information set forth in this prospectus.

The current global financial crisis and economic slowdown may have an adverse impact on our industry, business, results of operations or financial condition.

The continuation or worsening of the current global financial crisis and economic slowdown could have an adverse effect on the fundamentals of our business, results of operations and/or financial condition and could have a negative impact on the biomedical industry.  There can be no assurance that ReGen will not experience any material adverse effect on its business as a result of the current economic conditions or that the actions of the United States Government, Federal Reserve or other governmental and regulatory bodies for the reported purpose of stabilizing the economy or financial markets will achieve their intended effect.  Additionally, some of these actions may adversely affect financial institutions, capital providers, health care providers or other consumers of our products, or our business, results of operations, financial condition or stock price.

Potential consequences of the current financial crisis and global economic slowdown include (but are not limited to):

·
Our ability to borrow capital or to obtain equity capital on terms and conditions that we find acceptable, or at all, may be limited which could limit our ability to successfully launch and market the Menaflex product, fund future operations or operate as a going concern;

·
The financial condition of the consumers of our products, which operate in our industry, may be adversely affected and such consumers  may file for bankruptcy protection or face cash flow issues, which may result in a significant decline in our revenue;

·	Fluctuations in foreign currency exchange rates could adversely affect our profitability and cash flow; and
·	The increased likelihood that any of the risk factors listed below may actually occur.

We have a history of losses, and we expect to continue to incur losses and may not achieve or maintain profitability. If we continue to incur losses and are unable to access sufficient working capital from our operations or through external financings, we will be unable to fund future operations and operate as a going concern.

The extent of our future losses and the timing of profitability are highly uncertain, and we may never achieve profitable operations. As of March 31, 2009, we had a total stockholders’ deficit of approximately $4.18 million. Historically, our net sales have varied significantly. We need to generate additional revenue to achieve profitability in the future. We likely will not achieve profitability, if at all, unless we are able to commercialize the Menaflex device in the U.S, which cannot be assured.  On April 15, 2009, the first commercial surgery in the U.S. utilizing the Menaflex was completed, and as of March 31, 2009, the Company has trained 45 sports medicine surgeons and over 30 sales representatives in the use of the Menaflex. If we are unable to achieve profitability, or to maintain profitability if achieved, it may have a material adverse effect on our business and stock price and we may be unable to continue to operate as a going concern, if at all. We cannot assure that the Company will generate additional revenues or achieve profitability.

On December 18, 2008 we received FDA clearance to market our collagen scaffold device, the Menaflex collagen meniscus implant. The Menaflex device was determine to be substantially equivalent to existing Class II devices through the 510(k) process and is indicated for use in surgical procedures for the reinforcement and repair of soft tissue injuries of the medial meniscus. We plan to seek expansion of the indication for use in the lateral meniscus through a new 510(k) application to be submitted to the FDA with data from our ongoing European post-market study in the first half of 2009. There can be no assurance that we will be successful in obtaining the expansion to the indication for use.

In January and February 2009, we completed a two-staged financing for aggregate proceeds of approximately $8.75 million. Based upon current cash and investment balances, including proceeds from financings in the first quarter of 2009, and planned spending rates for 2009, management believes that the Company has adequate cash and investments on hand to support ongoing operations through June 2009. Our estimate may change, however, if actual results differ significantly from our expectations. Key assumptions that may affect our estimate include (but are not limited to) (i) actual sales that may vary significantly from our expectations; (ii) the actual timeline of events with respect to our new 510(k) submission to the FDA; (iii) the actual pace of spending associated with commercialization of the Menaflex product; (iv) costs associated with other business objectives; (v) costs associated with responding to regulatory or legal inquiries; and (vi) other developments in our business.  Management anticipates that additional cash will be required to support operations beyond June 30, 2009. However, if unforeseen events occur, it is possible that additional cash may be needed before June 30, 2009 to support operations. The Company continues to seek financing opportunities in order to support operations and continue as a going concern. We have received no commitments for additional financing. The consolidated financial statements have been prepared assuming that the Company will continue as a going concern. However, if additional capital is not obtained, the Company will not be able to continue as a going concern.

We will need to obtain financing in the future which may be difficult and may result in dilution to our stockholders.

In the future, we will need to raise additional funds through equity or debt financing, collaborative relationships or other methods. There can be no assurances that funds will be available to us by any of these methods. Our future capital requirements depend upon many factors, including:

•	Our ability to increase revenue, which depends on whether we and our distribution partners can increase sales of our products;

•	Our ability to effectively produce our products and adequately control the cost of production;

•	Our ability to obtain FDA clearance of our new 510(k) application relating to an expanded indication of use for the Menaflex device to the lateral meniscus;

•	The extent to which we allocate resources toward development of our existing or new products;

•	The timing of, and extent to which, we are faced with unanticipated marketing or medical challenges or competitive pressures;

•	The amount and timing of leasehold improvements and capital equipment purchases; and

•	The response of competitors to our products.

Because of our potential long-term capital requirements, we may seek to access the public or private equity markets whenever conditions appear to be favorable to us, even if we do not have an immediate need for additional capital at that time. To the extent we access the equity markets, the price at which we sell shares may be lower than the current market price for our common stock. Our stock price has historically experienced significant volatility, which may make it more difficult to price a transaction at then current market prices. There can be no assurance that any such additional funding will be available on terms favorable to us, if at all.

As of March 31, 2009, a total of 9,774,252 shares of our currently authorized 165,000,000 shares of common stock were issued and outstanding. Additionally, we have reserved 168,612 shares of common stock for conversion of outstanding Series A Convertible Preferred Stock (“Series A Stock”) and Series C Convertible Preferred Stock (“Series C Stock”), 5,621,351 shares of common stock for exercise of stock options and warrants, 60,213 shares of common stock for conversion of unsecured convertible notes, and 64,062 shares for issuance to vendors as consideration for services.

If we obtain financing through the sale of additional equity or debt securities, this could result in dilution to our stockholders by increasing the number of shares of outstanding stock. We cannot predict the effect this dilution may have on the market price of our common stock.

We have limited operating history with which investors can evaluate our business and prospects.

We have no significant operating history and are operating in a new, specialized and highly competitive field. Our ability to successfully provide the guidance and management needed to continue and grow the business on an ongoing basis has not yet been established and cannot be assured. Our business is subject to all of the risks inherent in our type of business, including, but not limited to, potential delays in the development of products, the need for FDA or other regulatory approvals of certain of our products and devices, including the Menaflex device, uncertainties of the healthcare marketplace and reimbursement levels of insurers and similar governmental programs, unanticipated costs and other uncertain market conditions.

Additional product introductions or modifications subject to regulatory approval may be delayed or canceled if we are unable to obtain such approval.

The FDA and numerous other federal, state and foreign governmental authorities rigorously regulate the medical devices we manufacture and market. Our failure to comply with such regulations could lead to the imposition of injunctions, suspensions or loss of regulatory approvals, product recalls, termination of distribution, or product seizures. In the most egregious cases, we could face criminal sanctions or closure of our manufacturing facility. The process of obtaining regulatory clearances or approvals to market a medical device, particularly from the FDA, can be costly and time-consuming. There can be no assurance that such clearances or approvals will be granted on a timely basis, if at all. In particular, the FDA permits commercial distribution of a new medical device only after the device has received clearance under Section 510(k) of the Act, or PMA approval under Section 515 of the Act, unless an exemption applies. The FDA will clear marketing of a medical device through the 510(k) process if it is demonstrated that the new product is substantially equivalent to other 510(k)-cleared products. We plan to seek expansion of the indication for use of the Menaflex device in the lateral meniscus through a new 510(k) application to be submitted to the FDA in the first half of 2009.

The 510(k) approval process involving the Menaflex has been the subject of recent Congressional inquiries, which we discuss below in a subsequent risk factor. Such inquiries could adversely affect the approval process of our new 510(k) application for expansion of the indication for use of the Menaflex in the lateral meniscus, could lead to revocation of the current FDA clearance for the Menaflex obtained through the 510(k) process and could be a distraction for our management, a cost burden to us and have an adverse impact on our business as well as negatively impact our ability to raise additional financing.

If expansion of the indication for use of the Menaflex in the lateral meniscus cannot be cleared through the 510(k) process, a premarket approval application, or PMA, may be required.  A PMA must be supported with extensive data, typically including but not limited to, technical, preclinical, clinical trials, manufacturing and labeling, to provide to the FDA’s satisfaction a reasonable assurance of safety and effectiveness of the device.  The PMA process is substantially more complex and lengthy than the 510(k) premarket notification process because of the data and information requirements, the scope and duration of the review process, including an FDA advisory panel review, and other regulatory requirements for PMA products.  If our 510(k) application for expansion of the indication for use of the Menaflex in the lateral meniscus is not cleared by the FDA, we could pursue clearance through the PMA process.  However, given the heightened complexity and duration of the PMA process, we currently have no plans to undertake the PMA process if we do not receive 510(k) clearance for expansion of the indication for use.

Commercialization of any products we develop that require regulatory clearance or approval may be delayed. There is no assurance that the FDA will not require that a certain new product or product enhancement go through the lengthy and expensive PMA process. We have limited experience in obtaining clearance of a 510(k) submission or approval of a PMA.

An ongoing risk exists that the FDA’s policies, both formal and informal, may change, or be applied in new ways, or that additional government regulations may be enacted which could prevent or delay regulatory clearance or approval of potential products. In addition, recent safety issues related to certain FDA cleared or approved products already on the market may have increased the FDA’s scrutiny of safety concerns and has caused the FDA to heighten its scrutiny of clinical trial data submitted in support of marketing applications. As a result our ongoing and future clinical studies may receive increased scrutiny.

Foreign governmental authorities have become increasingly strict and we may be subject to more rigorous regulation by such authorities in the future. Any inability or failure of our foreign independent distributors to comply with the varying regulations or new regulations could restrict such distributors’ ability to sell our products internationally and this could adversely affect our business.

All products and manufacturing facilities are subject to continual review and periodic inspection by regulatory agencies. Following these periodic inspections, or audits, the FDA may issue a Form 483 notice of inspection observations or, in some cases, a more formal “warning letter” that could cause us to modify certain activities identified during the inspection. A Form 483 notice is generally issued at the conclusion of an FDA inspection and lists conditions the FDA investigators believe may violate good manufacturing practices or other FDA regulations.

Responding to FDA inquiries and audits and providing the FDA with information is time consuming for management and may result in the delay of product clearance or approvals and access to U.S. markets. Failure to comply with FDA or other governmental regulations can result in fines, unanticipated compliance expenditures, recall or seizure of products, total or partial suspension of production and/or distribution, suspension of the FDA’s review of our submissions, enforcement actions, injunctions and criminal prosecution.

There have been recent Congressional inquiries regarding the 510(k) approval process for the Menaflex, which may have an adverse impact on our business and possibly lead to revocation of the FDA’s clearance of the Menaflex.

On March 6, 2009, we received a letter from the office of Senator Charles E. Grassley, a member of the Senate Committee on Finance, regarding the approval process of the Menaflex by the FDA in the context of his examination of the relationship between the FDA and product manufacturers.  The letter requested us to provide responses and information in connection with the approval process. We have cooperated fully with this inquiry to date.

On May 11, 2009, certain members of the House of Representatives Committee on Energy and Commerce wrote a letter to the FDA raising concerns regarding the FDA’s 510(k) clearance process involving the Menaflex device. The authors of the letter state their understanding that the FDA may be reexamining its decision to approve the Menaflex for marketing; however, they also state that while they take no position on the ultimate outcome of FDA’s investigation, they wish to be kept apprised of this matter.  ReGen has received no indication as to what the FDA’s response will be to this inquiry. Further, in March 2009, we received a letter from the office of Senator Charles E. Grassley, a member of the Senate Committee on Finance, regarding the approval process of the Menaflex in the context of his examination of the relationship between the FDA and product manufacturers. The letter requested us to provide responses and information in connection with the approval process. A similar letter was sent by Senator Grassley to the FDA also requesting information about the FDA’s interactions with ReGen.  ReGen has cooperated fully with Senator Grassley’s inquiry to date. We have also been made aware of a letter sent in May 2009 from the FDA in response to Senator Grassley regarding the approval process of the Menaflex. That letter indicates that the FDA intends to conduct a preliminary internal review of the approval process for the Menaflex and will, among other things, address whether to reconsider the clearance decision of the Menaflex. To date, we have not been notified by the FDA regarding any such review or reconsideration. We believe it would be extraordinary for the FDA to revoke clearance of a device cleared through the 510(k) process, especially given the data provided on the Menaflex device and the input received from an independent Advisory Panel; however, there can be no assurance that the FDA will not decide to revoke clearance of the Menaflex for use in the medial meniscus.  If this occurs, we would no longer be permitted to market the Menaflex in the United States and such developments would significantly and negatively impact our business.  Further, the FDA review and the congressional inquiries, if each continues, could (among other things) adversely affect our ability to raise additional capital to fund our business, adversely impact the approval process of our new 510(k) application for expansion of the indication for use of the Menaflex in the lateral meniscus and prove a distraction for our management.

Our debt level could adversely affect our financial health and affect our ability to run our business.

As of March 31 2009, our debt was approximately $8.75 million, which is due for payment in 2009. This level of debt could have important consequences to you as a holder of shares. Below are some of the material potential consequences resulting from this significant amount of debt:

•	We may be unable to obtain additional financing for working capital, capital expenditures, acquisitions and general corporate purposes.

•	Our ability to adapt to changing market conditions may be hampered. We may be more vulnerable in a volatile market and at a competitive disadvantage to our competitors that have less debt.

•	Our operating flexibility is more limited due to debt provisions, including restrictions on creating liens on our properties and preemptive and anti-dilution rights.

•	We are subject to the risks that interest rates and our interest expense will increase.

•	Our ability to plan for, or react to, changes in our business is more limited.

•	We may be unable to repay our debt when it comes due.

Under certain circumstances, we may be able to incur additional indebtedness in the future. If we add new debt, the related risks that we now face could intensify.

Off-label promotion of our products could result in substantial penalties.

We are only permitted to promote our products for the uses indicated on the respective label as cleared by the FDA. The U.S. Attorneys’ offices and other regulators, in addition to the FDA, have recently focused substantial attention on off-label promotional activities and have initiated civil and criminal investigations related to such practices. If it is determined by these or other regulators that we have promoted our products for off-label use, we could be subject to fines, legal proceedings, injunctions or other penalties.

Sales of our products are largely dependent upon third party reimbursement and our performance may be harmed by health care cost containment and coverage initiatives.

In the U.S. and other markets, health care providers, such as hospitals and physicians, that purchase health care products, such as our products, generally rely on third party payers to reimburse all or part of the cost of the health care product. Such third party payers include Medicare, Medicaid and other health insurance and managed care plans. Reimbursement by third party payers may depend on a number of factors, including the payer’s determination that the use of our products is clinically useful and cost-effective, medically necessary, and not experimental or investigational. Also, third party payers are increasingly challenging the prices charged for medical products and services. Since reimbursement approval is required from each payer individually, seeking such approvals can be a time consuming and costly process. In the future, this could require us to provide supporting scientific, clinical and cost-effectiveness data for the use of our products to each payer separately.

Significant uncertainty exists as to the reimbursement status of newly approved health care products. Third party payers are increasingly attempting to contain the costs of health care products and services by limiting both coverage and the level of reimbursement for new therapeutic products and by refusing, in some cases, to provide coverage for uses of approved products for disease indications for which the FDA has not granted marketing approval. There can be no assurance that third party reimbursement coverage will be available or adequate for any products or services that we develop, including the Menaflex product, even though it was cleared to market by the FDA.

We may be subject to product liability claims and our limited product liability insurance may not be sufficient to cover the claims, or we may be required to recall our products.

We previously instituted one voluntary recall to correct a packaging design component of our SharpShooter product. We may be subject to other product recalls in the future. We manufacture medical devices that are used on patients in surgical procedures and we may be subject to product liability claims. The medical device industry has been historically litigious and we face an inherent business risk of financial exposure to product liability claims. Since our products are often implanted in the human body, manufacturing errors, design defects or packaging defects could result in injury or death to the patient. This could result in a recall of our products and substantial monetary damages. Any product liability claim brought against us, with or without merit, could result in a diversion of our resources, an increase in our product liability insurance premiums and/or an inability to secure coverage in the future. We would also have to pay any amount awarded by a court in excess of our policy limits. In addition, any recall of our products, whether initiated by us or by a regulatory agency, may result in adverse publicity for us that could have a material adverse effect on our business, financial condition and results of operations. Our product liability insurance policies have various exclusions; therefore, we may be subject to a product liability claim or recall for which we have no insurance coverage. In such a case, we may have to pay the entire amount of the award or costs of the recall. Finally, product liability insurance is expensive and may not be available in the future on acceptable terms, or at all.

Negative publicity or medical research regarding the health effects of the types of materials used in the Menaflex device could affect us.

Since December 2003, the U.S. Department of Agriculture has announced diagnoses of bovine spongiform encephalopathy, also known as mad cow disease, in adult cows in several isolated instances. This could raise public concern about the safety of using certain other animal-derived products, including the bovine tendon based material used in the Menaflex device. The U.S. Department of Agriculture has indicated that human transmission of mad cow disease is limited to nervous system tissue such as the brain, spinal cord, retina, dorsal root ganglia (nervous tissue located near the backbone), distal ileum and the bone marrow. Additionally, the literature indicates that certain steps used in the manufacture of the Menaflex device have a high probability of destroying any of the prions, or protein particles, believed to be responsible for mad cow disease, even if they were present in the tendon tissue. Currently, we obtain our supply of bovine tissue from the achilles tendon of U.S. cows that are 24 months or younger in age and source the tendon material from a third-party supplier. However, we are still subject to risks resulting from public perception that the bovine collagen may be affected by mad cow disease. To date, as a result of concerns about mad cow disease, we do not believe that we have suffered any negative financial results. However, should public concerns about the safety of bovine collagen or other cow-derived substances increase, as a result of further occurrences of mad cow disease or for any other reason, we could suffer a loss of sales, face increased barriers to obtaining FDA clearance or approval of the expansion of the indications for use of the Menaflex product to the lateral meniscus, or risk having our FDA clearance for marketing revoked. This could have a material and adverse effect on our financial results.

To be commercially successful, we will have to convince physicians that using our products to repair damaged menisci is an effective alternative to existing therapies and treatments.

We believe that physicians will not widely adopt our products unless they determine based on experience, clinical data and published peer reviewed journal articles, that the use of the Menaflex device, the SharpShooter or any future products we develop provides an effective alternative to conventional means of treating a damaged meniscus or other injury. Clinical experience may not indicate that treatment with our products provides patients with sustained benefits. In addition, we believe that continued recommendations and support for the use of our products by influential physicians are essential for widespread market acceptance. If our products do not continue to receive support from these physicians or from long-term data, surgeons may not use, and the facilities may not purchase, our products. Moreover, our competitors may develop and successfully commercialize medical devices that directly or indirectly accomplish in a superior and less expensive manner what our products are designed to accomplish. If our competitors’ products prove to be more successful than ours, our products could be rendered obsolete. As a result, we may not be able to produce sufficient sales to obtain or maintain profitability.

We are dependent on a few products.

We anticipate that most of our revenue growth in the future, if any, will come from our tissue growth and repair technology products, including Menaflex device, and other supporting products, including the SharpShooter. We may not be able to successfully increase sales of our current product offering. Additionally, our efforts to develop new products, including enhancements to our existing products may not be successful. If our development efforts are successful, we may not be successful in marketing and selling our new products.

We may face challenges to our patents and proprietary rights.

Our ability to develop and maintain proprietary aspects of our business, including the Menaflex device and the SharpShooter, is critical for our future success. We rely on a combination of confidentiality protections, contractual requirements, trade secret protections, patents, trademarks and copyrights to protect our proprietary intellectual property. Our patent positions and those of other medical device companies are uncertain and involve complex and evolving legal and factual questions. Pending patent applications may not result in issued patents. Patents issued to or licensed by us have limited remaining terms, may be challenged or circumvented by competitors, and such patents may not be found to be valid or sufficiently broad to protect our technology or to provide us with any competitive advantage. Any future litigation, regardless of the outcome, could result in substantial expense and significant diversion of the efforts of our technical and management personnel.

While we attempt to ensure that our products do not infringe other parties’ patents and proprietary rights, our competitors may assert that our products or the methods they employ are covered by patents held by them. Furthermore, third parties could obtain patents that may require licensing for the conduct of our business, and there can be no assurance that we would be able to obtain the required licenses. We also rely on nondisclosure agreements with certain employees, consultants and other parties to protect, in part, trade secrets and other proprietary technology. Litigation may be necessary to enforce our patents and license agreements, to protect our trade secrets or know-how or to determine the enforceability, scope and validity of the proprietary rights of others. An adverse determination in any such proceeding could subject us to significant liabilities to third parties, or require us to seek licenses from third parties or pay royalties that may be substantial. An adverse determination in a judicial or administrative proceeding or failure to obtain necessary licenses could prevent us from manufacturing or selling certain of our products which in turn would have a material adverse effect on our business, financial condition and results of operations.

The terms of our Credit Agreements with Zimmer, the successor-in-interest to Centerpulse, subject us to the risk of foreclosure on certain intellectual property.

Zimmer, the successor-in-interest to Centerpulse, has provided us debt financing pursuant to two credit agreements. The credit agreements provide that the debt will mature on the earlier of 36 months from the date we receive FDA approval for the CMI or December 31, 2009. To secure our obligations under one of the Credit Agreements (the “2000 Credit Agreement”), we have granted Zimmer a security interest in certain of our intellectual property and have agreed not to license or sell such intellectual property, other than in the ordinary course of our business. As of March 31 2009, we owed approximately $8.6 million under these credit facilities, of which approximately $5.7 million is collateralized by a security interest in certain of our intellectual property. If a specified event of default occurs under the 2000 Credit Agreement, Zimmer may exercise its right to foreclose on certain intellectual property used as collateral for the payment of these obligations. Any such default and resulting foreclosure could have a material adverse effect on our financial condition.

Our reliance on Zimmer as a shareholder and lender may allow it to exert control over our actions.

Based on shares outstanding as of March 31, 2009, Zimmer beneficially owns approximately 2.83% of our common stock. Zimmer has also provided us debt financing pursuant to two credit agreements, which mature on December 31, 2009. Accrued interest related to the credit agreements is due upon maturity of the underlying principal. On the due date, we may, at our option and subject to certain conditions as stated elsewhere, require any unpaid debt to be converted to equity. If the debt is converted into equity, Zimmer’s ownership interest in our equity would likely increase significantly. As of March 31, 2009, we did not have sufficient cash to satisfy this debt. To secure our obligations under one of the credit agreements, we have granted Zimmer a security interest in certain of our intellectual property and have agreed not to license or sell such intellectual property, other than in the ordinary course of our business. These factors, individually or taken together, may result in Zimmer being able to exercise substantial control over us. In many cases, Zimmer’s interests and our interests are not aligned and Zimmer may exert control in a manner that is inconsistent with our interests.

We are dependent on a single or a limited number of suppliers and the loss of any of these suppliers could adversely affect our business.

We rely upon our vendors for the supply of raw materials and product components used in the manufacture of the Menaflex and SharpShooter products. Furthermore, in several cases we rely on a single vendor to supply critical materials or components. In the event that we are unable to obtain components for any of our products, or are unable to obtain such components on commercially reasonable terms, we may not be able to manufacture or distribute our products on a timely and competitive basis, or at all. If we experience any delays in product availability, the costs incurred in locating alternative suppliers could have a material adverse effect on our operations.

Our reliance on third parties to distribute our products may limit our revenue from sales.

We rely on third parties to distribute our products. The inability or lack of desire of these third parties to deliver or perform for us in a timely or cost-effective manner could limit our revenue from sales. We are subject to the risk that outside factors may prevent such third parties from meeting our distribution needs.

In December 2008 the FDA cleared our collagen scaffold device, the Menaflex collagen meniscus implant for sale in the U.S. We plan to contract with independent third-party sales organizations to market the Menaflex product. There is no guarantee that we will be able to find suitable third parties to effectively distribute the Menaflex product in the U.S. or elsewhere. We may not be successful in entering into distribution arrangements and marketing alliances with other third parties or if we do, we will be subject to a number of risks, including:

•	We may be required to relinquish important rights to our products;

•	We may not be able to control the amount and timing of resources that our distributors may devote to the commercialization of our products;

•	Our distributors may experience financial difficulties; and

•	Business combinations or significant changes in a distributor’s business strategy may also adversely affect a distributor’s willingness or ability to complete its obligations under any arrangement.

Failure to market and distribute products to our customers in a timely and cost effective manner would cause our potential future sales to decrease and our margins to fall.

Developing a sales and marketing organization is difficult, expensive and time-consuming.

We have created a subsidiary, ReGen AG, to conduct its distribution activities outside the U.S. through local market distributors and a limited number of employees. We are in the process of developing a marketing and distribution infrastructure in the U.S. and other markets. Conducting marketing and distribution activities forces us to invest in sales and marketing personnel and related costs. Developing the infrastructure to market and sell products is a difficult, expensive and time-consuming process. We have limited experience developing a sales organization and may be unsuccessful in attempting to do so. Factors that may inhibit our efforts to market our products include our inability to recruit and retain adequate numbers of effective sales and marketing personnel or third party distributors and the inability of sales personnel or third party distributors to obtain access to or persuade adequate numbers of physicians to use our products. If we are unable to develop a sales and marketing operation or if such sales or marketing operation is not successful, we may not be able to increase market awareness and sell our products throughout the world.

Disruption of our manufacturing could adversely affect our business, financial condition and results of operations.

Our results of operations are dependent upon the continued operation of our manufacturing facility in Redwood City, California. The operation of biomedical manufacturing plants involves many risks. Such risks include the risks of breakdown, failure or substandard performance of equipment, the occurrence of natural and other disasters, and the need to comply with the requirements of directives from government agencies, including the FDA. The occurrence of material operational problems could have a material adverse effect on our business, financial condition, and results of operations during the period of such operational difficulties.

Our success depends upon our ability to recruit and retain key personnel.

Our success depends, in part, upon our ability to attract and retain qualified operating personnel. Competition for skilled personnel in the areas of research and development, manufacturing, marketing and other areas is highly competitive. In addition, we believe that our success will depend on the continued employment of our executive management team and others involved in the management and operation of the Company. We do not maintain key person life insurance for any of our personnel. To the extent we are unable to recruit or retain qualified personnel, our business may be adversely affected. Failure to retain our employees, among other effects, may impact our ability to manufacture our products, maintain quality systems, and meet our financial reporting responsibilities.

If we, or our third party suppliers, do not comply with laws regulating the protection of the environment and health and human safety, our business could be adversely affected.

Our research and development processes involve the controlled use of hazardous chemical and biologic materials, and produce waste products. We are subject to federal, state and local laws and regulations governing the use, storage, handling and disposal of such materials and waste products. Our efforts to comply with applicable environmental laws require an ongoing and significant commitment of our resources. Although we believe that our procedures for handling and disposing of such materials and waste products materially comply with the standards prescribed by such laws and regulations, the risk of accidental contamination or injury from these materials or waste products cannot be eliminated completely. In the event of such an accident, we could be held liable for any damages that result and appropriate corrective action and any such liability could exceed our financial resources. Future changes in applicable federal, state or local laws or regulations or in the interpretation of current laws and regulations, could have a material adverse effect on our business. Failure to comply could subject us to denial of the right to conduct business, fines, criminal penalties and other enforcement actions. Although we maintain workers’ compensation insurance to cover us for costs and expenses we may incur due to injuries to our employees resulting from the use of hazardous chemical and biologic materials, this insurance may not provide adequate coverage against potential liabilities. We do not maintain insurance for environmental liability or toxic tort claims that may be asserted against us.

If our third party suppliers do not comply with federal, state and local environmental, health and safety laws and regulations applicable to the manufacture and delivery of their products, our business could be adversely affected by the effects on third party product supply and/or pricing or we could be held liable for any resulting damages.

Our business could be materially and adversely impacted by risks inherent in international markets.

During the years ended December 31, 2008 and 2007, approximately 78% and 66%, respectively, of our revenue from sales was generated by customers outside the U.S. We expect that customers outside the U.S. will continue to account for a significant portion of our revenue in the future, at least until we begin to market the Menaflex device (or other new products) in the U.S. Our international sales subject us to inherent risks related to changes in the economic, political, legal and business environments in the foreign countries in which we do business, including the following:

•	Fluctuations in currency exchange rates;

•	Regulatory, product approval and reimbursement requirements;

•	Tariffs and other trade barriers;

•	Greater difficulty in accounts receivable collection and longer collection periods;

•	Difficulties and costs of managing foreign distributors;

•	Reduced protection for intellectual property rights in some countries;

•	Burdens of complying with a wide variety of foreign laws;

•	The impact of recessions in economies outside the U.S.; and

•	Political and economic instability.

If we fail to successfully market and sell our products in international markets, our business, financial condition, results of operations and cash flows could be materially and adversely affected.

Our full Board of Directors, which is not fully independent, acts as the compensation committee; therefore, compensation and benefits may be excessive, inadequate or improperly structured.

Our full Board of Directors determines the compensation and benefits of our executive officers, administers our stock plans and employee benefit plans and reviews policies relating to the compensation and benefits of our employees. Our Board includes directors who are not independent under the listing standards of the national securities exchanges. Compensation decisions made by a Board of Directors, which is not fully independent, could result in excess, inadequate, or improperly structured compensation or benefits to our executives or other employees, which could result in a failure to retain or an inability to hire executives or other employees.

The price of our common stock has been, and will likely continue to be, volatile.

The market price of our common stock, like that of the securities of many other companies that are in, or are just emerging from, the development stage, has fluctuated over a wide range and it is likely that the price of our common stock will fluctuate in the future. Over the past two fiscal years, the closing price of our common stock, as reported by the OTC Bulletin Board, has fluctuated from a low of $0.84 to a high of $10.60 on a post-reverse stock split basis and from a low of $0.04 to a high of $0.53 on a pre-reverse stock split basis. The market price of our common stock could be impacted by a variety of factors, including:

•	Fluctuations in stock market prices and trading volumes of similar companies or of the markets generally;

•	Our ability to successfully launch, market and earn significant revenue from the Menaflex product;

•	Our ability to obtain additional financing to support our continuing operations;

•
Disclosure of the details and results of regulatory applications and proceedings, including any future disclosure involving the 510(k) clearance process to expand the indication for use of the Menaflex product to the lateral meniscus;

•	Changes in government regulation;

•
The anti-dilution rights held by certain holders of common stock purchased in private placements in January and February 2009 and certain holders of notes purchased in private placements in July and December of 2008;

•	Additions or departures of key personnel;

•	Our investments in research and development or other corporate resources;

•	Announcements of technological innovations or new commercial products or services by us or our competitors;

•	Developments in the patents or other proprietary rights owned or licensed by us or our competitors;

•	The timing of new product introductions;

•	Actual or anticipated fluctuations in our operating results, including any restatements of previously reported results;

•	Our ability to effectively and consistently manufacture our products and avoid costs associated with the recall of defective or potentially defective products;

•	Our ability and the ability of our distribution partners to market and sell our products;

•	Changes in distribution channels; and

•	The ability of our vendors to effectively and timely deliver necessary materials and product components.

Further, due to the relatively fixed nature of most of our costs, which primarily include personnel costs as well as facilities costs, any unanticipated shortfall in revenue in any fiscal quarter would have an adverse effect on our results of operations in that quarter. Accordingly, our operating results for any particular quarter may not be indicative of results for future periods and should not be relied upon as an indication of our future performance. These fluctuations could cause the trading price of our stock to be negatively affected. Our quarterly operating results have varied substantially in the past and may vary substantially in the future. In addition, the stock market has been very volatile, particularly on the OTC Bulletin Board where our stock is quoted. This volatility is often not related to the operating performance of companies listed thereon and will probably continue in the foreseeable future.

Ownership of our stock is concentrated in a small group of stockholders, which may exercise substantial control over our actions.

Based on shares outstanding as of March 31, 2009, the following entities beneficially own five percent or more of our common stock: Robert McNeil, Ph.D., a member of our Board of Directors, owns approximately 37.06% (which includes shares owned by Sanderling Ventures); Sanderling Ventures owns approximately 36.80%; Ivy Healthcare Capital II, L.P. owns approximately 11.98%; and Gerald Bisbee, Jr., our CEO and Chairman of our Board of Directors, owns approximately 3.84%. Further, based on shares outstanding as of March 31, 2009, our Board of Directors and executive officers, as a group, beneficially own 46.77% of our common stock (which includes shares owned by Sanderling Ventures). Any of these stockholders, if acting together, have the ability to exert substantial influence over the outcome of corporate actions requiring stockholder approval. This concentration of ownership may also have the effect of delaying or preventing a change in our control.

A substantial number of shares of our common stock are eligible for sale and this could cause our common stock price to decline significantly.

Subject to the requirements of Rule 144, a substantial amount of the shares of common stock outstanding as of March 31, 2009, and the shares of common stock issuable upon conversion of our Series A Stock and Series C Stock are eligible for sale. As a result, there are approximately 6,250,331 shares eligible for sale as of March 31, 2009. Our Series A Stock and Series C Stock are convertible into common stock on a one-for-twenty basis, and are convertible at any time at the election of the holders. As of March 31, 2009, all shares of Series D Convertible Preferred Stock (“Series D Stock”) and Series E Convertible Preferred Stock (“Series E Stock”) that had previously been issued had been converted into common stock and no shares of Series F Convertible Preferred Stock  (“Series F Stock”) were issued or outstanding. In addition, shares of common stock issuable upon exercise of outstanding warrants and options may become eligible for sale after exercise of the respective warrants and options.

If our stockholders sell, or the market perceives that our stockholders intend to sell for various reasons including the ending of restrictions on resale, substantial amounts of our common stock in the public market, the market price of our common stock could decline significantly. These sales may also make it more difficult for us to sell equity or equity-related securities in the future at time and price that we deem appropriate.

The subordination of our common stock to our preferred stock could hurt common stockholders.

Our common stock is expressly subordinate to our Series A Stock and Series C Stock in the event of our liquidation, dissolution or winding up. With respect to our Series A Stock and Series C Stock, any merger or sale of substantially all of our assets shall be considered a deemed liquidation. If we were to cease operations and liquidate our assets, we would, as of March 31, 2009, first be required to pay approximately $1.5 million to the holders of our Series A Stock and Series C Stock and there may not be any remaining value available for distribution to the holders of common stock after providing for these liquidation preferences.

The exercise of warrants or options or conversion of notes may depress our stock price and may result in dilution to our common stockholders.

There are a significant number of outstanding warrants and options to purchase our stock and there are a certain number of outstanding notes that are convertible into our common stock. If the market price of our common stock rises above the exercise price of outstanding warrants and options or the conversion price of the outstanding notes, holders of those securities are likely to exercise their warrants and options or convert their notes and sell the common stock acquired upon exercise or conversion of such securities, as applicable, in the open market. Sales of a substantial number of shares of our common stock in the public market by holders of warrants, options, or notes may depress the prevailing market price for our common stock and could impair our ability to raise capital through the future sale of our equity securities. Additionally, if the holders of outstanding options, warrants, or notes exercise those options or warrants or convert those notes, as applicable, our common stockholders will incur dilution.

As of March 31, 2009, warrants to purchase 1,422,627 shares of our common stock at a weighted average exercise price of $7.12 per share were outstanding and exercisable; options to purchase 4,184,353 shares of common stock were outstanding, of which 1,461,635 were exercisable at a weighted average exercise price of $6.04 per share; and notes convertible into 61,552 shares of common stock at a conversion price of $3.00 per share were outstanding.

We issue common stock and grant stock options and warrants as payment for services and the issuance of such common stock and the exercise of such options and warrants may result in dilution to our common stockholders.

In the past we have issued common stock and granted stock options and warrants to purchase our common stock as consideration for services and we may continue to do so in the future. During the first quarter of 2009 we issued 4,688 shares of common stock valued at $12,000 to a certain vendor as partial payment for services rendered. During the first quarter of 2009, we issued options to two employees, exercisable for an aggregate of 185,000 shares of our common stock, with an aggregate estimated grant date fair value of approximately $474,000. During 2008 we issued 83,333 shares of common stock valued at approximately $262,500 to certain vendors in partial payment for services. Of the shares issued in 2008, 8,333 shares valued at approximately $15,000 were issued for services rendered during 2007. During 2008, we issued options to our employees, directors and consultants exercisable for an aggregate of 1,550,215 shares of our common stock, with an aggregate estimated grant date fair value of approximately $3,865,000. During 2007 we issued 9,429 shares of stock valued at approximately $71,000 to certain vendors in partial payment for services. Pursuant to a one-year consulting agreement that was effective March 2, 2007, we issued a warrant to Sanderling Ventures Management VI to purchase 2,000 shares of Series D Stock at $42 per share. As a result of the one-for-twenty reverse stock split that was effective November 29, 2008 and mandatory conversion of the Series D Stock, the warrant became exercisable for 10,000 shares of common stock at $8.40 per share. The warrant has a five-year term and an estimated fair value of approximately $69,000. During 2007, we issued options to our employees, directors, and consultants exercisable for an aggregate of 2,000,032 shares to of our common stock, with an aggregate estimated grant date fair value of approximately $3,918,000. To the extent that we issue additional shares of stock or such options or warrants are exercised, our stockholders will incur dilution.

We may not be able to utilize all of our net operating loss carryforwards.

We had a net operating loss carryforward at December 31, 2008 of approximately $81.2 million and a research and development tax credit of approximately $295,000. The federal and state net operating loss carryforwards began to expire in 2005. The federal and state research and development credit carryforwards began to expire in 2006. The utilization of net operating loss carryforwards may be limited due to changes in the ownership of the Company, a lack of taxable income in future periods, and the effect of the reverse merger and recapitalization completed on June 21, 2002.

Our common stock is subject to the SEC’s Penny Stock rules, which may make our shares more difficult to sell.

Because our common stock is not traded on a stock exchange or on NASDAQ, and the market price of the common stock is less than $5.00 per share, the common stock is classified as a “penny stock.”

The SEC rules regarding penny stocks may have the effect of reducing trading activity in our common stock and making it more difficult for investors to sell. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to a transaction prior to sale;

•
provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies;

•
obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed; and

•	give bid and offer quotations and broker and salesperson compensation information to the customer orally or in writing before or with the confirmation.

These rules may make it more difficult for broker-dealers to effectuate customer transactions and trading activity in our securities and may result in a lower trading volume of our common stock and lower trading prices.

USE OF PROCEEDS

The proceeds from the sale of common stock offered pursuant to this prospectus are solely for the accounts of selling stockholders. We will not receive any proceeds from the sale of the shares of common stock.  We will, however, receive funds from the exercise of the warrants held by the selling stockholders if and when those warrants are exercised for cash. We will use any proceeds from the exercise of such warrants for general corporate and working capital purposes.

DETERMINATION OF OFFERING PRICE

The selling stockholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices or at privately negotiated prices.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

Until February 12, 2001, our common stock was traded on the Nasdaq SmallCap Market under the symbol AMSI. On February 13, 2001, our common stock began trading on the OTC Bulletin Board under the symbol AMSI. On July 3, 2001, the ticker was changed to AROS and then on November 20, 2002 the ticker was changed to RGBI. On November 29, 2008, we completed a one-for-twenty reverse stock split, and on December 1, 2008 our stock began to trade on the OTC Bulletin Board under the symbol RGBO. The following table sets forth, for the periods indicated, the range of high and low sale prices for the common stock as reported by the OTC Bulletin Board. All prices have been adjusted for the effect of the one-for-twenty reverse stock split.

	High	Low

Year Ended December 31, 2009
First Quarter	$4.47	$1.75
Second Quarter (through May 22, 2009)	3.00	2.05
Year Ended December 31, 2008
First Quarter	$3.90	$1.60
Second Quarter	5.20	3.00
Third Quarter	3.60	1.60
Fourth Quarter	5.40	1.60
Year Ended December 31, 2007
First Quarter	$10.60	$7.80
Second Quarter	10.00	6.20
Third Quarter	8.00	1.54
Fourth Quarter	2.40	0.84

As of March 19, 2009, we had 234 holders of record of our common stock.

Dividend Policy

We have never paid or declared any cash dividends and we do not anticipate paying cash dividends on our common stock in the foreseeable future. The amount and timing of any future dividends will depend on our future business direction, general business conditions encountered by us, as well as our financial condition, earnings and capital requirements and such other factors as our Board of Directors may deem relevant.

Equity Compensation Plans

The following table summarizes the total number of outstanding securities in each of our equity compensation plans and the number of securities remaining for future issuance, as well as the weighted-average exercise price of all outstanding securities as of December 31, 2008.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (C)
Equity compensation plans approved by security holders	752,722	$10.26	13,411
Equity compensation plans not approved by security holders(1)	4,422,200	4.13	43,750
Total	5,174,922	$5.03	57,161
____________

(1)	Reflects warrants and non-plan options issued or assumed by ReGen.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion should be read in conjunction with the other sections of this prospectus, including the consolidated financial statements and notes thereto beginning on page F-1 of this prospectus and the section captioned “STATEMENTS REGARDING FORWARD-LOOKING INFORMATION” above in this prospectus. Historical results set forth in the Consolidated Financial Statements beginning on F-1 of this prospectus and this section should not be taken as indicative of our future operations.  Actual results could differ materially from those anticipated in any forward-looking statements as a result of any number of factors, including those set forth under the section entitled “RISK FACTORS” and elsewhere in this prospectus.

This prospectus, including our documents incorporated herein by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When we refer to forward-looking statements or information, sometimes we use words such as “may,” “will,” “could,” “should,” “plans,” “intends,” “expects,” “estimates,” “anticipates,” and “continues,” or any similar words or phrases similar in meaning. In particular, the risk factors included in this prospectus describe forward-looking information. The risk factors are not all inclusive, particularly with respect to possible future events. Other parts of this prospectus may also describe forward-looking information.

Overview

Our proprietary collagen matrix technology includes applications in orthopedics, general surgery, spine, cardiovascular and drug delivery. Our first approved product using our collagen matrix technology is the Menaflex collagen meniscus implant device (also known as the CMI), which was cleared for marketing in the U.S. by the FDA in December 2008. The Menaflex device was determined to be substantially equivalent to existing Class II devices through the 510(k) premarket notification process and is indicated for use in surgical procedures for the reinforcement and repair of soft tissue injuries of the medial meniscus. In the first quarter of 2009 we initiated U.S. marketing of our Menaflex product for the medial meniscus indication. We market the Menaflex product in the EU and the Republic of South Africa for both the medial and lateral meniscus indications. In the U.S. we plan to seek expansion of the indication for use in the lateral meniscus through a new 510(k) application to be submitted to the FDA during the first half of 2009. There can be no assurance as to the outcome of our efforts to expand the indication for use in the lateral meniscus.

On May 11, 2009, certain members of the House of Representatives Committee on Energy and Commerce wrote a letter to the FDA raising concerns regarding the FDA’s 510(k) clearance process involving the Menaflex device. The authors of the letter state their understanding that the FDA may be reexamining its decision to approve the Menaflex for marketing; however, they also state that while they take no position on the ultimate outcome of FDA’s investigation, they wish to be kept apprised of this matter.  ReGen has received no indication as to what the FDA’s response will be to this inquiry. Further, in March 2009, we received a letter from the office of Senator Charles E. Grassley, a member of the Senate Committee on Finance, regarding the approval process of the Menaflex in the context of his examination of the relationship between the FDA and product manufacturers. The letter requested us to provide responses and information in connection with the approval process. A similar letter was sent by Senator Grassley to the FDA also requesting information about the FDA’s interactions with ReGen.  ReGen has cooperated fully with Senator Grassley’s inquiry to date. We have also been made aware of a letter sent in May 2009 from the FDA in response to Senator Grassley regarding the approval process of the Menaflex. That letter indicates that the FDA intends to conduct a preliminary internal review of the approval process for the Menaflex and will, among other things, address whether to reconsider the clearance decision of the Menaflex. To date, we have not been notified by the FDA regarding any such review or reconsideration. We believe it would be extraordinary for the FDA to revoke clearance of a device cleared through the 510(k) process, especially given the data provided on the Menaflex device and the input received from an independent Advisory Panel; however, there can be no assurance that the FDA will not decide to revoke clearance of the Menaflex for use in the medial meniscus.  If this occurs, we would no longer be permitted to market the Menaflex in the United States and such developments would significantly and negatively impact our business.  Further, the FDA review and the congressional inquiries, if each continues, could (among other things) adversely affect our ability to raise additional capital to fund our business, adversely impact the approval process of our new 510(k) application for expansion of the indication for use of the Menaflex in the lateral meniscus and prove a distraction for our management.

Our current principal product offerings are the Menaflex device and the SharpShooter. In 2007 we developed the new brand name – Menaflex – for our collagen meniscus implant device.  The CMI name was used during the research and development phase of our collagen meniscus implant device, and it will continue to be seen in numerous scientific publications and clinical references.  Menaflex is a unique brand name that is designed to enhance our product’s recognition among patients and surgeons.

The purpose of the Menaflex collagen meniscus implant is to facilitate growth of new tissue to reinforce existing meniscus tissue following partial meniscectomy in the human knee. The SharpShooter is a suturing device used to facilitate the surgical implantation of the Menaflex device, as well as to perform other similar arthroscopic meniscus repair procedures. Both the Menaflex device and SharpShooter are marketed outside the U.S. through ReGen AG, including in Italy, Spain, Andorra, Poland, Turkey, the Republic of South Africa, and the U.K., through non-exclusive distribution agreements with independent orthopedic marketing companies in those territories. We have developed a U.S. launch plan which leverages our experience in marketing the Menaflex product in Europe, including surgeon training and surgical technique refinements. The SharpShooter also is marketed through a worldwide non-exclusive distribution agreement with ConMed Linvatec (“Linvatec”) (NASDAQ: CNMD).

We will need to pursue additional financing in order to support ongoing operations, including U.S. launch of the Menaflex product and meeting our future debt service requirements, at least until our revenue from sales of our products is sufficient to support our operations. While we have been successful in the past in obtaining the necessary capital to support our operations, there is no assurance that we will be able to obtain additional equity capital or other financing under commercially reasonable terms and conditions, or at all. In 2008, we incurred a net loss of $10 million and used $6.78 million cash in operating activities. Additionally, in the first quarter of 2009, we incurred a loss of $5.37 million and used $2.79 million cash in operating activities. At March 31, 2009, we had cash and cash equivalents of $6.12 million. In January and February 2009, we completed a two-stage financing for gross aggregate proceeds of approximately $8.75 million (see further information below under the heading Equity and Debt Financings). Based on current cash and investment balances, including the proceeds from financings closed in January and February 2009, and planned spending rates, management believes we have adequate cash and investments on hand to support ongoing operations through at least June 30, 2009. We anticipate that additional cash will be required to support operations beyond June 30, 2009. However, if unforeseen events occur, it is possible that additional cash may be needed before June 30, 2009 to support operations. The accompanying consolidated financial statements have been prepared assuming that we will continue as a going concern. However, if additional cash is not obtained, we will not be able to continue as a going concern. Our financial statements do not include any adjustments relating to the recoverability or classification of assets or the amounts or classification of liabilities that might result from the outcome of this uncertainty.

We completed a one-for-twenty reverse stock split of the our common stock effective November 29, 2008. All current and historical share and per share information in this prospectus have been adjusted to reflect the results of the reverse stock split. The number of shares of common stock issued and outstanding have been reduced according to the reverse stock split, but the number of authorized shares of common stock and preferred stock and the respective rights and preferences of the shares thereof remained the same. The reverse stock split did not change our financial condition, results from operations, the percentage of ownership of management, the number of our stockholders or other aspects of our business. However, the reverse stock split does increase our net income or loss per share and net book value per share as a direct result of the reduction in the number of outstanding shares of our common stock.

Critical Accounting Policies

We have identified below our critical accounting policies that are impacted by judgments, assumptions and estimates. We consider these accounting policies significant in understanding our results of operations and financial condition. For further discussion of our accounting policies see Note 1 “Organization and Summary of Significant Accounting Policies” of the Notes to Condensed Consolidated Financial Statements (unaudited) for the three months ended March 31, 2009.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. For example, when we value work in process inventory we use estimates to determine, among other factors, the number of units that will be successfully converted to finished goods. This and other estimates we make are often based on complex judgments, probabilities and assumptions that we believe to be reasonable, but that are inherently uncertain and unpredictable. Assumptions may be incomplete or inaccurate and unanticipated events and circumstances may occur. It is also possible that other professionals, applying reasonable judgments to the same facts and circumstances, could develop and support a range of alternative estimated amounts. We also are subject to risks and uncertainties that may cause actual results to differ from estimated amounts, such as changes in the healthcare environment, competition, foreign exchange, litigation, FDA or other government inquiries, legislation and regulation. These and other risks and uncertainties are discussed in this prospectus under “RISK FACTORS.” All of these could significantly and adversely affect our business, prospects, financial condition or results of operations.

Revenue Recognition

We recognize revenue in accordance with the provisions of Staff Accounting Bulletin No. 104, Revenue Recognition, whereby revenue is recognized when it is either realized or realizable and earned. Revenue is recognized when all of the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) our price to the buyer is fixed and determinable; and (4) collection of such revenue is reasonably assured. In cases where title of product passes to the customers free on board (FOB) origin, we recognize revenue from product sales upon the shipment of such products to our customer. For sales to our South African, Polish, and U.K. distributors, where title passes FOB destination, we recognize revenue upon receipt of goods by the customer (typically four to six business days after shipment). Amounts billed to customers for shipping and handling are included in revenue from sales. Shipping and handling costs incurred by us are included in cost of goods sold. Generally, our customers do not have a right to return the product other than for quality issues.

We receive royalties from our licensees. Royalties are generally due under the license agreements when the licensee sells the product to a third party. We recognize royalty revenue when amounts are determinable and we have fulfilled our obligations under the applicable agreement.

License fees represent payments we receive from distributors for licenses to sell our products in various geographic areas. These fees are recognized as other income when all performance criteria in the underlying agreement have been met. Generally, license fees for existing license arrangements are not recurring.

Inventory Valuation

Inventory is valued at the lower of cost or market. Market is based on current sales of product to existing customers reduced by an estimate of cost to dispose. At March 31, 2009 and December 31, 2008, approximately 8% and 10%, respectively, of our inventory was carried at market. Work in process is calculated by estimating the number of units that will be successfully converted to finished goods, based upon a build-up in the stage of completion using estimated labor inputs for each stage, and historical yields reduced by estimated usage for quality control testing and for research and development.

To date, commercial sales of our products have been inconsistent and our production efforts have been directed primarily toward development. Given the inconsistent and generally low volumes of commercial production to date, estimates and assumptions related to factors such as labor inputs and yields are based on a limited amount of historical data. Actual results may differ significantly from our estimates. We continually review the assumptions and estimates we use to value inventory and expect that our judgments regarding these estimates may change as commercial production volumes increase and additional data are available.

Certain components of inventory have limited shelf lives. Our inventory control policies include procedures to identify, evaluate, segregate and dispose of any nonconforming inventory, including materials or components that have passed specified expiration dates. Nonconforming inventory may be either scrapped for immediate disposal or used in research and development.

Research and Development Costs

Research and development costs are expensed as incurred. We will continue to incur research and development costs as we continue our product development activities and pursue regulatory approval to market our products. Research and development costs have, and will continue to include expenses for internal development, personnel, clinical trials, regulatory compliance and filings, validation of processes, start up costs to establish commercial manufacturing capabilities and related facilities, supplies and other expenses.

Share-Based Payments

Under the fair value recognition provisions of SFAS No. 123R, we recognize stock-based compensation net of an estimated forfeiture rate and only recognize compensation cost for those shares expected to vest, generally on a straight-line basis over the requisite service period of the award, usually the option vesting term of four years.

For stock issued to vendors for services, we recognize expense based on our stock price at the earlier of the date at which a performance commitment by the vendor exists or the date at which the vendor’s performance is complete. Expense recognized for non-employee options and for warrants issued in connection with a consulting agreement is measured based on management’s estimate of fair value and recognized over the respective service period.

Determining the appropriate fair value model and calculating the fair value of share-based payment awards requires the input of highly subjective assumptions, including the expected life of the share-based payment awards and stock price volatility. Management determined that historical realized volatility calculated since the reverse merger is a reasonable indicator of expected volatility and future stock price trends. The assumptions used in calculating the fair value of share-based payment awards represent management’s best estimates, but these estimates involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and we use different assumptions, our stock-based compensation expense could be materially different in the future. In addition, we are required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. If our actual forfeiture rate is materially different from our estimate, the stock-based compensation expense could be significantly different from what we have recorded in the current period.

We use the Black-Scholes model to estimate grant date fair value. For expected volatility, we use its historical realized volatility, calculated using historical stock prices of our common stock since June 2002. The expected term of options granted after January 1, 2006, is generally estimated to be seven years, given the contractual term of ten years and vesting period of four years. The interest rate used in the pricing model is based on the U.S. Treasury yield curve in effect at the time of the grant on issues with remaining terms equal to the estimated expected term used in the model. In addition, we have estimated a forfeiture rate based on historical data and current assumptions.

We believe it is difficult to accurately measure the value of an employee stock option (see “Use of Estimates” above). The key factors used in the Black-Scholes model rely on assumptions we make of future uncertain events. Actual events may differ from our assumptions. Moreover, the Black-Scholes model ignores significant characteristics of compensatory options, such as their non-traded nature and lack of transferability. If the model permitted consideration of such unique characteristics the resulting estimate of fair value could be different.

Income Taxes

We had a net operating loss carryforward at December 31, 2008 of approximately $81.2 million and a research and development tax credit of approximately $295,000. The federal and state net operating loss carryforwards began to expire in 2005. The federal and state research and development credit carryforwards began to expire in 2006. The utilization of net operating loss carryforwards may be limited due to changes in the ownership of ReGen, and the effect of the reverse merger and recapitalization completed on June 21, 2002. Based on management’s evaluation of all positive and negative evidence, we have concluded that it is more likely than not that deferred tax assets resulting from future deductible amounts will not be realized. Accordingly, we have established a full valuation allowance for the net deferred tax assets.

Effective January 1, 2007, we adopted Financial Accounting Standards Board (FASB) Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes, which clarifies the accounting for uncertainty in income taxes by prescribing the recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. Adoption of FIN 48 did not have a significant impact on our consolidated financial statements. We file income tax returns in the U.S. federal jurisdiction, and various states and foreign jurisdictions. We are subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities for the years 2005 to 2008. In addition, the Company’s net operating loss carryforwards that relate to 1994 and forward are subject to adjustment by these tax authorities. At December 31, 2008, the Company has no unrecognized tax benefits requiring disclosure under FIN 48. We recognize accrued interest related to unrecognized tax benefits in interest expense and penalties in operating expenses. During the years ended December 31, 2008 and 2007 and during the three month periods ended March 31, 2009 and 2008, we did not have any income tax related interest or penalties.

Significant New Accounting Pronouncements

In October 2008, the FASB issued FASB Staff Position No. FAS 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active (FSP No. 157-3), which was effective upon issuance. FSP 157-3 clarifies the application of SFAS No. 157 in a market that is not active.  See below for a discussion of SFAS No. 157.

In February 2008, the FASB issued FSP No. FAS 157-2, Effective Date of FASB Statement No. 157 (FSP FAS 157-2), which was effective upon issuance and which delayed the effectiveness of SFAS No. 157, Fair Value Measurements (SFAS No. 157), for all non-financial assets and non-financial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), to fiscal years beginning after November 15, 2008 and interim periods within those fiscal years. We adopted SFAS No. 157 as it applies to its financial instruments, effective January 1, 2008, and adopted FSP FAS 157-2 as it applies to its non-financial assets and liabilities, effective January 1, 2009. There were no gains or losses for the three month period ended March 31, 2009 included in earnings that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date. Our money market funds are classified within Level 1 of the fair value hierarchy because they are valued using quoted market prices. Adoption of the provisions of FSP FAS 157-2 did not have a material effect on our consolidated financial statements.

Effective January 1, 2008, we adopted SFAS No. 157, Fair Value Measurements (SFAS No. 157), which provides enhanced guidance for using fair value to measure assets and liabilities and responds to investors’ requests for expanded information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. SFAS No. 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value but does not expand the use of fair value in any new circumstances. There were no gains or losses for the year ended December 31, 2008 included in earnings that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date. Our money market funds are classified within Level 1 of the fair value hierarchy because they are valued using quoted market prices. Adoption of the provisions of SFAS No. 157 did not have a material effect on our consolidated financial statements.

Effective January 1, 2008, we adopted SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (SFAS No. 159). The standard allows entities to voluntarily choose, at specified election dates, to measure many financial assets and financial liabilities (as well as certain non-financial instruments that are similar to financial instruments) at fair value (the “fair value option”). The guidance in SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. We did not elect the fair value option for any financial assets or liabilities and, therefore, adoption of the provisions of SFAS No. 159 did not have a material effect on our consolidated financial statements.

Effective January 1, 2009, we adopted FSP No. EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities (FSP EITF 03-6-1), which addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be included in the earnings allocation in computing earnings per share (EPS) under the two-class method described in paragraphs 60 and 61 of FASB Statement No. 128, Earnings per Share. This FSP is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those years. The adoption of FSP No. EITF 03-6-1 did not have a material effect on our consolidated financial statements.

Effective January 1, 2009, we adopted EITF 07-5, Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity's Own Stock (EITF 07-5), which provides guidance in assessing whether an equity-linked financial instrument (or embedded feature) is indexed to an entity's own stock for purposes of determining whether the appropriate accounting treatment falls under the scope of SFAS 133, Accounting For Derivative Instruments and Hedging Activities, and/or EITF 00-19, Accounting For Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock .. EITF 07-5 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those years. The adoption of EITF 07-5 did not have a material effect on our consolidated financial statements.

Effective January 1, 2009, we adopted FSP No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) (FSP No. APB 14-1), which clarifies that convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) are not addressed by paragraph 12 of APB Opinion No. 14, Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants. Additionally, FSP No. APB 14-1 specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. FSP No. APB 14-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Our convertible debt instruments cannot be settled in cash upon conversion. The adoption of FSP No. APB 14-1 did not have a material effect on our consolidated financial statements.

Effective January 1, 2009, we adopted Statement of Financial Accounting Standards No. 161 (SFAS No. 161), Disclosures about Derivative Instruments and Hedging Activities an amendment of FASB Statement No. 133, which provides disclosure requirements for derivative instruments and hedging activities and applies to all derivative instruments, including bifurcated derivative instruments (and nonderivative instruments that are designated and qualify as hedging instruments) and related hedged items accounted for under Statement No. 133. It amends and expands the previous disclosure requirements of Statement 133. SFAS No.161 is effective for interim periods beginning after November 15, 2008. We do not have any derivative instruments outstanding at March 31, 2009 or December 31, 2008. The adoption of the provisions of SFAS No. 161 did not have a material effect on our consolidated financial statements.

Effective January 1, 2009, we adopted FASB Statement No. 141(R), Business Combinations (SFAS No. 141(R)), and Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51 (SFAS No. 160). These new standards significantly changed the financial accounting and reporting of business combinations and noncontrolling (or minority) interests in consolidated financial statements. SFAS No. 141(R) is required to be adopted concurrently with SFAS No. 160 and, with limited exceptions for certain income tax accounting changes, is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The adoption of SFAS No. 141(R) and SFAS No. 160 did not have a material effect on our consolidated financial statements.

Effective January 1, 2009, we adopted FASB Staff Position (FSP) No. FAS 141(R)-1 (FSP FAS 141(R)-1), Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies, which amends and clarifies SFAS No. 141 (revised 2007), Business Combinations, to address application issues raised by preparers, auditors, and members of the legal profession on initial recognition and measurement, subsequent measurement and accounting, and disclosure of assets and liabilities arising from contingencies in a business combination. FSP FAS 141 (R)-1 has the same effective date as SFAS No. 141(R). The adoption of FSP FAS 141 (R)-1 did not have a material effect on our consolidated financial statements.

In May 2008 the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles. This Statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy). The Statement was effective November 13, 2008. The adoption of SFAS 162 did not have a material effect on our consolidated financial statements.

Accounting Principles Issued But Not Yet Adopted

In April 2009, the FASB issued FSP No. FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly (FSP FAS 157-4), which provides additional guidance for estimating fair value in accordance with SFAS No. 157, Fair Value Measurements, when the volume and level of activity for the asset or liability have significantly decreased. FSP FAS 157-4 also includes guidance on identifying circumstances that indicate a transaction is not orderly and emphasizes that even if there has been a significant decrease in the volume and level of activity for the asset or liability and regardless of the valuation technique(s) used, the objective of a fair value measurement remains the same. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. FSP FAS 157-4 is effective for interim and annual reporting periods ending after June 15, 2009, and shall be applied prospectively. Early adoption is permitted for periods ending after March 15, 2009. Earlier adoption for periods ending before March 15, 2009, is not permitted. We have not yet determined what, if any, effect adoption of FSP FAS 157-4 will have on our results of operations or financial condition.

In April 2009, the FASB issued FSP No. FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments (FSP FAS 115-2 and FAS 124-2),   which amends the other-than-temporary impairment guidance in U.S. GAAP for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities in the financial statements. FSP FAS 115-2 and FAS 124-2 does not amend existing recognition and measurement guidance related to other-than-temporary impairments of equity securities. FSP FAS 115-2 and FAS 124-2 is effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. Earlier adoption for periods ending before March 15, 2009, is not permitted. We have not yet determined what, if any, effect adoption of FSP FAS 115-2 and FAS 124-2 will have on our results of operations or financial condition.

In April 2009, the FASB issued FSP No. FAS 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments (FSP FAS 107-1 and APB 28-1), which amends FASB Statement No. 107, Disclosures about Fair Value of Financial Instruments, to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. This FSP also amends APB Opinion No. 28, Interim Financial Reporting, to require those disclosures in summarized financial information at interim reporting periods. FSP FAS 107-1 and APB 28-1 is effective for interim reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. An entity may early adopt FSP FAS 107-1 and APB 28-1 only if it also elects to early adopt FSP FAS 157-4   and FSP FAS 115-2 and FAS 124-2. We have not yet determined what, if any, effect adoption of FSP FAS 107-1 and APB 28-1 will have on our results of operations or financial condition.

Results of Operations

Three Months Ended March 31, 2009 Compared to Three Months Ended March 31, 2008

REVENUE. Total revenue for the first quarter of 2009 decreased by $46,000 (13%) over the same period in 2008. Our revenue from sales of our products approximated $288,000 for the three months ended March 31, 2009, compared with $342,000 for the same period in 2008. The approximate net decrease of $55,000 or 16% resulted from decreased sales of our Menaflex product, partially offset by increased sales of our SharpShooter products. The remainder of our revenue is derived from royalties, which generally are due under a license agreement when our distributor, Linvatec, sells the SharpShooter product to a third party. Royalty revenue for the three months ended March 31, 2009 was consistent with revenue for the same period in 2008. Historically, shipments of our products, and therefore our revenue, have been inconsistent for a number of reasons, including the supply requirements of our distributors and their anticipated rate of sales. For some of our distributors, title of our product passes to the distributors FOB destination. For the remainder of our distributors and all of our direct customers outside the U.S., title of our product passes to our customers FOB origin. We expect that, for U.S. direct customers, title of our product will pass to those customers FOB destination. Our customers do not have a right to return the product other than for product defect issues.

For the three months ended March 31, 2009, Menaflex sales approximated $193,000, compared to approximately $307,000 for the same period in 2008, a decrease of approximately $114,000 (37%). Selling prices for the Menaflex ranged from $1,050 to $2,600 per unit. Menaflex sales approximated 67% of total sales for the period ended March 31, 2009 compared with approximately 92% for the same period ended 2008. In the first quarter of 2009 we sold 125 Menaflex units at an average selling price of $1,523 each compared with 193 units sold in the first quarter of 2008 at an average selling price of $1,566 each. Menaflex sales to both distributors and direct customers were lower in the first quarter of 2009, compared with the first quarter of 2008.

SharpShooter sales in the three months ended March 31, 2009, approximated $95,000, compared with approximately $26,000 for the same period in 2008, representing an increase of approximately $69,000 (265%). Sales of SharpShooter to Linvatec accounted for approximately 74% and 64% of total SharpShooter sales for the three months ended March 31, 2009 and 2008, respectively. For the first quarter of 2009 compared with the first quarter of 2008, sales to Linvatec increased by approximately $53,000 (317%) while SharpShooter sales to ReGen AG customers increased $16,000 (167%). In the first quarter of 2008, we initiated a transition to a new vendor for assembly of a component of its SharpShooter product, which resulted in a shortage of supply for this component and negatively affected sales in the first quarter of 2008.

As noted above, historically, sales of our products have been inconsistent and, given the relatively low volume of sales, the timing of orders can have a significant impact on quarterly results. The stocking of our products by our distributors and certain larger direct sales customers can have a significant impact on comparative quarterly sales. We expect that sales of our Menaflex and other products will increase throughout 2009 due to the introduction of these products to the U.S. market and longer-term trends in the EU and other markets. Resource constraints in 2008 and earlier years have limited our ability to significantly grow sales. In addition, we continue to support efforts outside the U.S. that are directed toward the evaluation and assignment of adequate levels of reimbursement for the Menaflex product. As previously discussed, the FDA has indicated its intention to conduct a preliminary internal review of the approval process for the Menaflex. We have no indication what the outcome of this review will be or the potential effect, if any, the review may have on our future revenue.

COST OF GOODS SOLD. For the three months ended March 31, 2009, cost of goods sold approximated $135,000 compared with approximately $143,000 for the same period in 2008, representing a decrease of approximately $8,000 (6%). The decrease primarily relates to lower shipping costs as a result of lower sales volumes for our Menaflex product. Menaflex cost of goods sold for the first quarter of 2009 approximated $91,000 compared with approximately $122,000 for the first quarter of 2008, a decrease of approximately $30,000 (25%). The average per unit cost of Menaflex units sold in the first quarter of 2009 approximated $732 compared with approximately $509 for the first quarter of 2008. The higher average per unit cost in 2009 is due to varying production volumes and manufacturing costs in the respective periods when the units were produced. At March 31, 2009 and 2008 all Menaflex units in inventory, as well as the Menaflex units sold during the first quarter of 2009 and 2008, were valued at cost, which was lower than market.

For the three months ended March 31, 2009, approximately $40,000 of cost of goods sold related to SharpShooter units sold compared with approximately $20,000 for the same period in 2008, representing an increase of approximately $20,000 (105%). The increase is related to the higher volume of SharpShooter sales in the first quarter of 2009.

Due to a high degree of fixed costs in the production process, the early stage of market acceptance for our products, and the variability of commercial production volumes between periods, sales and commercial production volumes in a given period may not be adequate to provide for per unit costs that are lower than the current market price for our products. The positive gross margin achieved in the first three months of 2009 may not be indicative of a future trend.

RESEARCH AND DEVELOPMENT. Research and development expenses for the three months ended March 31, 2009 approximated $1,403,000, compared with approximately $998,000, for the same period in 2008. Significant factors contributing to the net increase of $405,000 (41%) for the comparative three month periods include: (i) approximately $236,000 increase in fees for professional services related to clinical and regulatory matters, including maintenance of patents and other intellectual property, preparation of our 510(k) application to expand the indication of use for the Menaflex device in the lateral meniscus, and responses to Senator Grassley’s inquiry; (ii) approximately $167,000 increase in non-cash compensation expense related to stock options granted to employees and non employees; (iii) approximately $60,000 increase in compensation expense related to new hires and planned salary increases; partially offset by (iv) approximately $58,000 decrease in costs associated with development projects, including the cost of conducting our European post-market study of the lateral Menaflex device.

Our research and development spending is primarily for clinical and regulatory activities and maintenance of patents and other intellectual property. During 2008, our research and development was focused largely on obtaining U.S. regulatory clearance for the Menaflex device, the conduct of our CMI Multicenter Clinical Trial in the U.S., and conduct of our European post-market study of the lateral Menaflex device. In December 2008, we obtained FDA clearance of the Menaflex collagen meniscus implant, which is indicated for use in surgical procedures for the reinforcement and repair of soft tissue injuries of the medial meniscus. In 2009 we expect to seek expansion of the indication for use in the lateral meniscus through a new 510(k) application to be submitted to the FDA during the second quarter of 2009 and to conduct other limited product development activities. There is no assurance that the expanded indication for use in the lateral meniscus will be received. We continue to conduct early research on potential extended applications of our collagen matrix technology. Lastly, we continue to make substantial progress in our collagen matrix manufacturing, focused on the increase in capacity to meet additional market demands.

We believe that our proprietary collagen matrix technology has the potential to be used for the treatment of various injuries and degeneration of other tissue structures, as well as use as a carrier matrix for therapeutic agents for hard and soft tissue repair and new tissue growth. These applications are in various stages of development from concept development to preparation for submission to the FDA. We plan to continue to use outside resources for product research. We may, in the future, hire additional research and development employees. Our ability to continue our research and development activities is subject to the constraints posed by our liquidity position and need for outside financing. See “Liquidity and Capital Resources.”

BUSINESS DEVELOPMENT, GENERAL AND ADMINISTRATIVE. Business development, general and administrative expenses for the three months ended March 31, 2009 approximated $2,877,000, compared with approximately $1,469,000 for the same period in 2008. Significant factors contributing to the approximately $1,408,000 (96%) increase for the comparative three month periods include: (i) approximately $765,000 increase in costs associated with our worldwide marketing and distribution initiatives, including consulting, advertising and promotion, and costs associated with programs to train surgeons and sales representatives, primarily in connection with U.S. launch of our Menaflex device; (ii) approximately $448,000 increase in non-cash compensation expense related to stock options granted to employees and non employees and restricted stock issued to a vendor; (iii) approximately $195,000 increase in other general and administrative costs associated with development of a marketing and business management infrastructure to support the U.S. launch of our Menaflex device (such costs include professional service fees, compensation, and travel). While we expect to continue controls over discretionary costs to conserve current cash, we expect spending in this category to increase as a result of U.S. launch of our Menaflex product and costs associated with development of the marketing and business management infrastructure needed to support U.S. launch.

NON-OPERATING INCOME (EXPENSE). Non-operating income (expense) consists of interest and other income and interest and other expense. Interest and other income approximated $7,000 and $32,000 for the three months ended March 31, 2009 and March 31, 2008, respectively, a decrease of approximately $25,000 (78%), primarily related to lower cash and cash equivalent balances during the first quarter of 2009 compared to 2008. For the periods ended March 31, 2009 and 2008 interest and other expense included foreign currency transaction losses approximating $13,000 and gains approximating $24,000, respectively. Interest expense approximated $1,250,000 for the three months ended March 31, 2009 compared with approximately $102,000 for the same period in 2008. Increased interest expense is due to issuance of convertible notes in July and December 2008 (including subsequent conversion of approximately 95% of such notes in January 2009) and higher interest rates and compounding of interest on notes payable to a related party.

Year to Year Comparison for years ended December 31, 2008 and December 31, 2007

REVENUE.  Total revenue for 2008 approximated $1,374,000 compared with approximately $986,000 for 2007. Our revenue from sales of our products approximated $1,326,000 for 2008 compared with $941,000 for 2007, representing an approximate increase of $385,000 (41%). The remainder of our revenue is derived from related royalties, which generally are due under the license agreements when our distributor sells the product to a third party. Royalty revenue increased approximately $3,000 or 7% for 2008. Revenue variances result from varying levels of product sales. Historically, shipments of our products, and therefore revenue to us, have been inconsistent for a number of reasons, including the supply requirements of our distributors and their anticipated rate of sales. Menaflex sales approximated 72% of total revenue from sales for 2008 compared with 59% for 2007. In 2008, 583 Menaflex units were sold at an average selling price of approximately $1,590 compared with 352 units sold in 2007, at an average selling price of $1,570. The first sales of Menaflex for the lateral meniscus occurred in the first quarter of 2007 and represented approximately 38% and 34% of total Menaflex units sold in 2008 and 2007, respectively. SharpShooter sales approximated 28% of total 2008 revenue from sales compared with 41% for 2007.

Both the Menaflex and SharpShooter products are marketed outside the U.S. through ReGen AG, including in Italy, Spain, Andorra, Poland, Turkey, the U.K., and the Republic of South Africa through non-exclusive distribution agreements with independent orthopedic marketing companies in those territories. During 2008 and 2007, sales to ReGen AG customers represented 100% of the Menaflex product sales. ReGen AG’s selling price for Menaflex ranges between approximately $1,050 and $2,600 per unit. In December 2008, the FDA cleared the Menaflex device for sale in the U.S., with an indication for use in surgical procedures for the reinforcement and repair of soft tissue injuries of the medial meniscus. Limited U.S. sales of the Menaflex product began in the second quarter of 2009.

The SharpShooter also is marketed through a worldwide non-exclusive distribution agreement with Linvatec. SharpShooter sales to Linvatec approximated 78% of total 2008 SharpShooter sales, compared with 82% for 2007. SharpShooter sales decreased approximately $6,000 (2%) between 2007 and 2008, primarily as a result of decreased sales to Linvatec. SharpShooter sales to ReGen AG customers approximated 22% of total 2008 SharpShooter sales, compared with 18% of total SharpShooter sales for 2007. During the fourth quarter of 2007, we selected a new vendor for assembly of our SharpShooter device. Due to delays in the transition to the new vendor, we did not have product available for sale until late in the second quarter of 2008, which negatively impacted sales for the year.

As previously discussed, the FDA has indicated its intention to conduct a preliminary internal review of the approval process for the Menaflex. We have no indication what the outcome of this review will be or the potential effect, if any, the review may have on our future revenue.

COST OF GOODS SOLD.  Cost of goods sold approximated $693,000 for 2008 compared with $465,000 for 2007. Menaflex costs approximated $332,000 for 2008 compared with $173,000 for 2007, an increase of approximately $159,000 or 92%. All Menaflex units sold in 2008 and 2007 had been carried at cost, which was lower than market.  SharpShooter costs approximated $343,000 for 2008 compared with $277,000 for 2007. The approximate $66,000 (24%) increase in SharpShooter costs results primarily from the change in supplier for SharpShooter components that occurred in 2008. The percentage of inventory valued at below our cost at December 31, 2008, and 2007, approximated 10% and 1%, respectively. Due to a high degree of fixed costs in the production process, the early stage of market acceptance for our products, and the variability of commercial production volumes between periods, sales and commercial production volumes in a given period may not be adequate to provide for per unit costs that are lower than the current market price for our products. The remainder of the variance in cost of goods sold (approximately $3,000) relates to increased SharpShooter royalty costs.

RESEARCH AND DEVELOPMENT.  Research and development expenses approximated $4.0 million for each of the years ended December 31, 2008 and 2007.

Our research and development spending is primarily for clinical and regulatory activities and maintenance of patents and other intellectual property. During 2008 and 2007, our research and development was focused largely on obtaining U.S. regulatory clearance for the Menaflex device, the conduct of our CMI MCT in the U.S., and conduct of our European post-market study of the lateral Menaflex device, In 2007, European regulatory authorities accepted an expanded CE to include both the medial and lateral configurations. In December 2008, we obtained FDA clearance of the Menaflex collagen meniscus implant, which is indicated for use in surgical procedures for the reinforcement and repair of soft tissue injuries of the medial meniscus.  In 2009, we expect to seek expansion of the indication for use in the lateral meniscus through a new 510(k) application to be submitted to the FDA during the first half of 2009 and to conduct other limited product development activities. Lastly, we continue to conduct early research on potential extended applications of our collagen matrix technology.

We believe that our proprietary collagen matrix technology has the potential to be used for the treatment of various injuries and degeneration of other tissue structures, as well as use as a carrier matrix for therapeutic agents for hard and soft tissue repair and new tissue growth. These applications are in various stages of development from proof of concept to preparation for submission to the FDA. We plan to continue to use outside resources for product research. We may, in the future, hire additional research and development employees. Our ability to continue our research and development activities is subject to the constraints posed by our liquidity position and need for outside financing. See Liquidity and Capital Resources below.

BUSINESS DEVELOPMENT, GENERAL AND ADMINISTRATIVE.  Business development, general and administrative expenses approximated $5.8 million for 2008 compared with $6.9 million for 2007, an approximate net decrease of $1.1 million, or 16%. The decrease resulted primarily from decreased spending for development of our worldwide marketing and distribution network. For 2009, while we intend to continue controls over discretionary costs to conserve current cash and investments, we expect spending in this category to increase as a result of U.S. launch of the Menaflex product and costs associated with development of a marketing and business management infrastructure needed to support U.S. launch.

NON-OPERATING INCOME (EXPENSE).  Non-operating income (expense) consists of interest and other income and interest and other expense. Interest and other income approximated $59,000 in 2008 compared with $366,000 for 2007. The approximate decrease of $307,000 was primarily related to earnings on lower average cash and cash equivalents and investment balances during 2008 compared with 2007. For 2008 and 2007 interest and other expense includes (i) foreign currency transaction (gains)/losses approximating ($14,000) and $13,000, respectively and (ii) interest expense approximating $883,000 and $429,000, respectively. The increase in interest expense of $454,000 or 106% was due primarily to interest, including amortization of discount and financing costs, related to convertible debt issued during 2008.

Liquidity and Capital Resources

Cash and cash equivalents

We consider all highly liquid investments purchased with a maturity of 90 days or less to be cash equivalents and as such has classified as cash equivalents cash held in a money market account, cash held in a sweep account, and liquid investments that meet our classification criteria for cash and cash equivalents.

Cash and cash equivalents at March 31, 2009 approximated $6.1 million compared with approximately $250,000 at December 31, 2008. The net increase in cash and cash equivalents and investments is a result from the net proceeds of the common stock financings in January and February 2009. Cash and cash equivalents and investments approximated $4.1 million as of December 31, 2007. The net decrease from 2007 to 2008 in cash and cash equivalents and investments resulted from cash used to support our normal operations, for property and equipment purchases, and for repayment of capital lease obligations, offset by the approximate $3.0 million net proceeds from the issuance of convertible notes and warrants in 2008.

At March 31, 2009 and December 31, 2008, approximately 1% and 10%, respectively, of our cash and cash equivalents balances were held in foreign currencies. The effect on our 2008 consolidated financial statements of re-measurement of the accounts of our Swiss subsidiary is immaterial.

Cash flows

The following table sets forth our sources and uses of cash for the quarters ended March 31, 2009 and 2008 and for the years ended December 31, 2008 and 2007.

	Quarter Ended March 31,		Year Ended December 31, 2008
	2009	2008	2008	2007
	(In thousands)		(In thousands)
Net cash used in operations	$(2,787)	$(1,623)	$(6,775)	$(9,158)
Net cash (used in) provided by investing activities	(42)	100	71	377
Net cash provided by (used in) financing activities	8,708	(3)	2,889	5,546
Effect of exchange rate changes on cash	(14)	60	57	(25)
Net increase (decrease) in cash and cash equivalents	$5,865	$(1,466)	$(3,758)	$(3,260)

Cash used in operating activities during the three months ended March 31, 2009 approximated $2,787, which resulted from the net loss of $5,374, adjusted to account for a net decrease in accounts receivable, inventory and other assets of approximately $11, a net increase in accounts payable, accrued expenses and other liabilities of $319, together with adjustments of $2,257 for non-cash items, including depreciation, stock-based compensation and exchange loss related to re-measurement of our Swiss subsidiary’s financial statements.

During the three months ended March 31, 2009, we invested $42 in property and equipment, repaid approximately $4 of our capital lease obligations, and raised proceeds of $8,712 from financing activities.

Cash used in operating activities during the year ended December 31, 2008 approximated $6.8 million, which resulted from the net loss of $10.0 million, adjusted to account for a net increase in accounts receivables, inventory and other assets of approximately $333,000, a net increase in accounts payable, accrued expenses and other liabilities of $1.3 million, together with adjustments of $2.3 million for non-cash items, including depreciation, stock-based compensation, amortization of the debt discount for warrant and beneficial conversion feature, amortization of deferred financing costs and exchange loss related to re-measurement of our Swiss subsidiary’s financial statements.

During the year ended December 31, 2008, we used approximately $100,000 from our investments to fund operations; invested approximately $29,000 in property and equipment; issued convertible notes and warrants for approximate proceeds of $2,904,000, net of deferred financing costs; and repaid $15,000 of our capital lease obligations.

Our future operating results may be affected by a number of risks and certain other factors. Our future operating results are highly dependent upon our ability to obtain and maintain regulatory clearance and approvals for our products. In December 2008 we received FDA clearance to market the Menaflex collagen meniscus implant in the U.S. The Menaflex device was cleared through the 510(k) premarket notification process and is indicated for use in surgical procedures for the reinforcement and repair of soft tissue injuries of the medial meniscus. In the first quarter of 2009 we initiated U.S. marketing of our Menaflex product for the medial meniscus indication. Limited sales of the Menaflex product in the U.S. have begun in the second quarter of 2009. We plan to seek expansion of the indication for use in the lateral meniscus through a new 510(k) application to be submitted to the FDA in the second quarter of 2009. There can be no assurance that such clearance will be granted on a timely basis, if at all. We market the Menaflex device for sale and distribution in the EU and the Republic of South Africa for both medial and lateral meniscus indications. As previously discussed, the House of Representatives Committee on Energy and Commerce and the office of Senator Grassley, have initiated separate inquiries about the 510(k) clearance process for the Menaflex. Further, the FDA has indicated its intention to conduct a preliminary internal review of the approval process for the Menaflex. The Congressional inquiries and the FDA review, if each continues, could adversely affect the approval process of our new 510(k) application for expansion of the indication for use of the Menaflex in the lateral meniscus and prove a distraction for our management, as well as negatively impact our ability to generate revenue and/or raise additional financing.

In addition to regulatory related hurdles, in order to approach a position of positive operating earnings and cash flow, we will need to effectively address other operating issues, including for example, establishing distribution channels and assisting in establishment of third party reimbursement for the surgeons and facilities that would be responsible for implanting the Menaflex device. Management has developed a U.S. launch plan which leverages our experience in marketing the Menaflex product in the EU.  We have initiated recruitment of independent sports medicine focused distributors and has begun to implement reimbursement support strategies. While we are actively working to address distribution, third-party reimbursement, governmental inquiry and other operational issues, there is no guarantee that we will be successful or able to effectively address these challenges in any given time frame.

All of our notes payable to a related party (balance of approximately $8,590 at March 31, 2009) become due and payable on December 31, 2009. Also, our Series A and C redeemable convertible Preferred Stock (liquidation preference at March 31, 2009 of $892 and $619, respectively) become redeemable in one-third annual increments at the option of not less than a majority of the holders beginning in June 2009 and September 2010, respectively. In addition, our convertible notes, with aggregate face value plus accrued interest of $173 at March 31, 2009, will become due July 24, 2009, if not converted at the option of the holders.

We will need to pursue additional financing in order to support ongoing operations, including launching sales of the Menaflex device in the U.S. and meeting our future debt service requirements. While we have been successful in the past in obtaining the necessary capital to support our operations, there is no assurance that we will be able to obtain additional equity capital or other financing under commercially reasonable terms and conditions, or at all. In January and February 2009, we completed a two-staged common stock financing for aggregate proceeds of approximately $8,760 (see Equity Financings below for further information). Based upon current cash and cash equivalent balances, including proceeds from financings in the first quarter of 2009, and planned spending rates for the remainder of 2009 management believes that we have adequate cash and cash equivalents on hand to support ongoing operations through at least June 30, 2009. Our estimate may change, however, if actual results differ significantly from our expectations.

Key assumptions that may affect our estimate include (i) actual sales that may vary significantly from our expectations; (ii) the actual timeline of events with respect to our new 510(k) submission to the FDA; (iii) the actual pace of spending associated with commercialization of the Menaflex product; (iv) costs associated with other business objectives; (v) costs associated with responding to regulatory or legal inquiries; and (vi) other developments in our business. The timing of the 510(k) process is subject to inherent uncertainty. We anticipate that additional cash will be required to support operations beyond June 30, 2009. However, if unforeseen events occur, it is possible that additional cash may be needed before June 30, 2009 to support operations. We continue to seek financing in order to support operations and continue as a going concern. At this time we have received no commitments for additional financing. The accompanying consolidated financial statements have been prepared assuming that we will continue as a going concern. However, if additional capital is not obtained, we will not be able to continue as a going concern. Our financial statements do not include any adjustments relating to the recoverability or classification of assets or the amounts or classification of liabilities that might result from the outcome of this uncertainty.

Equity and Debt Financings

On January 16, 2009 and February 13, 2009, we closed the private placements of approximately 2,015,000 and 495,000 shares, respectively, of our common stock at $3.50 per share, for aggregated gross proceeds of approximately $8.75 million.  The investors in these offerings have certain terminable anti-dilution rights if the Company consummates a subsequent financing below $3.20 per share of common stock.  In connection with the offerings, the Company issued an aggregate of 376,474 warrants to investors to purchase additional shares of common stock at an exercise price of $1.20 per share. The warrants expire five years after the date of issuance.  We have agreed to use commercially reasonable efforts to register the common stock sold in the private placements as well as the common stock issuable upon exercise of the warrants on a registration statement to be filed with the SEC. There are no liquidated damages for a failed registration and the warrants may be settled in unregistered shares.

On July 24, 2008 we completed the private placement of $2,520,500 aggregate principal amount of unsecured convertible notes (the “July 2008 Notes”). The July 2008 Notes accrue interest at an annual rate of 8% and become due and payable on July 24, 2009. At the option of the holders, the Notes initially were convertible into our Series F Convertible Preferred Stock, par value $0.01 per share (“Series F Stock”) at a price of $15 per share. After the one-for twenty reverse stock split of our common stock that was effective November 29, 2009, and mandatory conversion of the Series F Stock, the July 2008 Notes became convertible into our common stock (based on the original terms of the financing) at an initial conversion price of $3.00 per share.  In connection with this financing, we issued warrants that initially were exercisable for 42,310 shares of Series F Stock, at a price of $1.00 per share of Series F Stock. After the one-for twenty reverse stock split of our common stock and mandatory conversion of the Series F Stock, the warrants became exercisable for 211,615 shares of common stock, at a price of $0.20 per share (based on the original terms of the financing). The warrants expire five years from the date of issuance.

In connection with the July 24, 2008 financing, on July 21, 2008, our Board of Directors authorized the filing of a Certificate of Designations, Preferences and Rights of Series F Convertible Preferred Stock (the “Series F Certificate”) with the Secretary of State of the State of Delaware to designate and establish 270,000 shares of Series F Stock.  The Series F Certificate was filed on July 23, 2008 and was effective upon filing.  The Series F Certificate provides, among other things, that each share of Series F Stock is mandatorily convertible into 100 shares, initially (prior to the impact of the reverse stock split), of Common Stock immediately upon either (i) amendment of our certificate of incorporation to increase the number of authorized shares of Common Stock sufficient to effect the conversion or (ii) the effectiveness of a reverse stock split of the Common Stock such that there are a sufficient number of shares of Common Stock available to effect the conversion, in both situations after taking into account all other shares of Common Stock outstanding or required to be issued upon the conversion of any of our preferred stock or exercise of any options or warrants authorized by us.  Either of such corporate actions was subject to the approval of our stockholders before they may be executed. At the 2008 annual meeting our stockholders approved an amendment to our Amended and Restated Certificate of Incorporation to effect a one-for-fourteen, one-for-sixteen, one-for-eighteen or one-for-twenty reverse stock split, subject to the discretion of our Board of Directors before November 30, 2008. On November 29, 2008, we effected a one-for-twenty reverse stock split of the Company’s common stock and each share of Series F Stock mandatorily converted into five shares of common stock. No shares of Series F Stock were issued or outstanding at the time of mandatory conversion.

The holders of the July 2008 Notes have certain terminable preemptive rights to purchase a pro rata share in a subsequent qualified financing by us.  The conversion rate of the July 2008 Notes is subject to the anti-dilution rights of the holders of each.  The Company has agreed to use commercially reasonable efforts to register the common stock into which the July 2008 Notes and the warrants will convert on one or more registration statements to be filed with the SEC upon request by the investors. There are no liquidated damages for a failed registration and the warrants and note conversions may be settled in unregistered shares.

On December 4, 2008 we completed the private placement of $499,400 aggregate principal amount of unsecured convertible notes (the “December 2008 Notes”). The December 2008 Notes accrue interest at an annual rate of 8% and become due and payable on July 24, 2009. At the option of the holders, the December 2008 Notes may be converted into our common stock at a price of $3.00 per share. In connection with the financing, we issued warrants to purchase 41,628 shares of common stock, exercisable at a price of $0.20 per share. The warrants expire five years after issuance. The conversion rate of the December 2008 Notes is subject to the anti-dilution rights of the holders. We have agreed to use commercially reasonable efforts to register the common stock into which the December 2008 Notes and the warrants will convert on one or more registration statements to be filed with the SEC upon request by the investors. There are no liquidated damages for a failed registration and the warrants and note conversions may be settled in unregistered shares.

The January 16, 2009 common stock offering effectively terminated all rights of first offer held by those investors who also held July 2008 Notes.  In addition, the investors in the January 16, 2009 offering converted an aggregate of approximately $3 million of July 2008 and December 2008 Notes held by such investors into approximately 989,000 shares of our common stock in accordance with the terms of such Notes.

On March 2, 2007, March 30, 2007 and April 5, 2007, we completed the private placement of 71,429 shares, 47,619 shares, and 16,667 shares, respectively, of Series D Convertible Preferred Stock, par value $0.01 per share (“Series D Stock”), resulting in aggregate proceeds net of issuance costs approximating $5.6 million (the “Series D financing”). On November 29, 2008, we effected a one-for-twenty reverse stock split of our common stock and each share of Series D Stock mandatorily converted into five shares of our common stock.

In connection with the Series D financing, we issued to the investors warrants to purchase 40,714 shares of our Series D Stock at an initial exercise price of $63 per share. As a result of the one-for-twenty reverse stock split and mandatory conversion of the Series D Stock, the warrants became exercisable for 203,570 shares of our common stock at an initial exercise price of $12.60 per share (based on the original terms of the financing). The warrants expire five years after issuance. Also in connection with the Series D financing, we issued to the investors options to purchase up to 135,715 shares of our Series D Stock, exercisable for cash at $42 per share. As a result of the one-for-twenty reverse stock split and mandatory conversion of the Series D Stock, the options became exercisable for 678,575 shares of our common stock at $8.40 per share (based on the original terms of the financing). Initially, the options were exercisable for 15 days following public announcement of FDA clearance of our Collagen Scaffold device as a class II device and expired at the earliest of the 15th day after such public announcement, partial exercise of the option, or December 31, 2007. In October 2007, we extended the expiration date of the options to December 31, 2008 (see Note 15 to our December 31, 2008 consolidated financial statements contained elsewhere herein). All of the options have expired unexercised. At December 31, 2008, the warrants met the criteria of EITF No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock, for classification as equity in our consolidated balance sheet.

Effective March 2, 2007, we entered into a one year consulting agreement to retain the financial advisory services of Sanderling Ventures Management VI (Sanderling), affiliates of whom together beneficially own in excess of five percent of our common stock. In consideration for such services, we issued to Sanderling a warrant to purchase 2,000 shares of Series D Stock with the warrant having a five-year term and an exercise price of $42 per share. As a result of the one-for-twenty reverse stock split and mandatory conversion of the Series D Stock, the options became exercisable for 10,000 shares of our common stock at $8.40 per common share. Using the Black Scholes model, we have estimated the fair value of the warrant to be approximately $69,000, which was expensed in its 2007 results of operations.

During the first quarter of 2009, holders of 4,643,556 shares of Series C Stock exercised their right to convert their shares into 232,180 shares of common stock.

During 2008, holders of 492,785 and 557,991 shares of Series A Stock and Series C Stock, respectively, exercised their right to convert their shares to 24,639 and 27,896 shares of common stock, respectively.  During 2007, holders of 10,776,909 and 4,463,289 shares of Series A Stock and Series C Stock, respectively, exercised their right to convert their shares to an equal number of shares of common stock. Pursuant to the one-for-twenty reverse stock split effective November 29, 2009, the common shares into which the Series A and Series C Stock were converted in 2007 were adjusted to 538,845 and 223,164 common shares, respectively. As a result of the Series C Stock conversions, $11,000 and $173,000 of unamortized issuance costs associated with the Series C Stock was recognized during 2008 and 2007, respectively, as a deemed dividend to preferred stockholders for purposes of determining net loss attributable to common stockholders.

Debt Arrangements

We have obtained debt financing from Zimmer, the successor-in-interest to Centerpulse, a shareholder, pursuant to two credit agreements. As of March 31, 2009, we owed approximately $8.6 million under these credit facilities. The credit agreements provide that the debt will mature on December 31, 2009. On the due date, we may, at our sole option, require any unpaid debt to be converted into equity provided that (i) our shares are publicly traded, (ii) there is reasonable liquidity in the trading of our shares, and (iii) the debt is converted into registered shares. The conversion price per share is equal to 75% of the then current market price of our common stock. Accrued interest under these credit facilities is due upon maturity of the underlying principal. As of March 31, 2009, we did not have sufficient cash to satisfy this debt. As of March 31, 2009, accrued interest on the credit facilities was approximately $2.5 million. The weighted average interest rate on the credit facilities was 4.27% and 5.28% for the years ended December 31, 2008 and 2007, respectively, and was 3.21% and 4.87% for the three months ended March 31, 2009 and 2008, respectively.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

BUSINESS

References in this Report to “ReGen,” the “Company,” “we,” “us” and “our” refer to ReGen Biologics, Inc., together with its subsidiaries, unless the context otherwise requires.

General

We are an orthopedic products company that develops, manufactures and markets innovative tissue growth and repair products for U.S. and global markets. Our proprietary collagen matrix technology includes applications in orthopedics, general surgery, spine, cardiovascular and drug delivery. Some of these applications are marketable currently while others are in various stages of development. Our first approved product using the collagen matrix technology is the Menaflex™ collagen meniscus implant device (also known as the CMI®), which is marketed for sale in the EU and the Republic of South Africa, through our wholly-owned subsidiary, ReGen AG. We aim to improve the standard of surgical care through the use of our unique collagen scaffold technology and strong commitment to evidence-based medicine and surgeon training.

In December 2008, we received FDA clearance to market our collagen scaffold device, the Menaflex collagen meniscus implant, in the U.S. The Menaflex device was determined to be substantially equivalent to existing Class II devices through the 510(k) premarket notification process and is indicated for use in surgical procedures for the reinforcement and repair of soft tissue injuries of the medial meniscus. In the first quarter of 2009 we initiated U.S. marketing of the Menaflex product for the medial indication. We market the Menaflex product in the EU and the Republic of South Africa for both the medial and lateral indications. We plan to seek expansion of the indication for use in the lateral meniscus through a new 510(k) application to be submitted to the FDA during the second quarter of 2009. There can be no assurance as to the outcome of our efforts to expand the indication for use in the lateral meniscus or the time frame to complete the 510(k) process.

On May 11, 2009, certain members of the House of Representatives Committee on Energy and Commerce wrote a letter to the FDA raising concerns regarding the FDA’s 510(k) clearance process involving the Menaflex device. The authors of the letter state their understanding that the FDA may be reexamining its decision to approve the Menaflex for marketing; however, they also state that while they take no position on the ultimate outcome of FDA’s investigation, they wish to be kept apprised of this matter.  ReGen has received no indication as to what the FDA’s response will be to this inquiry. Further, in March 2009, we received a letter from the office of Senator Charles E. Grassley, a member of the Senate Committee on Finance, regarding the approval process of the Menaflex in the context of his examination of the relationship between the FDA and product manufacturers. The letter requested us to provide responses and information in connection with the approval process. A similar letter was sent by Senator Grassley to the FDA also requesting information about the FDA’s interactions with ReGen.  ReGen has cooperated fully with Senator Grassley’s inquiry to date. We have also been made aware of a letter sent in May 2009 from the FDA in response to Senator Grassley regarding the approval process of the Menaflex. That letter indicates that the FDA intends to conduct a preliminary internal review of the approval process for the Menaflex and will, among other things, address whether to reconsider the clearance decision of the Menaflex. To date, we have not been notified by the FDA regarding any such review or reconsideration. We believe it would be extraordinary for the FDA to revoke clearance of a device cleared through the 510(k) process, especially given the data provided on the Menaflex device and the input received from an independent Advisory Panel; however, there can be no assurance that the FDA will not decide to revoke clearance of the Menaflex for use in the medial meniscus.  If this occurs, we would no longer be permitted to market the Menaflex in the United States and such developments would significantly and negatively impact our business.  Further, the FDA review and the congressional inquiries, if each continues, could (among other things) adversely affect our ability to raise additional capital to fund our business, adversely impact the approval process of our new 510(k) application for expansion of the indication for use of the Menaflex in the lateral meniscus and prove a distraction for our management.

We also sell the SharpShooter® Tissue Repair System, or SharpShooter, a suturing device used to facilitate the surgical implantation of the Menaflex device, as well as to perform other similar arthroscopic meniscus repair procedures. The SharpShooter is currently sold through a worldwide non-exclusive distribution agreement with ConMed Linvatec (“Linvatec”) (NASDAQ: CNMD) and outside the U.S., through ReGen AG. The SharpShooter is cleared for sale and marketed in the U.S., the EU, Canada, Australia, Chile, the Republic of South Africa, and Japan.

Our current strategic priorities are to: (i) effectively commercialize the Menaflex product through development of specialized distribution, marketing, and training programs in the U.S. and other markets and (ii) further advance selected product development opportunities. Our long-term strategy is to capitalize on our proven collagen matrix technology by continuing to design, develop, manufacture and market our own products, as well as partner with others to develop and market products in targeted therapeutic areas. However, our ability to pursue these strategies is subject to the outcome of the FDA and congressional inquiries documented above and the constraints of our current liquidity position. For more information on our liquidity position, see “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION—Liquidity and Capital Resources.”

We have exclusive worldwide rights to market the Menaflex device subject to relevant regulatory clearance in each market. ReGen AG conducts our distribution activities outside the U.S. through local market distributors and a limited number of employees. Currently, we have distributorship agreements with independent orthopedic device marketing organizations for distribution of our products in Italy, Spain, Andorra, Poland, Turkey, the United Kingdom (the “U.K.”), and the Republic of South Africa.

During 2008, our international priority was market penetration in Italy, Spain, and Germany and opening new markets in other countries, such as the U.K. In the first quarter of 2009 we began to implement our U.S. launch plan to market the Menaflex and other products in the U.S. During the first quarter of 2009, we trained 45 sports medicine surgeons in the use of the Menaflex device and over 30 sales representatives. Training programs have been held in New York City, Minneapolis, San Diego, and Vail, Colorado. Trainers include our own research team, along with experienced surgeons from Europe and the U.S.  Surgeons trained include key thought leaders and sports medicine surgeons from across the U.S., including surgeons who cover professional and prominent university sports teams and those who were investigators in the original multi-center clinical trial for the Menaflex device. We have also trained seven sports medicine fellows who will begin their practices later this year. The sales representatives who were trained will provide ongoing sales and customer support functions as part of our independent U.S. product distribution network.  On April 15, 2009, the first commercial surgery in the U.S. utilizing the Menaflex was completed and limited U.S. sales of the Menaflex product have begun in the second quarter of 2009.

For the rest of 2009 our current plan of operation is to continue to market the Menaflex product, continue to train and recruit surgeons and other medical professionals with respect to the Menaflex product, recruit and retain more distributors of the Menaflex and attempt to obtain further capital through financing to support operations and continue as a going concern. For more information see “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION—Liquidity and Capital Resources.”

Corporate Background

ReGen Biologics, Inc., a Delaware corporation, was incorporated as APACHE Medical Systems, Inc. (“APACHE”) on September 1, 1987. APACHE was a provider of clinically based decision support information systems and consulting services to the healthcare industry. We sold or discontinued the APACHE business and changed our name to Aros Corporation in 2001. In June 2002 Aros acquired RBio, Inc. (“RBio”), formerly ReGen Biologics, Inc., as a wholly-owned subsidiary. Effective November 12, 2002, Aros Corporation changed its name to ReGen Biologics, Inc., and began trading under the ticker symbol “RGBI,” effective November 20, 2002. On November 29, 2008, we effected a one-for-twenty reverse stock split of its outstanding common stock and began trading on the OTC Bulletin Board under the new ticker symbol “RGBO,” effective December 1, 2008. All current and historical share and per share information in this registration statement has been adjusted to reflect the results of the reverse stock split.

Until June 21, 2002, RBio was a privately held tissue engineering company founded in 1989. RBio’s business comprises substantially all of the business conducted by ReGen; accordingly, discussions of the Company’s business are, in effect, a discussion of RBio’s operations. Through RBio we design, develop, manufacture and market medical devices for the repair of soft tissue in humans primarily for orthopedic applications. RBio operates an ISO 13485 certified manufacturing and research facility in Redwood City, California. In 2005 we formed, ReGen AG, a wholly-owned subsidiary located in Baar, Switzerland, to conduct our distribution activities outside the U.S. Our corporate management and clinical and regulatory affairs are based in Hackensack, New Jersey.

Our Core Technology

Our core collagen matrix technology facilitates cellular ingrowth, described as guided tissue generation. That is, if injured or deficient tissues and structures within the body are provided with a suitable environment for cellular ingrowth, the body has the ability to use its own cellular repair mechanisms to remodel into new tissue and provide reinforcement for existing tissue. We have developed a proprietary type I bovine collagen matrix material into which the body’s own cells migrate, adhere and use the scaffold as a template to generate new tissue designed to reinforce existing soft tissue structures. We believe our proprietary tissue engineering processes are capable of producing a variety of two and three dimensional collagen scaffolds with chemical, mechanical, and physical properties optimized for reinforcing existing tissue in specific sites within the body. Our initial application, the Menaflex collagen meniscus implant, uses this technology to guide the generation of new tissue and provide reinforcement for existing tissue in the meniscus of the knee. We have a number of additional applications of our core collagen matrix technology in varying stages of development for use in and outside of the orthopedic marketplace.

Collagen is a multifunctional family of proteins with unique structural characteristics. To date, 19 different proteins can be classified as collagen, making collagen the most abundant protein in the human body. Among the various collagens, type I collagen is the most abundant and is the major constituent of bone, skin, and tendon.

The structure of animal type I collagen is highly similar to the structure of human type I collagen. Based on the important functions of type I collagen in the body and the biocompatibility of animal type I collagen, this material has become increasingly popular as a biomaterial for clinical applications, particularly in the repair and regeneration of damaged or diseased tissue.

The Meniscus Market

The meniscus is a crescent-shaped wedge of fibrous tissue located in the knee joint between the lower end of the thigh bone, or femur, and the top of the shin bone, or tibia. The meniscus acts as a shock absorber and a stabilizer protecting the articular cartilage that covers the ends of both the femur and the tibia.

In the last 50 years, both the conceptual understanding of meniscus function and the resulting methods of meniscus repair have changed dramatically. Previously, it was generally believed that menisci served no particular function and could be removed without causing any adverse effects to the patient. However, laboratory investigations of biomechanical function have shown that the meniscus is a vital structure in lubrication and stabilization of the knee joint, protection of joint surfaces, and proper weight distribution across the knee.

Injury to the knee may result in a tear of the meniscus tissue. Damage to the meniscus can occur by sudden twisting of the knee or by blunt forces that impact the joint. As part of the aging process, the meniscus becomes less flexible which makes it more likely that everyday physical exertion may cause meniscus injury. Injury to meniscus cartilage can result in pain and swelling or it may cause the knee to give way or lock. According to industry data and our estimates, in 2008 there were approximately 1.7 million arthroscopic surgical procedures involving the meniscus worldwide. For purposes of our business planning and marketing activities, we assume that the U.S. approximates over 50% of the worldwide market for arthroscopy products in general and more specifically those focused on the meniscus and include a 3% annual growth rate for all meniscus surgical procedures.

Other than in markets where ReGen’s Menaflex product is approved for use in the meniscus, orthopedic surgeons and their patients are currently presented with three alternatives for treatment of a torn or damaged meniscus:

(1) Partial Meniscus Removal

The procedure by which part of the meniscus is removed is called a partial meniscectomy. Based on industry data and our estimates, approximately 80% of all meniscus surgeries involve the partial removal of the meniscus, suggesting that in 2008 there were approximately 1.3 million partial meniscectomy procedures performed worldwide. A partial meniscectomy is considered the current standard of care when a meniscus repair procedure (discussed below) is not possible. The meniscus, however, will not regenerate on its own; therefore, no significant amount of new tissue fills the void left by the partial meniscectomy. According to orthopedic researchers, without the adequate protection and support provided by the meniscus, the knee joint can become unstable and the articular cartilage covering the femur and the tibia may deteriorate or degenerate. Over time, the degenerative process can lead to osteoarthritis which can cause significant reductions in patient activity and persistent and increasing knee pain.

Based on industry data and the same estimates described above, approximately 18 million partial meniscectomy procedures were performed worldwide in the last 20 years. Patients who have had a partial meniscectomy frequently require one or more partial meniscectomies in the future, removing increasingly more meniscus tissue. Eventually, these patients may experience substantial articular cartilage damage, which in many cases will lead to a knee joint replacement. Industry sources indicate that in 2008 there were approximately 600,000 knee joint replacements performed world wide.

(2) Meniscus Repair

For approximately the last 30 years, in certain cases surgeons have been able to preserve a damaged meniscus by performing a meniscus repair procedure. Based on industry data, we estimate that meniscus repairs represent approximately 20% of all meniscus surgical procedures. We believe that there were approximately 330,000 meniscus repair procedures performed worldwide in 2008. A meniscus repair entails suturing together or otherwise surgically connecting the torn edges of the meniscus. Once healed, the meniscus can resume its normal function. New devices that facilitate the suture repair of a torn meniscus may allow for an increase in the percentage of meniscus tears that are repairable and they may prove to increase the overall proportion of repairs compared to partial meniscectomy procedures.

(3) Meniscus Transplant

The least performed of the three alternative treatments is meniscus transplant. When a patient sustains substantial meniscus damage that requires a total meniscectomy, a surgeon may consider implanting a meniscus removed from a cadaver, or an allograft, as a transplant for a patient’s damaged meniscus. We believe that only a limited number of meniscus transplants are performed worldwide on an annual basis. Two factors limit the number of meniscus transplant surgeries. First, this procedure is only performed when the entire natural meniscus is removed. Therefore, if the implant fails to survive, the patient has no remaining meniscus tissue to protect the joint. Second, a limited number of menisci are available from cadavers annually.

The ReGen Solution

The Menaflex collagen meniscus implant facilitates growth of new tissue to reinforce existing meniscus tissue following partial meniscectomy in the human knee. The Menaflex device is sutured into the area where torn or damaged meniscus tissue has been removed. Once sutured in place, the Menaflex device reinforces the remaining meniscus tissue, and provides a scaffold to guide the generation of new tissue using the body’s own cellular repair mechanisms. New tissue forms and over time the collagen scaffold is absorbed by the body leaving new tissue in its place.

Based on our assessment of eligibility and in consultation with surgeons, we believe that approximately 50% of partial meniscectomy procedures could benefit from the use of the Menaflex product. In making this assessment, we assume a higher likelihood that those patients who had previously undergone surgery and those with greater meniscus loss would benefit more immediately from use of ReGen’s Menaflex product. We estimate the potential worldwide market for the Menaflex product to be approximately 650,000 procedures in 2008, representing approximately $1.3 billion.

Our Products

Menaflex Collagen Meniscus Implant

Our first approved product using our collagen matrix technology is the Menaflex collagen meniscus implant device (also known as the CMI®). ReGen developed the new brand name – Menaflex – for its collagen meniscus implant device in 2007.  The CMI name was used during the research and development phase of our collagen meniscus implant device, and it will continue to be seen in numerous scientific publications and clinical references.  Menaflex is a unique brand name that is designed to enhance our product's recognition among patients and surgeons.

The Menaflex device is intended to facilitate growth of new tissue to reinforce and repair the remaining meniscus. Meniscus tissue loss typically occurs through an arthroscopic partial meniscectomy procedure performed to address meniscus tears or other irreparable damage resulting from acute injury or long-term wear. The surgeon sutures the Menaflex device to the rim of the meniscus remaining after partial meniscectomy. Once implanted, the Menaflex device’s highly porous matrix guides the growth of new tissue from the patient’s own cells. The Menaflex implantation procedure provides the only clinically proven option to address the partial loss of meniscus tissue in patients undergoing partial meniscectomy, as reported by the authors of “Comparison of the Collagen Meniscus Implant with Partial Meniscectomy,”1 which was published in the July 2008 issue of The Journal of Bone and Joint Surgery (“JBJS”). The article presents peer reviewed documentation of long-term clinical results demonstrated in patients participating in ReGen’s Multicenter Clinical Trial (MCT).  (See further information about the JBJS article and the MCT below, under the heading U.S. CMI Clinical Trial.) The authors of the JBJS article found that the Menaflex implant resulted in a statistically significant increase in new tissue within the meniscus for patients with both acute and chronic meniscus injuries.  Findings further indicated that patients with one to three prior meniscus injuries (chronic group) regained significantly more pre-injury activity, and had fewer meniscus-related reoperations than the control group, evidencing the potential to slow the progression of degenerative joint changes in those patients.

The SharpShooter Tissue Repair System

As our research and development program generates new core products, we may develop supportive products that facilitate surgery. The first example of these supportive products is the SharpShooter Tissue Repair System, or SharpShooter, a needle-advancing instrument that allows surgeons to accurately place needles in hard-to-reach locations of the meniscus. Although initially designed for use in suturing the Menaflex device, the SharpShooter is also suited for use in a portion of the industry-estimated 330,000 meniscus repair procedures performed worldwide in 2008.

The SharpShooter is marketed for sale in the U.S., the EU, the Republic of South Africa, Canada, Australia, Chile and Japan. The system includes a unique method to deliver sutures using a patented delivery handle and a series of six anatomic cannulae that are able to reach all areas of the meniscus. While traditional manual suturing techniques are plagued by problems such as lack of access, consistency and speed, the SharpShooter allows the surgeon more control over the placement of sutures and increases the efficiency and effectiveness of meniscus procedures. We believe the SharpShooter offers a number of benefits, including:

1           By: William G. Rodkey, D.V.M. (Vail, CO), Kenneth E. DeHaven, M.D. (Rochester, NY), William H. Montgomery, III, M.D. (San Francisco, CA), Champ L. Baker, Jr., M.D. (Columbus, GA), Charles L. Beck, Jr., M.D. (Salt Lake City, UT), Scott E. Hormel, M.D. (Seattle, WA), J. Richard Steadman, M.D. (Vail, CO), Brian J. Cole, M.D. (Chicago, IL), and Karen K. Briggs, MPH (Vail, CO).

•	Single-handed operation, provided by a patented delivery handle, which allows a surgeon greater control over needle placement;

•	Better viewing and access to all areas of the meniscus, provided by cannulae options;

•	Easier and safer passage of suture needles;

•	Simple loading and pre-attached sutures reducing surgery time; and

•	More accurate repair of meniscus tears by surgeons with less assistance in the operating room.

U.S. CMI Clinical Trial

ReGen sponsors a pivotal multicenter clinical trial (the “MCT”) in the U.S., which was the subject of an article, “Comparison of the Collagen Meniscus Implant with Partial Meniscectomy,” published in the July 2008 issue of JBJS.   The MCT is a two-arm, controlled, and randomized study comparing the CMI to the current standard of care, the partial meniscectomy. A total of 313 patients were enrolled in the study; however two patients were withdrawn from the study and their data were excluded from analysis because it was later found that these patients failed to meet the inclusion and exclusion criteria of the study. The remaining 311 patients constitute the group reported on in the JBJS article. The study was randomized on a one-to-one basis at each of the centers participating in the MCT, resulting in a total of 160 patients receiving the CMI. The MCT is comprised of two separate protocols, one for acute patients (patients with no prior surgery to the involved meniscus), and one for chronic patients (patients with one to three prior surgeries to the involved meniscus).Study protocol required patients in the MCT to complete a two-year clinical follow-up with additional follow-up through seven years by questionnaire. In addition, the patients who received the CMI were required to have a second-look arthroscopy and biopsy one year after the implant surgery.

We have undertaken a substantial commitment to audit, analyze and tabulate the MCT data. We intend to continue to follow patients in the MCT through the full seven year follow-up period and we believe our investment in the MCT and resulting clinical data represents a valuable source of data on patient outcomes that may be useful as the basis for scientific publications and further research that could lead to important new improvements in the treatment of meniscus injury.

The JBJS article provides peer reviewed documentation of long-term clinical results demonstrated in patients participating in the MCT. The article reports findings for 311 patients with follow-up periods ranging from 16 to 92 months, with a mean follow-up period of 60 months. The authors of the JBJS article found that the collagen meniscus implant resulted in a statistically significant increase in new tissue within the meniscus for patients with both acute and chronic meniscus injuries.  Findings further indicated that patients with one to three prior meniscus injuries (chronic group) regained significantly more lost activity, and had fewer meniscus symptom-related reoperations than the control group, evidencing the potential to slow the progression of degenerative joint changes in those patients.

Prior to beginning the MCT, we conducted a Feasibility Study of the CMI. All eight patients who participated in the Study were operated on and received the CMI at the Steadman Hawkins Clinic in Vail, Colorado. Highlights of the Feasibility Study include the eight patients having, on average, more than twice as much meniscus-like tissue as they had following the partial meniscectomy and a steady increase in patient activity levels over five years, returning to activity levels that are approaching those experienced prior to injury. None of the eight patients had any significant adverse events attributable to the CMI. A portion of these results were reported to and reviewed by the FDA prior to commencement of the MCT. Results of the Feasibility Study were published in Arthroscopy, The Journal of Arthroscopic and Related Surgery, in May 2005.

Customers, Sales and Marketing

The Menaflex collagen meniscus implant is the first device cleared by the FDA for repair and reinforcement of medial meniscus tissue. The Menaflex device is marketed for sale, for both the medial and lateral meniscus indications, in the EU and the Republic of South Africa. The SharpShooter is marketed for sale in the U.S., the EU, the Republic of South Africa, Canada, Australia, Chile, and Japan.

Our subsidiary, ReGen AG, conducts distribution activities outside the U.S. through local market distributors and a limited number of employees. We have entered into distributorship agreements whereby we have granted each distributor exclusive distribution rights to market the Menaflex product and non-exclusive rights to market other ReGen products in specified geographic locations. The territories covered by our current agreements and their respective expirations are as follows:

•	Italy, through June 30, 2009;

•	All of Spain except Catalonia territory, through December 31, 2009;

•	Catalonia, Spain (Barcelona, Tarragona, Lleida, Gerona, Islas Baleares) and Andorra, through December 31, 2009;

•	The Republic of South Africa, through December 31, 2010;

•	Poland, through December 31, 2010;

•	Turkey, through December 31, 2009; and

•	U.K., through December 31, 2010.

In addition to selling through distributors, ReGen AG also sells our products directly to clinics and hospitals in Austria, Switzerland, Germany and Belgium. Direct sales are supported by employees of ReGen AG. Since ReGen AG was established through March 31, 2009, a total of 216 surgeons have been trained in the Menaflex surgical technique. Of these surgeons, 16 and 92 were trained in 2009 and 2008, respectively.

We have developed a U.S. launch plan which leverages our experience in marketing the Menaflex product in Europe, including surgeon training and surgical technique refinements. In January 2009 we provided the first training session for U.S. surgeons in Europe and surgeon training session began in the U.S. in February 2009. In December 2008 we hired a Senior Vice President of Sales and Marketing. We have conducted an analysis to implement a viable reimbursement strategy and initiated recruitment of successful independent sports medicine focused distributors. On April 15, 2009, the first commercial surgery in the U.S. utilizing the Menaflex was completed and limited U.S. sales of the Menaflex product have begun in the second quarter of 2009.

Linvatec, an industry leader in the arthroscopy marketplace, has a non-exclusive worldwide license to sell SharpShooter products. Under the license agreement, Linvatec is obligated to pay us a royalty of between 10% and 12% of net sales of SharpShooters that it sells to end users. Linvatec has the right to assume production responsibility from us for SharpShooter, but to date has not exercised this right. Until the right to assume production responsibility is exercised, Linvatec must buy SharpShooter components from ReGen at a price equal to our cost. This agreement continues in force at Linvatec’s option.

Revenues Attributable to the U.S. and Foreign Countries

Percentages of our revenue from sales to customers attributable to the U.S. and other countries:

	Three Months Ended March 31,
	2009	2008
Sales revenue:
U.S. (Linvatec)	24%	5%
Krankenhaus Norderney (direct, Germany)	4%	—
Germany (direct, various other)	39%	56%
Hospital Innovations, Ltd. (distributor, U.K.)	11%	3%
Italy (one distributor)	4%	9%
Spain (two distributors)	0%	9%
Austria (direct, various)	7%	7%
Poland (one distributor)	0%	3%
Republic of South Africa (one distributor)	4%	2%
Switzerland (direct, various)	6%	6%
Belgium (direct, various)	1%	0%

	Years Ended December 31,
	2008	2007
Sales revenue:
U.S. (Linvatec)	22%	34%
Germany (direct, various)	47%	46%
Italy (one distributor)	6%	9%
Spain (two distributors)	4%	2%
Austria (direct, various)	7%	1%
U.K. (one distributor)	3%	0%
Poland (one distributor)	3%	1%
Republic of South Africa (one distributor)	3%	4%
Switzerland (direct, various)	4%	3%
Belgium (direct, various)	1%	0%

Intellectual Property

Although patents often are a necessary component of our technology and products protection strategy, we believe that the other primary elements of our intellectual property represent important assets and additional barriers to entry for our competitors. Our intellectual property assets include (i) owned and licensed patents; (ii) proprietary manufacturing processes and similar trade secrets, (iii) our brand and trade names and marks, and (iv) unique and extensive clinical data on meniscus injury and treatment.

We require our employees, consultants and advisors to execute nondisclosure agreements in connection with their employment, consulting or advisory relationships with us. We also require our employees, and some consultants and advisors to agree to disclose and assign to us all inventions conceived during their work for us, which use our intellectual property or which relate to our business.

We own and/or have exclusive rights to 15 U.S. patents, 80 international patents, and 17 pending US and foreign applications. Of these patents and applications, 92 relate to the composition or application of our collagen matrix technology and 20 relate to meniscus repair devices. The expiration dates of our U.S. patents relating to the composition of our collagen matrix technology and SharpShooter device range from April 28, 2009 to January 21, 2018. Our pending patent applications include applications directed to both the advancement of our collagen matrix technology, such as membrane reinforced and lubricious coated materials, as well as a new meniscus repair device.

In addition to our patents, we also own trademark registrations of the marks REGEN BIOLOGICS®, REGEN®, CMI®, and SHARPSHOOTER® and have pending trademark filings and common law rights to various other trademarks, tradenames and logos, including but not limited to the ReGen Design and Menaflex.

Pursuant to an assignment and royalty agreement, we have acquired all legal rights to the SharpShooter from Dr. J. Richard Steadman, a member of our Board of Directors, and Modified Polymer Components, Inc. (“MPC”). In consideration for the rights granted we are obligated to pay royalties to Dr. Steadman and MPC for ten years after the first public announcement by us of the launch of the SharpShooter in the U.S. Royalties due to Dr. Steadman range between 2.4% and 4.8% of net sales of the SharpShooter and royalties due to MPC range between 0.6% and 1.2% of net sales of the SharpShooter. No further royalties will be due to either Dr. Steadman or MPC on net sales made beginning in the year 2010. The assignment of rights under the agreement are irrevocable and cannot be invalidated, rescinded or terminated except by another written agreement executed by the parties to each assignment. The remainder of the agreement expires ten years after the first commercial sale of a SharpShooter. For the calendar years 2008 and 2007, the royalty expenses under this agreement approximated $18,000 and $15,000 respectively which is reported as cost of goods sold in the accompanying consolidated statements of operations.

Pursuant to an exclusive license agreement with Dr. Shu-Tung Li, we have acquired an exclusive, worldwide, royalty-bearing right and license to develop, manufacture or have manufactured, use, offer for sale, sell and import certain products relating to self expandable collagen implants designed to close and/or fill tissue voids, repair defects or augment soft tissue function. The agreement expires on the later of 10 years from the date of the first commercial sale of a product covered by the agreement or the date that the last-to-expire patent among certain patents expires. We have the right to terminate the agreement, for any reason, upon 30 days prior written notice to Dr. Shu-Tung Li. We completed our payments under this license agreement during fiscal year 2000.

Research and Development

We believe that our proprietary collagen matrix technologies may have the potential to be used for the treatment of various injuries and degeneration of other tissue structures such as the intervertebral disc of the spine and articular cartilage of degenerated joints. This technology may also be used as a carrier matrix for therapeutic agents for hard and soft tissue repair and new tissue growth applications. These applications are in various stages of development from proof of concept to preparation for submission to the FDA. As advances in tissue growth and genetic engineering converge, we foresee potential opportunities to develop additional uses for our technologies.

During 2008 and 2007, our research and development was focused largely on regulatory activities and also on our CMI clinical trial and related activities in the U.S. We continued a small European post-market surveillance designed to validate safety and surgical technique and to add important lateral experience to our clinical database on the meniscus. This surveillance, which we had initiated in 2006, involves data collection on 49 patients who received the lateral device and are being followed for two years post-implantation.  To date all patients have passed the one year follow-up time period and the preliminary results appear to be consistent with the results seen in the medial meniscus.

We have developed a prototype of an all-inside tissue repair system. During 2007, we applied for patent protection and initiated regulatory activities in the U.S. and Europe required to clear the way for marketing of the new product. Our regulatory efforts are pending final product design. Lastly, we have conducted early research on potential extended application of our collagen matrix technology.

Our research and development activities are conducted through the use of internal and external resources. We engage outside consultants and academic research facilities for assistance with new product development. Additionally, we may license technology from third parties. We may, in the future, hire additional research and development employees. We plan to continue to use outside resources for product research. We also plan to continue to have relationships with prominent researchers and clinicians, some of whom have assisted in the development of our technology.

Research and development expense approximated $4.0 million for the each of the years ended December 31, 2008 and 2007. Our spending for research and development is primarily for clinical and regulatory activities and maintenance of patents and other intellectual property.

Third-Party Reimbursement

Reimbursement outside the U.S.

In those countries where our products are approved for sale, we expect that sales volumes and prices of our products will continue to be influenced by the availability of reimbursement from governments or third-party payers. If adequate levels of reimbursement from governments or third-party payers outside of the U.S. are not obtained, international sales of our products will be limited. Outside of the U.S., reimbursement systems vary significantly by country. Many foreign markets have government-managed health care systems that govern reimbursement for medical devices and procedures and often require special consideration for reimbursement for a new device.

Reimbursement in the U.S.

The U.S. reimbursement process is comprised of the following three elements: (1) codes that describe the products and procedures; (2) coverage or the agreement by the payer to pay for the products and procedures; and (3) the level of payment for the products and procedures.

In general, it is important to assess the viability of device and procedure reimbursement early in the development and clinical process. If the new technology involves a new procedure, a unique CPT (Current Procedural Terminology) code may need to be obtained as well as appropriate assignment by Medicare to a payable facility APC (Ambulatory Patient Classification) code. The device associated with the procedure may also need to obtain an appropriate HCPCS (Health Care Procedure Coding System) code. The primary assessment should focus on procedure and product coding as well as the following:

•	Based on patient demographics for the procedure, who will be the primary payer (Medicare, private payer, workers’ compensation, etc)?

•	What type of clinical data will be necessary to secure payer coverage of the procedure?

•	How should the device be priced and will the expected facility payment levels cover the price?

Providing for reimbursement for the Menaflex device is a complex and uncertain process. The product would be purchased by hospitals or ambulatory surgery centers that are reimbursed by third-party payers. Such payers include governmental programs (e.g., Medicare and Medicaid), private insurance plans, managed care programs and workers’ compensation plans.

Third-party payers have carefully negotiated payment levels for procedures and medical products. In addition, an increasing percentage of insured individuals are receiving their medical care through managed care programs, which monitor and may require pre-approval of the services that a member will receive.

We have retained the services of a reimbursement team to refine and implement our reimbursement strategy. We are in an early stage of implementing our strategy, during which we expect to encounter and address issues as they arise. The current U.S. strategy incorporates the following elements:

•
Physician Coding and Payment: In 2005, a unique Category I CPT Code was created to describe meniscus transplantation. Based on dialog with relevant physician medical societies, it appears this CPT Code may adequately describe the physician work involved when inserting the Menaflex device in the meniscus. At launch, we plan to support physician offices regarding procedure coding and payment through educational materials, a field team, and a reimbursement help desk;

•
Hospital Coding and Payment: In 2005, Medicare assigned the newly created meniscus transplantation CPT Code to the higher value arthroscopy APC payment code for the hospital. This assignment remains for 2009. Should this code be applicable to the Menaflex device, we hope to further augment the payment level by assessing the possibility of obtaining a payable transitional pass-through code from Centers for Medicare and Medicaid Services (CMS). At launch, we plan to support hospitals regarding product and procedure coding and payment through educational materials, a field team, and a reimbursement help desk; and

•
Payer Coverage: New products and procedures are assessed for coverage by third-party payers. We intend to educate these payers on the economic and clinical benefits of the Menaflex product and related surgical procedure. We believe the availability of published data demonstrating procedure efficacy will influence payer receptivity to coverage. We expect to engage the support of surgeons to assist with this education.

The SharpShooter device comprises disposable, one patient use parts, as well as reusable parts. Payment for the disposable device component is typically incorporated into facility negotiated payer payment levels. The reusable portion is considered hospital capital equipment. Capital equipment costs are absorbed by hospital operating budgets and not subject to patient-specific third party payer reimbursement in the U.S.

Production and Capacity

We manufacture our collagen material products at an ISO 13485 certified production facility in Redwood City, California. We lease approximately 15,000 square feet under an agreement that expires on January 31, 2013. Our production facility comprises a combination of office, laboratory, clean-room and warehouse space and we utilize a variety of equipment standard to our method of collagen production and related testing. We also oversee the manufacture of and coordinate the supply of our SharpShooter product, and manage all distribution and related logistics out of our Redwood City facility. At December 31, 2008, we employed six people in our Redwood City facility, including a Consulting Director of Manufacturing, as well as Quality Assurance, Quality Testing, and Production personnel.

Given the nature of the production process involved in the manufacture of our collagen materials, per unit production costs are highly variable in reverse proportion to the volume of production, that is per unit production costs decrease dramatically as production volume increases. We have the most experience to date in the manufacture of the Menaflex product. We believe our current facility will provide us with adequate production space to support expected required capacity through at least 2011. Now that we have obtained FDA clearance for the Menaflex device, we anticipate additional costs to renovate the existing facility and increase production output capacity for our collagen matrix products. We expect to begin these renovations in late 2009.

We use bovine tendon as a primary raw material for production of our collagen matrix products. We obtain our tendon material through a specialized supplier which sources the material based upon specifications defined by us. The bovine material is readily available in adequate supply through U.S.-based slaughterhouses. Currently, we obtain our supply of bovine tissue from the achilles tendon of U.S. cows that are 24 months or younger in age and source the tendon material from a supplier under strict acquisition and processing guidelines, which are prescribed and audited by ReGen and subject to inspection by regulatory authorities.

The SharpShooter includes several components, all of which are manufactured by third parties. We oversee the manufacturing and coordinate the supply of these components from our Redwood City, California production facility. Given the resources available to us, we have historically relied upon a limited number of third party manufacturers. Following the receipt of products at our facility, we conduct inspection and packaging and labeling operations when necessary. For products distributed in a sterile package, sterilization is performed by contract vendors.

We purchase a variety of materials for use in the manufacture of our collagen matrix and SharpShooter products. We generally maintain approximately a six month stock of most of the raw materials used in production. In several cases we rely on a single vendor to supply critical materials or components. All of these materials and components can currently be obtained by alternative suppliers, subject to the time and other resources required to establish new vendor relationships. We believe that at this time all materials used in the production of our products are readily available.

Competition

The orthopedic industry as a whole is highly competitive. To date our strategy has involved focusing our efforts on leveraging our collagen matrix technology to address significant unmet markets. Given our genesis and our early evolution, efforts have been highly focused on the surgical sports medicine area within orthopedics and more specifically the repair of damaged meniscus tissue. The Menaflex collagen meniscus implant is the first device cleared by the FDA for repair and reinforcement of medial meniscus tissue. Currently we are not aware of any other collagen matrix product for the meniscus that has been cleared for sale outside the U.S. or is pending FDA clearance or approval in the U.S.

The primary competition for the Menaflex product consists of procedure-based approaches to repair a patient’s torn or damaged meniscus. There are three primary procedures that address the damaged meniscus: (1)  partial meniscectomy, (2) meniscus repair and (3)  meniscus transplantation using allograft tissue. We believe that the Menaflex product offers the benefit of facilitating the growth of new tissue that reinforces existing meniscus tissue. We do not believe that implantation of the Menaflex product currently competes with meniscus transplant procedures.

The Menaflex device does not compete with products that patch or repair articular cartilage. Several companies are currently developing an approach to repairing articular cartilage that has a different function and location than the meniscus. We believe that as companies develop these technologies, they will find that it is increasingly more important to repair the damaged meniscus in order for their products to have successful long term outcomes.

Orteq Bioengineering, a privately owned company headquartered in the UK, uses proprietary polyurethane polymer technology to develop innovative healthcare products that are designed to help the body to heal in areas that suffer from poor vascularity. Actifit™, its first product, is designed to help surgeons repair meniscal tears and re-grow new tissue. Orteq completed its first human clinical trial with Actifit in Europe to assess its safety and performance. Actifit is approved for sale in Europe and the first commercial sales of Actifit occurred in October 2008. Johnson & Johnson’s Depuy subsidiary applied for and, in 2004, received FDA approval to conduct a human feasibility study using its SIS collagen technology in the meniscus. Since then no additional information has become available regarding the SIS feasibility study for the meniscus.  Other products exist that are generally designed to repair meniscus tissue but such products are not intended to provide a scaffold to guide new tissue growth for reinforcement of meniscus tissue. Should Johnson & Johnson, Orteq, or another competitor gain regulatory clearance for marketing a similar device in the U.S., we believe that our intellectual property position, including extensive data from the MCT, and the progress readying the Menaflex product for launch, will provide a barrier to entry and allow us to demonstrate significant differentiation in the meniscus market.

The primary competition for the SharpShooter consists of Linvatec’s Zone Specific Meniscus Repair System and other similar instruments used in the “inside out” suture repair technique, and Smith & Nephew’s FasT-Fix and a number of other similar instruments used in the “all inside” suture repair technique. Devices such as the FasT-Fix are making the all inside technique simpler and more readily accepted by surgeons. The all inside technique, together with these new devices, has the potential to decrease surgical time and increase the number of repair procedures performed. In some cases, the all inside type devices do not allow the surgeon to access certain locations of the meniscus for repair. However, these areas usually can be accessed and repaired using an inside out technique.

We believe the SharpShooter has certain advantages over other inside out devices, primarily related to the pistol-shaped handle and attachable cannulae that allow the surgeon to direct the sutures into various locations of the meniscus and control the advancement of the suture needles. The SharpShooter also provides a platform for potential future enhancements in meniscus repair as well as application in other orthopedic areas. All inside suturing devices like the FasT-Fix also represent a significant advancement in the surgical techniques used to implant the Menaflex device. Laboratory studies conducted to date and feedback from surgeons indicate that the all inside technique when used in tandem with the inside out suturing technique can significantly reduce surgical time and complexity.

Government Regulation

U.S.

Our products are regulated by the FDA under the federal Food, Drug and Cosmetic Act, or the Act, as well as other federal, state and local governmental authorities and similar regulatory agencies in other countries. Unless an exemption applies, each medical device we distribute commercially in the U.S. requires either FDA clearance through premarket notification under 510(k) of the Act or PMA approval under Section 515 of the Act. 510(k) Premarket Notification

Typically, the 510(k) process is shorter, less rigorous, and less expensive than the PMA process. The FDA classifies medical devices into one of three classes. Devices deemed to pose lower risks are placed in either class I or II, which requires the manufacturer to submit to the FDA a premarket notification, or 510(k), requesting permission to distribute the device commercially. Class I devices are subject to general controls such as labeling and adherence to FDA’s Quality System Regulation or QSR and are frequently exempt from the 510(k) premarket notification requirements. Class II devices are subject to special controls such as performance standards and FDA guidelines as well as general controls. The FDA exempts some low risk devices from premarket notification requirements and the requirement of compliance with certain provisions of the QSR. The FDA places devices in class III, requiring premarket approval, if insufficient information exists to determine that the application of general controls or special controls are sufficient to provide reasonable assurance of safety and effectiveness and they are life-sustaining, life-supporting or implantable devices, or devices deemed not substantially equivalent to a previously cleared 510(k) device or to a “preamendment” class III device in commercial distribution before May 28, 1976, for which premarket approval applications have not been required.

In December 2005 we submitted a 510(k) premarket notification to the FDA for the ReGen® collagen scaffold for use in general surgical procedures for the reinforcement and repair of soft tissue where weakness exists, including, but not limited to, general soft tissue defects, hernias, and meniscus defects. During the third quarter of 2006, the FDA provided us with a letter indicating the FDA’s initial determination that the device is not substantially equivalent, or NSE, to existing class II devices already in receipt of FDA clearance. We appealed the FDA’s NSE decision. Subsequently, the FDA provided a letter upholding the NSE decision and indicating that we may submit a new 510(k) for clearance of its collagen scaffold device with modified indications for use in the meniscus, as suggested by us, and supported by appropriate clinical data.

In December 2006 we submitted a revised 510(k) premarket notification to the FDA for the ReGen collagen scaffold. In March 2007, we received a letter from the FDA requesting additional information, which the FDA stated was necessary to complete its review of the 510(k) application. In June 2007 we responded to the FDA’s request and in the third quarter of 2008 we received an NSE letter from the FDA regarding the revised 510(k) submission.  We pursued appeal of the NSE decision through FDA administrative channels and in November 2008 the Orthopaedic and Rehabilitation Devices Advisory Panel of the FDA made recommendations in support of our 510(k) application. On December 18, 2008, the FDA cleared our collagen scaffold device, marketed as the Menaflex collagen meniscus implant, for use in surgical procedures for the reinforcement and repair of soft tissue injuries of the medial meniscus. We plan to seek expansion of the indication for use in the lateral meniscus through a new 510(k) application to be submitted to the FDA with data from our European post-market study in the first half of 2009. There can be no assurance as to the outcome of our application to extend the indication for use to the lateral meniscus or the timeframe to complete the 510(k) application process.

On May 11, 2009, certain members of the House of Representatives Committee on Energy and Commerce wrote a letter to the FDA raising concerns regarding the FDA’s 510(k) clearance process involving the Menaflex device. The authors of the letter state their understanding that the FDA may be reexamining its decision to approve the Menaflex for marketing; however, they also state that while they take no position on the ultimate outcome of FDA’s investigation, they wish to be kept apprised of this matter.  ReGen has received no indication as to what the FDA’s response will be to this inquiry. Further, in March 2009, we received a letter from the office of Senator Charles E. Grassley, a member of the Senate Committee on Finance, regarding the approval process of the Menaflex in the context of his examination of the relationship between the FDA and product manufacturers. The letter requested us to provide responses and information in connection with the approval process. A similar letter was sent by Senator Grassley to the FDA also requesting information about the FDA’s interactions with ReGen.  ReGen has cooperated fully with Senator Grassley’s inquiry to date. We have also been made aware of a letter sent in May 2009 from the FDA in response to Senator Grassley regarding the approval process of the Menaflex. That letter indicates that the FDA intends to conduct a preliminary internal review of the approval process for the Menaflex and will, among other things, address whether to reconsider the clearance decision of the Menaflex. To date, we have not been notified by the FDA regarding any such review or reconsideration. We believe it would be extraordinary for the FDA to revoke clearance of a device cleared through the 510(k) process, especially given the data provided on the Menaflex device and the input received from an independent Advisory Panel; however, there can be no assurance that the FDA will not decide to revoke clearance of the Menaflex for use in the medial meniscus.  If this occurs, we would no longer be permitted to market the Menaflex in the United States and such developments would significantly and negatively impact our business.  Further, the FDA review and the congressional inquiries, if each continues, could (among other things) adversely affect our ability to raise additional capital to fund our business, adversely impact the approval process of our new 510(k) application for expansion of the indication for use of the Menaflex in the lateral meniscus and prove a distraction for our management.

Ongoing Regulatory Oversight

A medical device, whether exempt from premarket notification, cleared for marketing under 510(k), or approved pursuant to a PMA approval, is subject to ongoing regulatory oversight by the FDA to ensure compliance with regulatory requirements. These requirements include registration and listing, good manufacturing practices, labeling, medical device reporting, corrections and removals reporting, and recalls. Devices may be marketed only for their cleared or approved indications for use and claims.

Product Modifications

After a device receives 510(k) clearance, any modification that could significantly affect its safety or effectiveness, or that would constitute a major change in its intended use, will require a new clearance. Changes that do not rise to this level of significance, including certain manufacturing changes, may be made without FDA clearance, upon completion of required documentation in the manufacturer’s files and provided that valid scientific data is available to justify the change. The FDA requires each manufacturer to make this determination initially, but the FDA can review any such decision and can disagree with the manufacturer’s determination. In contrast, after a device receives PMA approval, any change affecting the safety or effectiveness of the device, with certain exceptions, must be submitted in a PMA supplement for review and approval by FDA before making the change.

Clinical Trials

We perform clinical trials to provide data to support the FDA clearance and approval processes for our products and for use in sales and marketing. Human clinical studies are generally required in connection with the approval of class III devices and may be required for clearance of class II devices. Clinical trials must comply with the FDA’s regulations for protection of human subjects and good clinical practices, including institutional review board approval and informed consent. Required records and reports are subject to inspection by the FDA. The results of clinical testing may be unfavorable or inconclusive or, even if the intended safety and effectiveness success criteria are achieved, may not be considered sufficient for the FDA to grant approval or clearance of a product. In addition, delays in clinical testing may occur due to voluntary actions of a company.

In the first quarter of 2007, the FDA initiated a re-inspection of our records relating to the CMI clinical trial and issued a Form 483 notice listing the investigators’ observations. The inspection resulted in one observation regarding the monitoring of the clinical trial and timely notification of the FDA. Prior to the close of the inspection, we initiated corrective action on specific items identified and, subsequently, has provided a complete written response to the observation in the Form 483 which was accepted by the FDA.

The various components of the SharpShooter Tissue Repair System have met the necessary FDA regulatory requirements for distribution in the U.S. pursuant to the 510(k) premarket notification process or in certain cases are exempt from such notification.

International

We obtain required regulatory approvals and comply with extensive regulations governing product safety, quality, manufacturing and reimbursement processes in order to market our products in foreign markets. These regulations vary significantly from country to country and with respect to the nature of the particular medical device. The time required to obtain these foreign approvals to market our products may be longer or shorter than that required in the U.S., and requirements for such approval may differ from FDA requirements.

All of our products sold internationally are subject to applicable foreign regulatory approvals. In order to market our devices in the member countries of the European Union, we are required to comply with the Medical Device Directive and obtain CE Mark Certification. CE Mark Certification is an international symbol of adherence to quality assurance standards and compliance with applicable European Medical Device Directives. Under the Medical Device Directive, all medical devices must qualify for CE Marking.

Our products are manufactured in compliance with ISO 13485 and U.S. Quality System Regulations.

Stockholders’ Agreement

On August 23, 2007, we entered into the Second Amended and Restated Stockholders’ Agreement with certain stockholders of the Company, including Gerald E. Bisbee, Jr., Ph.D., our President, Chief Executive Officer and Chairman of the Board of the Company; J. Richard Steadman, William R. Timken, and Robert G. McNeil, three of our directors; and various entities affiliated with Sanderling Ventures. The agreement amends and restates that certain Amended and Restated Stockholders’ Agreement, by and among the Company and certain stockholders dated as of September 21, 2005, in order to extend the agreement’s termination date to the earliest of (i) June 30, 2008, (ii) a change of control of the Company (as defined in the agreement) or (iii) the listing of our common stock, par value $0.01 per share, on a national securities exchange. The Stockholders’ Agreement expired June 30, 2008 and has not been extended.

Credit Agreements

Zimmer, the successor-in-interest to Centerpulse, has provided us debt financing pursuant to two credit agreements. To secure our obligations under the second of these credit agreements, we have granted Zimmer a security interest in certain of our intellectual property and have agreed not to license or sell such intellectual property, other than in the ordinary course of our business. As of December 31, 2008, we owed approximately $8.5 million under these credit facilities. The credit agreements provide that the debt will mature on December 31, 2009. On the due date, we may, at our sole option, require any unpaid debt, including accrued and unpaid interest, to be converted into equity provided that (i) our shares are publicly traded, (ii) there is a reasonable liquidity in the trading of our shares, and (iii) the debt is converted into registered shares. The conversion price per share is equal to 75% of the then current market price per share of the Company’s common stock. As of December 31, 2008, we did not have sufficient cash to satisfy this debt.

Employees

As of May 19, 2009, we had 25 employees, three of whom were part-time employees and three that were temporary. We have no unionized employees, nor do we have any collective bargaining agreements.

Website Access to SEC Reports

Our filings with the SEC are available to the public over the Internet at our website at http://www.regenbio.com and at the website maintained by the SEC at http://www.sec.gov.

Properties

We do not own any real estate. Our corporate headquarters is located in Hackensack, New Jersey, in approximately 2,169 square feet of leased space, and our production facility is located in Redwood City, California in approximately 15,021 square feet of leased space. We also lease 778 square feet of office space in Baar, Switzerland. Our facilities are adequate for present operations.

Legal Proceedings

We are a defendant from time to time in lawsuits incidental to our business. We are not currently subject to any material legal proceedings.

Historical Stock Option Practices Inquiry

On November 16, 2006, following our announcement that our management voluntarily initiated and conducted, and the Audit Committee of the Board of Directors oversaw, a review of our historical stock option granting and accounting practices, we received a letter from the Division of Enforcement of the SEC requesting that we preserve all documents concerning its granting of stock options to any of our executives or employees from January 2002 through the present and stating that the SEC intends to request production of such documents in the future. Subsequently, on November 20, 2006, we amended its quarterly and annual reports to include restated consolidated financial statements for the years ended December 31, 2005, 2004, 2003, the period from December 21, 1989 (inception) to December 31, 2005, and the quarters ended March 31, 2006 and June 30, 2006. At this time, while we intend to cooperate with the SEC inquiry, we cannot predict what consequences the SEC inquiry will have on our business or financial position. We may be subject to regulatory fines or penalties or other contingent liabilities at the conclusion of the SEC’s inquiry.

MANAGEMENT

Directors

Gerald E. Bisbee, Jr., Ph.D., 66, (President and Chief Executive Officer from 1989 to 1997 and from 2002 to present, Chairman of the Board from 1989 through 1997, and December 2000 to present, and director since 1989). Dr. Bisbee served as Chairman and CEO of RBio, Inc. from 1998 to 2002. Dr. Bisbee was chairman and CEO of APACHE Medical Systems, Inc., a company providing clinical trial and FDA advisory services to device and pharmaceutical companies, and an industry-leading information management system for high-cost, high-risk patients. In 1988, Dr. Bisbee became Chairman and CEO of Sequel Corporation, an orthopedic rehabilitation practice management and manufacturing company. Dr. Bisbee holds a Ph.D. from Yale University in chronic epidemiology with an emphasis in muscular-skeletal disease. His dissertation is part of the development of Diagnostic Related Groups, or DRGs. Dr. Bisbee is a co-author of the first national orthopedic study entitled, Musculoskeletal Disorders: Their Frequency of Occurrence and Their Impact on the Population of the U.S. He also holds an M.B.A. in finance and health care systems from University of Pennsylvania’s Wharton School. Dr. Bisbee is also a director of Cerner Corporation.

J. Richard Steadman, MD, 71, (Director since 2002), Dr. Steadman conducts an orthopedic surgery practice at the Steadman Hawkins Clinic in Vail, Colorado, and is globally recognized for his expertise in sports medicine, surgery and rehabilitation. Dr. Steadman has served as a director of RBio, Inc. from 1990 to 2002. Dr. Steadman has received numerous national and international awards including the Albert Trillat Award for Excellence in Knee Research from the International Society for the Knee, the H. Edward Cabaud Memorial Award for Knee Research from the American Orthopedic Society for Sports Medicine, and the highly prestigious GOTS-Beiersdorf (Germany) Prize. He is also a member of the U.S. Ski Hall of Fame. Dr. Steadman holds a BS in Biology (pre-med) from Texas A&M and an M.D. from the University of Texas, Southwestern Medical School. He completed his Orthopedic Surgery Residency at Charity Hospital (LSU) in New Orleans.

Robert G. McNeil, Ph.D., 65, (Director since 2002), Dr. McNeil is a general partner of Sanderling Ventures, a biomedical industry investment firm, and has over twenty-five years experience as an active investor and management participant in seed and early-stage biomedical companies. Dr. McNeil has served as a director of RBio, Inc. from 1990 to 2002. He founded Sanderling Ventures in 1979. Dr. McNeil was a seed-stage investor in Advanced Cardiovascular Systems, Inc. and Venitrex, Inc., two privately-held medical device companies. He was a founder, Chief Executive Officer and Chairman of CoCensys, the Chief Executive Officer and Chairman of Acea, and the Chairman of Peregrine Pharmaceuticals, a publicly-held company. Dr. McNeil earned his Ph.D. in the fields of molecular biology, biochemistry and genetics from the University of California, Irvine. Following his graduation, he pursued a long-time interest in investing by joining Shuman Agnew & Co., a San Francisco investment firm, where he worked as a portfolio manager and investment analyst. Dr. McNeil is Chairman of the Board of InfraReDx, Inc.

Alan W. Baldwin, 72, (Director since 2000, Chairman of Audit Committee since 2002), Mr. Baldwin is presently President and Chief Operating Officer of Argosy Chemical International, a supplier of composite materials, specialty chemicals, technology, equipment, and related services. Mr. Baldwin was previously president of Alcore, a division of the McGill Corporation. Prior to joining Alcore, Mr. Baldwin was the Chief Executive Officer of CopperGlass Optical Solutions, Inc.; and director of Wren Associates, Ltd. Mr. Baldwin is a graduate of the U.S. Military Academy at West Point, New York and received his Masters Degree in engineering and mathematics from the University of Alabama.

Abhi Acharya, Ph.D., 68, (Director since May 2003), Dr. Acharya served at the Office of Device Evaluation, Center for Devices and Radiological Health, FDA from 1977 to 1993 holding a variety of positions including Director, Division of Cardiovascular, Respiratory and Neurological Devices, and Chief of Surgical Devices Branch. Most recently, Dr. Acharya served as Senior Vice President, Regulatory Affairs, Quality, Clinical Research of EndoTex Interventional Systems, Vice President, Regulatory Affairs, Quality Assurance and Clinical Research of Target Therapeutics, Inc. and Senior Technical Advisor at Biometric Research Institute, Inc. Dr. Acharya has authored numerous publications, and he has received the FDA Award of Merit, the Commendable Service Award, and the Commissioner’s Special Citation. He earned his M.S. and Ph.D. in Biomedical Engineering from Northwestern University and a B.S. in Metallurgical Engineering from the Indian Institute of Technology. Dr. Archarya has been employed as a consultant since 1999, and presently serves on the board of directors of Neomend, Inc., Stereotaxis, Inc. and InfraReDx, Inc.

William R. Timken, 73, (Director since June 2004, Member of Audit Committee since June, 2004), Mr. Timken, a founding partner of Hambrecht & Quist, joined H&Q in 1968 and retired in 1999 as its Vice Chairman. During his forty-two year career as a securities industry executive, Mr. Timken was involved in bringing to market and capitalizing companies such as Genentech, Apple and Netscape. Mr. Timken has been an informal advisor to ReGen since 1992. Mr. Timken is a graduate of Colby College and has served on the Blair Academy Board of Trustees since 1981, where he was elected Chairman in 2001.

Director Independence

In accordance with the mandates of the Sarbanes-Oxley Act of 2002, the Board affirmatively determines the independence of each director and nominee for director. The Board makes independence determinations in accordance with Rule 5605(a)(2) of the Nasdaq listing standards. Based on these standards, the Board determined in early 2006 that the following non-employee directors are independent: Mr. Baldwin, Mr. Timken and Dr. Acharya, and that the remaining directors are not independent.

Director Compensation

Directors are entitled to reimbursement of expenses for attending each meeting of the Board and each meeting of any committee. The directors elected not to receive cash compensation for the 2008 fiscal year.

Currently, our directors who are not also our employees are eligible to participate in our Non-Employee Director Stock Option Plan, as amended and restated effective April 1, 2004. The Chairman of the Board of Directors is responsible for administering the plan. Pursuant to the plan as currently in effect, the timing of grants and the number of underlying shares to be awarded are as determined by the Chairman. The exercise price of the options and the vesting schedule are specified by the Chairman at the time of grant and set forth in each option agreement. Stock options granted under this plan have a term of ten years from the date of grant. We currently have reserved 124,750 shares of our common stock for issuance under this plan. The plan may be terminated by the Board at any time. Upon the occurrence of a change of control, as defined in the plan, all outstanding unvested options under the Non-Employee Director Stock Option Plan immediately vest.

Non-employee directors are also entitled to stock option grants under our Non-Employee Director Supplemental Stock Option Plan, which became effective as of January 1, 1999 and was amended and restated effective January 31, 2003. Pursuant to this plan, 25,000 shares of our common stock are issuable to individuals who are non-employee members of the Board on the date of the grant. We currently have reserved 21,250 shares of our common stock for issuance under this plan. The supplemental plan is administered by the Board of Directors. The exercise price of the options is to be at least the fair market value of our common stock on the date of grant. Stock options granted under the plan have a term and vest as set forth in each option agreement. The plan may be terminated by the Board at any time. Upon the occurrence of a change in control, all outstanding unvested options under the Non-Employee Director Supplemental Stock Option Plan immediately vest.

Although we usually grant options to our non-employee directors under either of the foregoing plans, directors also are eligible to receive grants under our Employee Stock Option Plan.

In April and November 2008, we granted non-plan stock options to all of our non-employee directors.

2008 DIRECTOR COMPENSATION TABLE (1)

Name(1)	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
J. Richard Steadman, MD	$—	$81,916	$14,498	(3)	$96,414
Robert G. McNeil, Ph.D.	$—	$80,340	$—		$80,340
Alan W. Baldwin	$—	$80,126	$—		$80,126
Abhi Acharya, Ph.D.	$—	$80,024	$—		$80,024
William R. Timken	$—	$135,966	$—		$135,966
____________

(1)	Dr. Bisbee, our President and Chief Executive Officer, is not included in this table because compensation for his service as a director is fully reflected in the Summary Compensation Table below.

(2)	The assumptions made in the valuation of the option awards reported in this column are discussed in Note 3 to our consolidated financial statements contained in this prospectus.

(3)	Other compensation includes royalties for sales related to the SharpShooter product.

EXECUTIVE OFFICERS

Gerald E. Bisbee, Jr., Ph.D., 66, Chairman, President and Chief Executive Officer. See description above.

Jeffrey Chandler, 49, Senior Vice President, Sales and Marketing, joined our Company in December 2008. Mr. Chandler has over twenty years experience in orthopedics and sports medicine, operating in various capacities ranging from sales and marketing to chief executive officer and working with startups to large organizations.  Prior to joining our Company, Mr. Chandler was the owner and operator of Binary Consulting since November 2006, where he provided services as a medical device consultant.  Prior to that, Mr. Chandler worked for Smith & Nephew Endoscopy from 2004 to November 2006, where he worked in arthroscopy and was the Director of U.S. Sales West.  Mr. Chandler received a B.A. from University of San Diego in 1981.

John Dichiara, 55, Senior Vice President Clinical and Regulatory Affairs and Quality Assurance, has over twenty years experience in the orthopedics industry. Before joining our Company in 1999, he was the Director of Clinical Affairs at Howmedica Osteonics, Inc. where he was responsible for the integration of the clinical departments of both companies after the acquisition by Stryker, Inc. Prior to that time, he worked for the Howmedica Division of Pfizer Medical Technology from 1984 to 1998 in a series of increasingly responsible positions in Research and Development and Regulatory Affairs. As Director of Regulatory Affairs and Public Policy he was responsible for worldwide regulatory approvals for Howmedica’s orthopedic, craniomaxillofacial and neurological products. He holds a B.A. in biological science from Columbia College.

James Flounlacker, 48, Senior Vice President Administration, joined our Company in February 2009.  Prior to joining our Company, Mr. Flounlacker was Vice President for Service Delivery at DST Health Solutions, where he led a team of over 200 employees in the United States and India to provide implementation, consulting and technical support from 2007 to 2009.  In 2003, Mr. Flounlacker founded Epiphany Partners through which he provided program management and operational management consulting for a variety of clients including ReGen. Prior to starting Epiphany Partners, Mr. Flounlacker held progressively responsible management and executive positions with Electronic Data Systems (EDS), Amisys Synertec, APACHE Medical Systems, and First Consulting Group.  Mr. Flounlacker holds an Executive MBA from Loyola College, and a B.A. in English from the University of Maryland, where he served on the College of Arts and Humanities Alumni Board of Directors.

William G. Rodkey, DVM, 62, Vice President of Scientific Affairs since February 1997.  Since July 1991, he has served as Director of Basic Science Research and Educational Consultant at the Steadman Hawkins Sports Medicine Foundation and prior to that time was Chief of the Military Trauma Division for Letterman Army Institute of Research.  Having conducted research regarding surgical care of trauma victims and authored numerous publications, he received the Albert Trillat Award for Excellence in Knee Research from the International Society for the Knee and twice the H. Edward Cabaud Memorial Award for Knee Research from the American Orthopedic Society of Sports Medicine.  He holds a D.V.M. from Purdue University School of Veterinary Medicine and completed his surgery residency at the University of Florida.  He is board certified as a Diplomat of the American College of Veterinary Surgeons.  In 2005, Mr. Rodkey was appointed to the Scientific Committee of International Society of Arthroscopy, Knee Surgery and Orthopaedic Sports Medicine.

Brion D. Umidi, 46, Senior Vice President, Chief Financial Officer, Chief Accounting Officer, Secretary and Treasurer, joined our Company in July 2002. Prior to joining our Company, Mr. Umidi was the founder and President of Umidi + Company, Inc., which provides professional accounting and financial management services to growing companies. Mr. Umidi acted as a contract CFO for us since 2000. Prior to starting Umidi + Company, Mr. Umidi was the CFO, Vice President of Finance and Administration, and Treasurer of APACHE Medical Systems, Inc. Mr. Umidi is a former commercial finance loan officer with the Mercantile Safe Deposit and Trust Company in Baltimore, Maryland and a former auditor with MNC Financial, Inc. in Baltimore. He received his Bachelor of Business Administration from Loyola College in Baltimore, where he majored in accounting and finance.

EXECUTIVE COMPENSATION

The table below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal years ended December 31, 2008 and 2007.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Gerald E. Bisbee, Jr., Ph.D.	2008	$334,106	$190,000	$316,041	$—	$—	$840,147
Chairman and Chief Executive Officer	2007	$334,106	$—	$249,028	$—	$—	$583,134
John Dichiara	2008	$202,744	$120,800	$117,922	$—	$—	$441,466
SVP, Clinical and Regulatory Affairs and Quality Assurance	2007	$202,744	$—	$60,571	$—	$—	$263,315
Brion D. Umidi	2008	$212,613	$60,000	$176,656	$—	$—	$449,269
SVP, Chief Financial Officer	2007	$212,613	$—	$75,591	$—	$—	$288,204
____________

(1)	The assumptions made in the valuation of the option awards reported in this column are discussed in Note 3 to our consolidated financial statements contained in this prospectus.

Employment Agreements

Of the executive officers listed in the Summary Compensation Table above, Dr. Bisbee and Mr. Umidi are each party to respective employment agreements with ReGen. Each executive’s employment agreement provides for consecutive one year terms of employment that automatically renew. In Dr. Bisbee’s case, either ReGen or Dr. Bisbee may terminate the agreement by providing the other party with 90 days’ written notice. Each of the employment agreements provide for base salary, adjusted annually, and various health and welfare benefits. Dr. Bisbee’s employment agreement provides that Dr. Bisbee is eligible to receive a bonus representing up to 25 percent of his base salary based on achievement of annual performance objectives. Each executive may be terminated by us at any time and is entitled to certain benefits if the executive is terminated without cause, resigns as a result of a material change in responsibilities, is terminated as a result of a change of control of ReGen or is terminated as a result of disability. These severance benefits are discussed in greater detail in the section below entitled “Potential Payments upon Termination or Change of Control.”

COMPENSATION DISCUSSION & ANALYSIS

Compensation Philosophy and Objectives

We believe that our success in developing, manufacturing and marketing our innovative orthopedic products is highly dependent on our ability to attract, retain and motivate very qualified and high performing executive officers. Due to the competitive marketplace for executives with experience in our industry, our primary compensation objectives are retention of our existing executive officers and motivation of our executive officers to lead us in achieving our business objectives and building value for our stockholders. We seek to achieve these objectives through the following:

•	providing total compensation opportunities that are competitive with opportunities provided to executives of comparable companies at comparable levels of performance; and

•	ensuring that our executives’ total compensation levels vary based on both our short-term operating performance and growth in stockholder value over time.

We selectively provide limited protections through employment agreements with certain of our executive officers, in accordance with market standards for these executives’ positions.

Compensation Oversight

The Board of Directors is responsible for reviewing our executive compensation program and policies each year and determining the compensation of our executive officers. In addition, the Board of Directors serves as the administrator of our Employee Stock Option Plan, and the Chairman of the Board of Directors serves as the administrator of our Non-Employee Director Stock Option Plan. During fiscal year 2006, the Board met 3 times in person to determine matters related to compensation. While Dr. Bisbee, who is both our Chief Executive Officer and Chairman of our Board, attended all of these meetings, the Board met in executive session during those portions of meetings in which Dr. Bisbee’s salary increase, annual bonus and other compensation was discussed.

The Board annually reviews base salary levels and determines discretionary bonus amounts, usually in December of each year, based on our and individual officer’s performance during that year. Dr. Bisbee, with input from our other executive officers, makes recommendations to the Board with regard to the salary and bonus levels for each officer. The Board takes these recommendations into account. Because the employment agreements of our Chief Executive Officer and Chief Financial Officer provide for automatic renewal, the Board also considers the terms of the employment agreements periodically to determine whether the terms of the employment agreements continue to further our goals.

Components of Compensation

Our Board of Directors annually determines the balance between the different components of compensation, which consist mainly of salary, cash bonus and option awards. We may provide, but have not historically provided, Company-funded benefits under our 401(k) Retirement and Savings Plan. Perquisites provided to our executive officers are generally of limited value. The allocation among the components of compensation is intended to balance the goal of retention of our executive officers with a desire to have a significant portion of compensation variable and at risk for each executive’s performance and the performance of ReGen generally.

2008 Outstanding Equity Awards

During the 2008 fiscal year, we made option awards to certain executive officers, with each award vesting pro rata over a four year period. While we have not historically paid dividends, any dividends on shares underlying option awards will not begin to accrue until the option is exercised, at which time dividends will accrue in the same manner as for other outstanding common stock.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2008

	Option Awards (1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Gerald E. Bisbee, Jr., Ph.D.	125	(2)	—		$11.80	01/04/2009
	835	(2)	—		$25.00	01/26/2009
	26,278	(2)	—		$10.56	05/14/2009
	435	(2)	—		$30.00	01/01/2010
	125	(2)	—		$30.40	01/03/2010
	62,500	(2)	—		$4.60	07/19/2012
	51,034	(2)	—		$19.60	10/01/2013
	3,751		1,249	(3)	$19.80	01/11/2016
	29,617		30,480	(4)	$9.20	01/12/2017
	101,874		236,626	(4)	$1.80	10/18/2017
	1,220		126,050	(5)	3.20	04/05/2018
	1,608		166,192	(5)	2.90	11/19/2018
John Dichiara	8,249	(2)	—		$10.55	09/10/2009
	1,375	(2)	—		$10.55	05/11/2010
	8,249	(2)	—		$10.55	09/22/2010
	1,375	(2)	—		$10.55	01/01/2011
	8,249	(2)	—		$10.55	06/29/2011
	10,311	(2)	—		$2.55	06/21/2012
	7,500	(2)	—		$4.60	07/19/2012
	11,526	(2)	—		$19.60	10/01/2013
	7,002		7,206	(4)	$9.20	01/12/2017
	60,370		139,630	(4)	$1.80	10/18/2017
	519		53,686	(5)	3.20	04/05/2018
	779		80,531	(5)	2.90	11/19/2018
Brion D. Umidi	1,375	(2)	—		$10.55	09/12/2010
	3,750	(2)	—		$3.20	03/07/2011
	4,125	(2)	—		$10.55	09/06/2011
	30,932	(2)	—		$2.55	06/21/2012
	10,000	(2)	—		$4.60	07/19/2012
	12,837	(2)	—		$19.60	10/01/2013
	7,764		7,991	(4)	$9.20	01/12/2017
	101,874		235,626	(4)	$1.80	10/18/2017
	798		82,452	(5)	3.20	04/05/2008
	1,197		123,683	(5)	2.90	11/19/2018
____________

(1)	On November 29, 2008, we completed a one-for-twenty reverse stock split of its common stock. All share and per share information in this table reflects the results of the reverse stock split.

(2)	These awards are fully vested.

(3)	This award vests pro rata over a four year period beginning on January 1, 2006.

(4)	This award vests pro rata over a four year period beginning on the date of grant.

(5)	This award vests pro rata over a four year period beginning on December 18, 2008.

There were no exercises of stock options by the named executive officers in 2008.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Dr. Bisbee and Mr. Umidi are each party to respective employment agreements with ReGen, as described above in the section entitled “Employment Agreements.” If either Dr. Bisbee or Mr. Umidi is terminated without cause, resigns as a result of a material change in responsibilities, is involuntarily terminated due to a change in control or is terminated as a result of disability, he is entitled to severance pay, which is estimated in the table below.  Further, as provided in an escrow arrangement that ReGen entered into, if Mr. Dichiara is terminated without cause or if we fail to pay him his regularly scheduled net salary in full, he is entitled to severance pay, which is also estimated in the table below. All estimates are based on an assumed termination or resignation date of December 31, 2008. The actual payments due on terminations or resignations occurring on different dates could materially differ from the estimates in the table.

Except with respect to Mr. Dichiara, termination without “cause” means termination for any reason other than the executive’s: (i) commission of an act of fraud, dishonesty, or moral turpitude, or an act which, if proven in a court of law, would constitute a violation of a criminal code or other law, in each case having an adverse effect on ReGen; (ii) divulging ReGen’s confidential information in a manner that has an adverse effect on ReGen; or (iii) material breach of any material duty or obligation imposed upon the executive by us. For Mr. Dichiara, termination without “cause” means termination for any reason other than for the executive’s material violation of our policies as outlined in our employee handbook.

For both Dr. Bisbee and Mr. Umidi, resignation following a material change in responsibilities or termination for disability is treated as termination without cause.  Following a change in control, Dr. Bisbee and Mr. Umidi are entitled to the benefits each would receive upon termination without cause.

A “change in control” as used in each employment agreement means:

•
the purchase or other acquisition by any person, entity or syndicate group of persons and/or entities within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act, or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of 40 percent or more of either the outstanding shares of common stock or the combined voting power of ReGen’s then outstanding voting securities entitled to vote generally;

•
the approval by the stockholders of ReGen of a reorganization, merger or consolidation, in each case, with respect to which persons who were stockholders of ReGen immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated ReGen’s then outstanding securities;

•	a liquidation or dissolution of ReGen; or

•	the sale of all or substantially all of ReGen’s assets.

ESTIMATED PAYMENTS UPON TERMINATION OR
CHANGE-IN-CONTROL ON DECEMBER 31, 2008

Name	Trigger Event	Severance Amount		Early Vesting of Stock Options(6)		Other(5)	Total
Gerald E. Bisbee, Jr., Ph.D.	Termination without Cause	$334,106	(1)	$802,028	(3)	$38,196	$1,180,462
	Disability
	Material Change in Responsibilities
	Change in Control

Brion D. Umidi	Termination without Cause	$106,307	(2)	$720,390	(4)	$10,208	$836,904
	Disability
	Material Change in Responsibilities
	Change in Control

John Dichiara	Termination without Cause	$115,319	(7)	$438,719		$—	$554,038
	Failure to Pay

__________

(1)        The severance payment for Dr. Bisbee upon termination without cause, termination due to disability, resignation following a material change in responsibilities, or termination due to a change in control consists of 12 months of salary continuation with payments made on our established payroll dates.

(2)        The severance payment for Mr. Umidi upon termination without cause, termination due to disability, resignation following a material change in responsibilities, or termination due to a change in control consists of a lump sum payment of six months of salary with payment to be made within 30 days after termination.

(3)        In addition to the acceleration provisions of individual option agreements (see note 6 below), upon resignation following termination without cause, a material change in responsibilities and termination due to disability, any of Dr. Bisbee’s unvested options that would have vested within 12 months of the executive’s date of termination vest immediately, and may be exercised within 12 months after the date of termination. The value of the executive officer’s unvested options that would become vested as of December 31, 2009 is measured based on the closing trading price of our common stock of $4.00 per share on December 31, 2008.

(4)        In addition to the acceleration provisions of individual option agreements (see note 6 below), upon resignation following termination without cause, a material change in responsibilities and termination due to disability, any of Mr. Umidi’s unvested options that would have vested within six months of the executive’s date of termination vest immediately, and may be exercised in accordance with their terms, except that a 12-month extension of the exercise period will apply. The value of the executive officer’s unvested options that would become vested as of June 30, 2009 is measured based on the closing trading price of our common stock of $4.00 per share on December 31, 2008.

(5)        Under each executive’s employment agreement, the executive is entitled to have us pay, or reimburse him for, the continuation of his Company-paid health benefits for 12 months in Dr. Bisbee’s case, and six months in Mr. Umidi’s case, in the event of termination without cause, resignation following material change in responsibilities, and termination due to change in control or disability.

(6)        Pursuant to the terms of options agreements for each executive, outstanding options become fully vested and remain so until the applicable expiration dates (as provided in the respective agreements) upon the occurrence of either (i) a change in control of the Company or (ii) for grants awarded prior to 2008, termination without cause (each as defined in the respective agreements).

(7)        The severance payment for Mr. Dichiara upon termination without cause or upon our failure to pay him his regularly scheduled net salary consists of a lump sum payment which approximates six months of his salary.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the shares of our common stock and preferred stock as of March 31, 2009 by:

•	each person we know to beneficially own more than 5% of our voting stock,

•	each director and nominee for director,

•	each of our named executive officers named in the Summary Compensation Table under “Executive Compensation,” and

•	all of our directors, nominees for directors and executive officers as a group.

The number of shares of common stock outstanding on March 31, 2009 was 9,774,252 shares. Preferred stock outstanding as of March 31, 2009 included 1,990,331 shares of Series A and 1,381,881 shares of Series C.  We had no shares of Series D, E or F Preferred Stock outstanding as of March 31, 2009. Series A and Series C Preferred Stock is convertible into common stock on a one-for-twenty basis at the option of the holder of such shares.

The aggregate number of voting securities issued and outstanding as of March 31, 2009 was 9,942,864. The holders of our preferred stock have the right to vote together with the holders of our common stock on an as-converted basis. Each share of common stock and each share of preferred stock on an as-converted basis is entitled to one vote.

Except as noted, all information with respect to beneficial ownership has been furnished by the respective director, executive officer or beneficial owner of more than 5% of our voting stock, or is based on filings with the Securities and Exchange Commission. Unless otherwise indicated below, the persons named below have sole voting and investment power with respect to the number of shares set forth opposite their names. Information with respect to Series A and Series C Preferred Stock, options, and warrants is included on an as-converted basis. Beneficial ownership of the voting stock has been determined for this purpose in accordance with the Securities Exchange Act, which provides, among other things, that a person is deemed to be the beneficial owner of the voting stock if that person, directly or indirectly, has or shares voting power or investment power with respect to such stock or has the right to acquire such ownership within sixty days. Accordingly, the amounts shown in the table do not purport to represent beneficial ownership for any purpose other than compliance with Securities and Exchange Commission reporting requirements. Further, beneficial ownership as determined in this manner does not necessarily bear on the economic incidence of ownership of the voting stock. Unless otherwise indicated below, the address of those identified in the table is ReGen Biologics, Inc., 411 Hackensack Avenue, Hackensack, NJ 07601.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Robert G. McNeil, Ph.D.(1)	3,871,458	36.80%
Sanderling Ventures(2)	3,770,604	36.06%
Ivy Healthcare Capital II, L.P.(3)	1,210,727	11.98%
Gerald E. Bisbee, Jr., Ph.D.(4)	394,172	3.84%
J. Richard Steadman M.D.(5)	317,982	3.15%
Brion D. Umidi(6)	239,010	2.35%
William R. Timken(7)	174,407	1.74%
John Dichiara(8)	171,106	1.69%
Alan W. Baldwin(9)	79,701	*
Abhi Acharya, Ph.D.(10)	71,201	*
All Directors and Executive Officers as a Group (eleven persons)(11)	5,541,981	46.77%
____________
 * Represents less than 1% of our voting stock

(1)
Includes (i) 38,544 shares of common stock; (ii) 56,178 shares of common stock issuable upon the exercise of vested options; (iii) 6,132 shares of common stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2008; and (iv) 3,770,604 shares of common stock beneficially owned by Sanderling Ventures. Dr. McNeil is a general partner of Sanderling Ventures and disclaims any beneficial ownership of the shares of Sanderling Ventures except to the extent of his pecuniary interest in Sanderling Ventures arising from his role as a general partner. The address of Dr. McNeil is c/o Sanderling Ventures, 400 South El Camino Real, Suite 1200, San Mateo, CA 94402.

(2)
Includes (i) 3,236,767 shares of common stock; (ii) 514,955 shares of common stock issuable upon exercise of vested warrants; and (iii) 18,882 shares of common stock issuable upon conversion of Series C Stock. Sanderling Ventures’ stock ownership is divided among thirteen related entities: Sanderling Venture Partners IV Co–Investment Fund, L.P., Sanderling IV Biomedical Co–Investment Fund, L.P.; Sanderling Venture Partners V Co–Investment Fund, L.P.; Sanderling V Limited Partnership; Sanderling V Beteiligungs GmbH and Co. KG; Sanderling Venture Partners II, L.P.; Sanderling Ventures Limited, L.P.; Sanderling V Biomedical Co-Investment Fund, L.P.; Sanderling Ventures Management V; Sanderling Venture Partners VI Co-Investment Fund, L.P.; and Sanderling Ventures Management VI; Sanderling VI Beteiligungs GmbH and Co. KG; and Sanderling VI Limited Partnership. All of these entities are limited partnerships except for Sanderling Venture Management V. Every general partner of the limited partnerships, including Dr. McNeil, would be deemed a beneficial owner of these shares under federal securities laws. Dr. McNeil is also a beneficial owner of Sanderling Ventures Management V. Robert G. McNeil, Fred A. Middleton, Timothy C. Mills and Timothy J. Wollaeger share voting and investment control of the shares held by the Sanderling entities. The address of Sanderling Ventures is 400 South El Camino Real, Suite 1200, San Mateo, CA 94402.

(3)
Based on the Schedule 13D/A filed by Ivy Healthcare Capital II, L.P. with the Securities and Exchange Commission on January 26, 2009, Russell F. Warren, Jr. (“Warren”) is the beneficial owner of 1,210, 727 shares of common stock and has sole voting and dispositive power over 27,500 shares and shared voting and dispositive power over 1,183,227 shares; Robert W. Pangia (“Pangia”) is the beneficial owner of 1,183,227 shares of common stock and has shared voting and dispositive power of all of those shares; Ivy Healthcare II, L.P. (“Ivy”) is the beneficial owner of 1,183,227 shares of common stock and has shared voting and dispositive power over all of those shares. Among the shares beneficially owned by Warren, Pangia and Ivy, 164,285 shares are attributable to warrants exercisable for shares of common stock. The address of Ivy Healthcare Capital II, L.P. is One Paragon Drive, Suite 125, Montvale, New Jersey 07645.

(4)
Includes (i) 65,057 shares of common stock; (ii) 321,419 shares of common stock issuable upon the exercise of vested options; (iii) 2,373 shares of common stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2008; and (iv) 5,323 shares of common stock issuable upon the exercise of vested warrants.

(5)
Includes (i) 155,204 shares of common stock; (ii) 140,115 shares of common stock issuable upon the exercise of vested options; (iii) 6,767 shares of common stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2008; (iv) 10,317 shares of common stock issuable upon the exercise of vested warrants; and (v) 5,579 shares of common stock issuable upon conversion of Series C Stock.

(6)
Includes (i) 5,690 shares of common stock; (ii) 209,233 shares of common stock issuable upon the exercise of vested options; (iii) 23,056 shares of common stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2008; and (iv) 1,031 shares of common stock issuable upon the exercise of vested warrants. Mr. Umidi has the sole power to vote or direct the vote of and dispose or direct the disposition of 238,216 of the shares. Mr. Umidi has shared power with Greta Umidi, his spouse, to vote or direct the vote of and dispose or direct the disposition of 794 of the shares.

(7)
Includes (i) 80,334 shares of common stock; (ii) 64,545 shares of common stock issuable upon the exercise of vested options; (iii) 6,006 shares of common stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2008; (iv) 12,364 shares of common stock issuable upon the exercise of vested warrants; and (v) 11,158 shares of common stock issuable upon conversion of Series C Stock. Mr. Timken has the sole power to vote or direct the vote of and dispose or direct the disposition of 70,551 of the shares. Mr. Timken has shared power with Judith Timken, his spouse, to vote or direct the vote of and dispose or direct the disposition of 103,856 of the shares, as Trustees of the Timken Living Trust.

(8)
Includes (i) 8,198 shares of common stock; (ii) 147,048 shares of common stock issuable upon the exercise of vested options; (iii) 14,362 shares of common stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2008; and (iv) 1,498 shares of common stock issuable upon the exercise of vested warrants. Mr. Dichiara has the sole power to vote or direct the vote of and dispose or direct the disposition of 162,060 of the shares. Mr. Dichiara has shared power with Michael Dichiara, his son, to vote or direct the vote of and dispose or direct the disposition of 4,523 of the shares and with Ariana Dichiara, his daughter to vote or direct the vote of and dispose or direct the disposition of 4,523 of the shares.

(9)
Includes (i) 4,204 shares of common stock; (ii) 68,617 shares of common stock issuable upon the exercise of vested options; (iii) 6,046 shares of common stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2008; and (iv) 834 shares of our common stock issuable upon the exercise of vested warrants.

(10)
Includes (i) 500 shares of common stock; (ii) 64,545 shares of common stock issuable upon the exercise of vested options; (iii) 6,006 shares of common stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2008; and (iv) 150 shares of common stock issuable upon the exercise of vested warrants.

(11)
Includes (i) 98,439 shares of common stock, which may be acquired pursuant to options which are exercisable within 60 days of March 31, 2008; (ii) 546,955 shares of common stock issuable upon the exercise of vested warrants; (iii) 265 shares of common stock issuable upon conversion of Series A Stock; and (iv) 35,619 shares of common stock issuable upon conversion of Series C Stock.

  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Audit Committee is charged with monitoring and reviewing the material facts of any transactions with related parties and either approving or disapproving the entry into such transactions. In determining whether to approve or ratify a transaction with a related party, the Audit Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction

Through Current Fiscal Year 2009

On January 16, 2009 in a private placement, we sold approximately 2,015,000 shares of common stock at $3.50 per share for aggregate gross proceeds of approximately $7,052,000.  Of that amount, we sold approximately 1,142,857 shares to Sanderling Ventures and 285,714 shares to Ivy Healthcare Capital II, L.P., or “Ivy Capital,” for gross proceeds of $4,000,000 and $1,000,000, respectively.  In connection with this offering, we issued 302,227 five year warrants exercisable for shares of common stock at an exercise price of $1.20 per share.  Of the warrants issued, Sanderling Ventures was issued 171,432 warrants and Ivy Capital was issued 42,858 warrants.  As part of the terms of this offering, the holders of July 2008 Notes and December 2008 Notes converted such notes for shares of common stock, in accordance with the terms of such notes.  In connection with such conversions, approximately $59,000 and $3,000 was paid in interest on the converted July 2008 Notes and December 2008, respectively.

At March 31, 2009, Sanderling Ventures beneficially owned 36.06% of our capital stock and Ivy Capital beneficial owned 11.98% of our capital stock.  At the time of the transactions described, each of Sanderling Ventures and Ivy Capital beneficially owned greater than 5% of our capital stock.  Further, Robert G. McNeil, Ph.D., a member of our Board of Directors, was and currently is an affiliate of Sanderling Ventures.

Fiscal Year 2008

On July 24, 2008 in a private placement, we sold an aggregate principal amount of approximately $2,539,000 of its unsecured convertible notes, or the “July 2008 Notes.”  Of that amount, we sold an aggregate principal amount of $1,000,000 of the July 2008 Notes to Sanderling Ventures and $500,000 to Ivy Capital.  At the option of the holders, the July 2008 Notes initially were convertible into our Series F Convertible Preferred Stock, or “Series F Stock,” at a price of $15 per share.  After we effected a one-for-twenty reverse stock split of our common stock on November 29, 2008, and mandatory conversion of the Series F Stock, the July 2008 Notes became convertible into our common stock at a conversion price of $3.00 per share.  In connection with the issuance of the July 2008 Notes, we issued five year warrants that were initially exercisable for 42,321 shares of Series F Stock at a price of $1.00 per share of Series F Stock and became exercisable for 211,615 shares of common stock at a price of $0.20 per share of common stock.  Of the warrants issued, Sanderling Ventures was issued approximately 83,335 warrants and Ivy Capital was issued 41,667 warrants.  As of March 31, 2009, each of Sanderling Ventures and Ivy Capital hold no July 2008 Notes and approximately $152,000 aggregate principal amount of the July 2008 Notes are currently outstanding, which become due and payable, including any accrued and unpaid interest, on July 24, 2009.  No amount of interest was paid on the July 2008 Notes.

On December 4, 2008 in a private placement, we sold an aggregate principal amount of approximately $499,400 of its unsecured convertible notes, or the “December 2008 Notes.”  Of that amount, we sold an aggregate principal amount of $200,000 of the December 2008 Notes to Sanderling Ventures and $100,000 to Ivy Capital.  At the option of the holders, the December 2008 Notes initially were convertible into our common stock at a conversion price of $3.00 per share.  In connection with the issuance of the December 2008 Notes, we issued five year warrants that are exercisable for 41,628 shares of common stock at a price of $0.20 per share of common stock.  Of the warrants issued, Sanderling Ventures was issued approximately 16,668 warrants and Ivy Capital was issued 8,334 warrants.  As of March 31, 2009, each of Sanderling Ventures and Ivy Capital hold no December 2008 Notes and approximately $19,500 aggregate principal amount of the December 2008 Notes are currently outstanding, which become due and payable, including any accrued and unpaid interest, on July 24, 2009.  No amount of interest was paid on the December 2008 Notes.

At the time of the transactions described, each of Sanderling Ventures and Ivy Capital beneficially owned greater than 5% of our capital stock.  Further, Robert G. McNeil, Ph.D., a member of our Board of Directors, was and currently is an affiliate of Sanderling Ventures.

Fiscal Year 2007

On March 2, 2007 in a private placement, we sold 71,429 shares of Series D Stock at a price per share of $42, for gross proceeds of approximately $3 million to Sanderling Ventures. Each share of Series D Stock was mandatorily convertible into 100 shares of our common stock, subject to adjustment for splits or other changes to our common stock, immediately upon either (i) amendment of our certificate of incorporation to increase the number of authorized shares of common stock sufficient to effect the conversion or (ii) the effectiveness of a reverse stock split of our common stock such that there are sufficient shares of common stock available to effect the conversion, in both situations after taking into account all other shares of common stock outstanding or required to be issued upon the conversion of any preferred stock of the Company or the exercise of any options or warrants authorized by us. In connection with this transaction, we issued to Sanderling Ventures warrants to purchase 21,428 shares of Series D Stock at $63 per share (or 2,142,800 shares of common stock at $0.63 per share if the warrants are exercised after conversion of the Series D Stock) and options to purchase 71,429 shares of Series D Stock at $42 per share (or 7,142,900 shares of common stock at $0.42 per share if the options are exercised after conversion of the Series D Stock).  The warrants expire five years after issuance and were exercisable immediately. The options were initially exercisable for 15 days following public announcement of FDA clearance of the Menaflex device (or the CMI) and expire at the earliest of the 15th day after such public announcement, partial exercise of the option, or December 31, 2007. In October 2007, we extended the expiration date of the options to the earliest of the 15th day after such public announcement, partial exercise of the option, or December 31, 2008.

Effective March 2, 2007, we entered into a consulting agreement to retain the financial advisory services of Sanderling Ventures. In consideration for such services, we issued a warrant to purchase 2,000 shares of Series D Stock at $42 per share (or 200,000 shares of common stock at $0.42 per share after mandatory conversion of the Series D Stock). The warrant expires five years after the date of issuance and was exercisable immediately. Using the Black-Scholes model, we estimated the fair value of the warrant to be approximately $69,000 which was included as expense in our 2007 results of operations.

At the time of the transactions described above, Sanderling Ventures beneficially owned greater than 5% of our capital stock.  Further, Robert G. McNeil, Ph.D., a member of our Board of Directors, was and currently is an affiliate of Sanderling Ventures.

SELLING STOCKHOLDERS

This prospectus relates to the resale by the selling stockholders named below from time to time of up to a total of 4,189,539 shares of our common stock that were issued to the selling stockholders pursuant to transactions exempt from registration under the Securities Act.  All of the common stock offered by this prospectus is being offered by the selling stockholders for their own accounts.

The following table lists certain information with respect to these selling stockholders as follows: (i) each selling stockholder’s name, (ii) the number of outstanding shares of common stock beneficially owned by the selling stockholders prior to this offering (assuming that all of the warrants exercisable for common stock are exercised); (iii) the number of shares of common stock to be beneficially owned by each selling stockholder after the completion of this offering assuming the sale of all of the shares of the common stock offered by each selling stockholder; and (iv) if one percent or more, the percentage of outstanding shares of common stock to be beneficially owned by each selling stockholder after the completion of this offering assuming the sale of all of the shares of the common stock offered by each selling stockholder. Except as noted, none of the selling stockholders have had any position, office, or other material relationship with us or any of our predecessors or affiliates within the past three years.

The selling stockholders may sell all, some, or none of their shares in this offering. See “PLAN OF DISTRIBUTION.”

The following chart sets forth, to our knowledge, information about the selling stockholders as of March 31, 2009. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares. In computing the number of shares beneficially owned by a selling stockholder and the percentage of ownership of that selling stockholder, shares of common stock underlying shares of convertible preferred stock, options, warrants or other rights held by that selling stockholder that are convertible or exchangeable, as the case may be, within 60 days of March 31, 2009, are also included.  Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other selling stockholder. Each selling stockholder’s percentage ownership in the following table is based upon 9,774,252 shares of common stock outstanding at March 31, 2009. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling stockholder named below. No selling stockholder is a registered broker-dealer or an affiliate of a registered broker-dealer.

The term “selling stockholder” includes any transferee, pledgee, donee, assignee or other successor in interest to the selling stockholder named in the following table. To our knowledge, subject to applicable laws governing shared ownership, each person named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite such person’s name. We will file a supplement to this prospectus to name successors to any named selling stockholders who are able to use this prospectus to resell the securities registered hereby.

	Shares of Common Stock Owned Before	Shares of Common Stock	Shares of Common Stock Owned After the Offering
	the Offering	to be Offered	(Number)	(Percent)
Alan W. & Inara M. Baldwin JT TEN (1)(51)	79,701	3,283	76,418	*
Amy Lynn Stauffer (2)	2,405	2,141	264	*
Andreas Baenziger, MD (3)	117,625	11,500	106,125	1.07%
Ariana Dichiara (4)(64)	4,523	4,523	—	*
Arthur Rock 2000 Trust (5)(52)	46,925	35,682	11,243	*
Diane L. Larson, Trustee, BPC 1992 Trust dtd 12/20/92 (6)(82)	45,405	45,405	—	*
Boulder Company, The (7)	135,582	135,582	—	*
Brian Joseph Gagnon (8)	3,961	3,526	435	*
Brion D. Umidi and Greta Umidi; JT TEN(9)(53)	239,010	5,425	233,585	2.30%
Darwin Partnership (10)(54)	11,281	10,042	1,239	*
Diana V. Petro (11)	56,101	4,521	51,580	*
Diane L. Larson, Trustee, EST 1992 Trust dtd 12/20/92 (6)(82)	45,405	45,405	—	*
E. & M. RP Trust (12)	52,791	52,791	—	*
Edgar L. Lowe trustee of the Edgar Lowe Family Trust (13)(55)	21,458	17,734	3,724	*
Fallen Angel Partnership (14)(56)	22,658	20,169	2,489	*
Florian Kamelger (15)	35,057	33,707	1,350	*
Maureen Drew, Trustee, Gagnon 1999 Grandchildren’s Trust dtd 2/1/99 (16)(57)	8,300	6,079	2,221	*
Gagnon Family Partnership (17)(58)	12,740	10,031	2,709	*
Gagnon Investment Associates (18)(59)	100,486	88,140	12,346	*
Neil Gagnon & Maureen Drew, Trustees, Gagnon Securities LLC P/S Plan and Trust dtd 10/1/00 (19)(60)	3,211	2,858	353	*
Gerald E. Bisbee, Jr.(20)(61)	515,340	21,061	494,279	4.76%
Gregory J. Ingram TR The Ingram Family Trust U/A 11/23/96, as Amended(21)(78)	8,789	7,267	1,522	*
Innisfree Investments LLC (22)	5,320	5,320	—	*
Ivy Healthcare Capital II, L.P. (23)(62)	1,210,731	585,456	625,275	6.19%
J. Richard Steadman (24)(63)	317,982	45,320	272,662	2.70%
Diane L. Larson, Trustee, JGP 1996 Trust dtd 12/20/96 (6)(82)	45,405	45,405	—	*
John Ayliffe (25)	30,625	14,375	16,250	*
Lois E. Gagnon(26)	103,099	91,775	11,324	*
Lucy Kate Argo (27)	46,000	46,000	—	*
Barry N. Traub Trustee, The M & B Traub Trust (28)	315,936	315,936	—	*
Diane L. Larson, Trustee, MHP 1992 Trust dtd 12/20/92 (6)(82)	45,405	45,405	—	*
Michael Dichiara (4)(64)	4,523	4,523	—	*
Nedic Holdings Ltd. (29)(65)	41,520	19,550	21,970	*
Neil Gagnon (30)	204,858	182,358	22,500	*
Neil Gagnon IRA RIO JPMCC Cust (31)(66)	34,144	30,394	3,750	*
Patrick Killion (32)	21,986	21,986	—	*
Peter Allen and Wendy Allen JT TEN (33)(67)	1,777	1,582	195	*
Peter Tschirky (34)	174,551	122,551	52,000	*
Richard Fritschi (35)	36,750	17,250	19,500	*
Roger Killion(36)	111,436	91,405	20,031	*
Sanderling V Beteiligungs GmbH & Co. KG (37)(68)(77)	124,611	68,784	55,827	*
Sanderling V Biomedical Co- Investment (38)(69)(77)	519,340	286,599	232,741	2.33%
Sanderling V Limited Partnership (39)(70)(77)	140,073	77,302	62,771	*
Sanderling VI Beteiligungs GmbH & Co. KG (40)(71)(77)	30,640	15,562	15,078	*
Sanderling VI Limited Partnership (41)(72)(77)	36,473	18,543	17,930	*
Sanderling Venture Partners V Co- Investment(42)(73)(77)	856,619	472,728	383,891	3.84%
Sanderling Venture Partners VI Co- Investment(43)(74)(77)	1,625,929	804,076	821,853	8.01%
Sanderling Ventures Management V(44)(75)(77)	53,626	39,521	14,105	*
Sanderling Ventures Management VI(45)(76)(77)	80,030	44,943	35,087	*
Thomas Fischer (46)	5,750	5,750	—	*
William R. Timken, Trustee, The Timken Living Trust U/A 9/14/99 (47)(79)	103,856	45,405	58,451	*
Virginia Gagnon (48)	821	731	90	*
Diane L. Larson, Trustee, WRT III 1996 Trust dtd 12/20/96 (6)(82)	45,405	45,405	—	*
William G. Rodkey(49)(80)	169,476	1,644	167,832	1.66%
Diane L. Larson & Richard J. Wolf, Trustees Wolf /Larson Living Trust UAD 1/26/94 (50)(81)	10,840	9,083	1,757	*
Total	8,124,291	4,189,539	3,934,752
____________
*	Less than one percent of outstanding shares of common stock.

(1)
Consists of the following shares covered by this prospectus (1) 2,854 shares of common stock and (2) 429 shares of common stock issuable upon exercise of common stock purchase warrants as well as (1) 1,350 shares of common stock; (2) 405 shares of common stock issuable upon exercise of common stock purchase warrants; and (3) 74,663 shares of common stock issuable upon exercise of options which are not covered by this prospectus.

(2)
Consists of the following shares covered by this prospectus (1) 1,861 shares of common stock and (2) 280 shares of common stock issuable upon exercise of common stock purchase warrants as well as 264 shares of common stock issuable upon exercise of common stock purchase warrants which are not covered by this prospectus.

(3)
Consists of the following shares covered by this prospectus (1) 10,000 shares of common stock and (2) 1,500 shares of common stock issuable upon exercise of common stock purchase warrants as well as (1) 101,000 shares of common stock and (2) 5,125 shares of common stock issuable upon exercise of common stock purchase warrants which are not covered by this prospectus.

(4)	Consists of the following shares covered by this prospectus (1) 3,849 shares of common stock and (2) 674 shares of common stock issuable upon exercise of common stock purchase warrants.

(5)
Consists of the following shares covered by this prospectus (1) 30,287 shares of common stock and (2) 5,395 shares of common stock issuable upon exercise of common stock purchase warrants as well as (1) 8,648 shares of common stock and (2) 2,595 shares of common stock issuable upon exercise of common stock purchase warrants which are not covered by this prospectus.

(6)	Consists of the following shares covered by this prospectus (1) 37,832 shares of common stock and (2) 7,573 shares of common stock issuable upon exercise of common stock purchase warrants.

(7)	Consists of the following shares covered by this prospectus (1) 115,423 shares of common stock and (2) 20,159 shares of common stock issuable upon exercise of common stock purchase warrants.

(8)
Consists of the following shares covered by this prospectus (1) 3,066 shares of common stock and (2) 460 shares of common stock issuable upon exercise of common stock purchase warrants as well as 435 shares of common stock issuable upon exercise of common stock purchase warrants which are not covered by this prospectus.

(9)
Consists of the following shares covered by this prospectus (1) 4,618 shares of common stock and (2) 807 shares of common stock issuable upon exercise of common stock purchase warrants as well as (1) 1,072 shares of common stock, (2) 232,289 shares of common stock issuable upon exercise of options and (3) 224 shares of common stock issuable upon exercise of common stock purchase warrants which are not covered by this prospectus. Mr. Umidi has shared power with Greta Umidi to vote or direct the vote of and dispose or direct the disposition of 794 of the shares.

(10)
Consists of the following shares covered by this prospectus (1) 8,732 shares of common stock and (2) 1,310 shares of common stock issuable upon exercise of common stock purchase warrants as well as 1,239 shares of common stock issuable upon exercise of common stock purchase warrants which are not covered by this prospectus.

(11)
Consists of the following shares covered by this prospectus (1) 3,848 shares of common stock and (2) 673 shares of common stock issuable upon exercise of common stock purchase warrants as well as (1) 600 shares of common stock and (2) 50,980 shares of common stock issuable upon exercise of options which are not covered by this prospectus.

(12)
Consists of the following shares covered by this prospectus (1) 42,832 shares of common stock issuable upon conversion of convertible notes and (2) 9,959 shares of common stock issuable upon exercise of common stock purchase warrants.

(13)
Consists of the following shares covered by this prospectus (1) 14,400 shares of common stock issuable upon conversion of convertible notes and (2) 3,334 shares of common stock issuable upon exercise of common stock purchase warrants as well as (1) 1,134 shares of common stock issuable upon conversion of 22,670 shares of our Series A Stock and (2) 2,590 shares of common stock issuable upon exercise of common stock purchase warrants which are not covered by this prospectus.

(14)
Consists of the following shares covered by this prospectus (1) 17,538 shares of common stock and (2) 2,631 shares of common stock issuable upon exercise of common stock purchase warrants as well as 2,489 shares of common stock issuable upon exercise of common stock purchase warrants which are not covered by this prospectus.

(15)
Consists of the following shares covered by this prospectus (1) 28,323 shares of common stock and (2) 5,384 shares of common stock issuable upon exercise of common stock purchase warrants as well as 1,350 shares of common stock which are not covered by this prospectus.

(16)
Consists of the following shares covered by this prospectus (1) 5,286 shares of common stock and (2) 793 shares of common stock issuable upon exercise of common stock purchase warrants as well as 2,221 shares of common stock issuable upon exercise of common stock purchase warrants which are not covered by this prospectus.

(17)
Consists of the following shares covered by this prospectus (1) 8,722 shares of common stock and (2) 1,309 shares of common stock issuable upon exercise of common stock purchase warrants as well as 2,709 shares of common stock issuable upon exercise of common stock purchase warrants which are not covered by this prospectus.

(18)
Consists of the following shares covered by this prospectus (1) 76,643 shares of common stock and (2) 11,497 shares of common stock issuable upon exercise of common stock purchase warrants as well as 12,346 shares of common stock issuable upon exercise of common stock purchase warrants which are not covered by this prospectus.

(19)
Consists of the following shares covered by this prospectus (1) 2,485 shares of common stock and (2) 373 shares of common stock issuable upon exercise of common stock purchase warrants as well as 353 shares of common stock issuable upon exercise of common stock purchase warrants which are not covered by this prospectus.

(20)
Consists of the following shares covered by this prospectus (1) 17,488 shares of common stock and (2) 3,573 shares of common stock issuable upon exercise of common stock purchase warrants as well as (1) 47,569 shares of common stock, (2) 444,960 shares of common stock issuable upon exercise of options and (3) 1,750 shares of common stock issuable upon exercise of common stock purchase warrants which are not covered by this prospectus.

(21)
Consists of the following shares covered by this prospectus (1) 6,054 shares of common stock and (2) 1,213 shares of common stock issuable upon exercise of common stock purchase warrants as well as (1) 1,116 shares of common stock issuable upon conversion of 22,316 shares of our Series C Stock and (2) 406 shares of common stock issuable upon exercise of common stock purchase warrants which are not covered by this prospectus.

(22)
Consists of the following shares covered by this prospectus (1) 4,320 shares of common stock issuable upon conversion of our convertible notes and (2) 1,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(23)
Consists of the following shares covered by this prospectus (1) 492,597 shares of common stock and (2) 92,859 shares of common stock issuable upon exercise of common stock purchase warrants as well as (1) 553,845 shares of common stock and (2) 71,430 shares of common stock issuable upon exercise of common stock purchase warrants which are not covered by this prospectus.

(24)
Consists of the following shares covered by this prospectus (1) 37,764 shares of common stock and (2) 7,556 shares of common stock issuable upon exercise of common stock purchase warrants as well as (1) 117,440 shares of common stock, (2) 5,579 shares of common stock issuable upon conversion of 111,582 shares of our Series C Stock, (3) 146,882 shares of common stock issuable upon exercise of options, and (4) 2,761 shares of common stock issuable upon exercise of common stock purchase warrants which are not covered by this prospectus.

(25)
Consists of the following shares covered by this prospectus (1) 12,500 shares of common stock and (2) 1,875 shares of common stock issuable upon exercise of common stock purchase warrants as well as (1) 12,500 shares of common stock and (2) 3,750 shares of common stock issuable upon exercise of common stock purchase warrants which are not covered by this prospectus.

(26)
Consists of the following shares covered by this prospectus (1) 79,804 shares of common stock and (2) 11,971 shares of common stock issuable upon exercise of common stock purchase warrants as well as 11,324 shares of common stock issuable upon exercise of common stock purchase warrants which are not covered by this prospectus.

(27)	Consists of the following shares covered by this prospectus (1) 40,000 shares of common stock and (2) 6,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(28)	Consists of the following shares covered by this prospectus (1) 268,981 shares of common stock and (2) 46,955 shares of common stock issuable upon exercise of common stock purchase warrants.

(29)
Consists of the following shares covered by this prospectus (1) 17,000 shares of common stock and (2) 2,550 shares of common stock issuable upon exercise of common stock purchase warrants as well as (1) 16,900 shares of common stock and (2) 5,070 shares of common stock issuable upon exercise of common stock purchase warrants which are not covered by this prospectus.

(30)
Consists of the following shares covered by this prospectus (1) 158,572 shares of common stock and (2) 23,786 shares of common stock issuable upon exercise of common stock purchase warrants as well as 22,500 shares of common stock issuable upon exercise of common stock purchase warrants which are not covered by this prospectus.

(31)
Consists of the following shares covered by this prospectus (1) 26,429 shares of common stock and (2) 3,965 shares of common stock issuable upon exercise of common stock purchase warrants as well as 3,750 shares of common stock issuable upon exercise of common stock purchase warrants which are not covered by this prospectus.

(32)	Consists of the following shares covered by this prospectus (1) 18,128 shares of common stock and (2) 3,858 shares of common stock issuable upon exercise of common stock purchase warrants.

(33)
Consists of the following shares covered by this prospectus (1) 1,375 shares of common stock and (2) 207 shares of common stock issuable upon exercise of common stock purchase warrants as well as 195 shares of common stock issuable upon exercise of common stock purchase warrants which are not covered by this prospectus.

(34)
Consists of the following shares covered by this prospectus (1) 103,116 shares of common stock and (2) 19,435 shares of common stock issuable upon exercise of common stock purchase warrants as well as (1) 40,000 shares of common stock and (2) 12,000 shares of common stock issuable upon exercise of common stock purchase warrants which are not covered by this prospectus.

(35)
Consists of the following shares covered by this prospectus (1) 15,000 shares of common stock and (2) 2,250 shares of common stock issuable upon exercise of common stock purchase warrants as well as (1) 15,000 shares of common stock and (2) 4,500 shares of common stock issuable upon exercise of common stock purchase warrant which are not covered by this prospectus.

(36)
Consists of the following shares covered by this prospectus (1) 77,832 shares of common stock and (2) 13,573 shares of common stock issuable upon exercise of common stock purchase warrants as well as (1) 14,277 shares of common stock, (2) 1,134 shares of common stock issuable upon conversion of 22,670 shares of our Series A Stock, and (3) 4,620 shares of common stock issuable upon exercise of common stock purchase warrants which are not covered by this prospectus.

(37)
Consists of the following shares covered by this prospectus (1) 59,812 shares of common stock and (2) 8,972 shares of common stock issuable upon exercise of common stock purchase warrants as well as (1) 36,370 shares of common stock, (2) 18,882 shares of common stock issuable upon conversion of 377,643 shares of our Series C Stock and (3) 575 shares of common stock issuable upon exercise of common stock purchase warrants which are not covered by this prospectus.

(38)
Consists of the following shares covered by this prospectus (1) 249,216 shares of common stock and (2) 37,383 shares of common stock issuable upon exercise of common stock purchase warrants as well as (1) 230,221 shares of common stock and (2) 2,520 shares of common stock issuable upon exercise of common stock purchase warrants which not covered by this prospectus.

(39)
Consists of the following shares covered by this prospectus (1) 67,219 shares of common stock and (2) 10,083 shares of common stock issuable upon exercise of common stock purchase warrants as well as (1) 62,096 shares of common stock and (2) 675 shares of common stock issuable upon exercise of common stock purchase warrants which are not covered by this prospectus.

(40)
Consists of the following shares covered by this prospectus (1) 12,956 shares of common stock and, (2) 2,606 shares of common stock issuable upon exercise of common stock purchase warrants as well as (1) 12,362 shares of common stock and (2) 2,716 shares of common stock issuable upon exercise of common stock purchase warrants which are not covered by this prospectus.

(41)
Consists of the following shares covered by this prospectus (1) 15,438 shares of common stock and (2) 3,105 shares of common stock issuable upon exercise of common stock purchase warrants as well as (1) 14,697 shares of common stock and (2) 3,233 shares of common stock issuable upon exercise of common stock purchase warrants which are not covered by this prospectus.

(42)
Consists of the following shares covered by this prospectus (1) 411,067 shares of common stock and (2) 61,661 shares of common stock issuable upon exercise of common stock purchase warrants, as well as (1) 379,736 shares of common stock and (2) 4,155 shares of common stock issuable upon exercise of common stock purchase warrants which are not covered by this prospectus.

(43)
Consists of the following shares covered by this prospectus (1) 669,455 shares of common stock and (2) 134,621 shares of common stock issuable upon exercise of common stock purchase warrants as well as (1) 637,477 shares of common stock and (2) 184,376 shares of common stock issuable upon exercise of common stock purchase warrants which are not covered by this prospectus.

(44)
Consists of the following shares covered by this prospectus (1) 34,366 shares of common stock and (2) 5,155 shares of common stock issuable upon exercise of common stock purchase warrants as well as (1) 14,025 shares of common stock and (2) 80 shares of common stock issuable upon conversion of common stock purchase warrants which are not covered by this prospectus.

(45)
Consists of the following shares covered by this prospectus (1) 37,094 shares of common stock and (2) 7,849 shares of common stock issuable upon exercise of common stock purchase warrants as well as (1) 19,557 shares of common stock and (2) 15,530 shares of common stock issuable upon exercise of common stock purchase warrants which are not covered by this prospectus.

(46)	Consists of the following shares covered by this prospectus (1) 5,000 shares of common stock and (2) 750 shares of common stock issuable upon exercise of common stock purchase warrants.

(47)
Consists of the following shares covered by this prospectus (1) 37,832 shares of common stock and (2) 7,573 shares of common stock issuable upon exercise of common stock purchase warrants as well as (1) 42,502 shares of common stock, (2) 11,158 shares of common stock issuable upon conversion of 223,164 shares of our Series C Stock and (3) 4,791 shares of common stock issuable upon exercise of common stock purchase warrants which are not covered by this prospectus.

(48)
Consists of the following shares covered by this prospectus (1) 635 shares of common stock and (2) 96 shares of common stock issuable upon exercise of common stock purchase warrants as well as 90 shares of common stock issuable upon exercise of common stock purchase warrants which are not covered by this prospectus.

(49)
Consists of the following shares covered by this prospectus (1) 1,429 shares of common stock and (2) 215 shares of common stock issuable upon exercise of common stock purchase warrants as well as (1) 3,863 shares of common stock, (2) 265 shares of common stock issuable upon conversion of 5,298 shares of our Series A Stock, (3) 163,436 shares of common stock issuable upon exercise of stock options and (4) 268 shares of common stock issuable upon exercise of common stock purchase warrants which are not covered by this prospectus.

(50)
Consists of the following shares covered by this prospectus (1) 7,567 shares of common stock and (2) 1,516 shares of common stock issuable upon exercise of common stock purchase warrants as well as (1) 1,351 shares of common stock and (2) 406 shares of common stock issuable upon exercise of common stock purchase warrants which are not covered by this prospectus.

(51)	Alan Baldwin and Inara Baldwin have voting and investment control of the securities held by Alan W & Inara M. Baldwin JT TEN. Alan Baldwin is a member of the board of directors of the Company.

(52)	Arthur Rock has voting and investment control of the securities held by the Arthur Rock 2000 Trust.

(53)	Brion D. Umidi is the Senior Vice President and Chief Financial Officer of the Company.

(54)	Neil Gagnon has voting and investment control of the securities held by Darwin Partnership.

(55)	Edgar L. Lowe has voting and investment control of the securities held by Edgar L Lowe trustee of the Edgar Lowe Family Trust.

(56)	Neil Gagnon has voting and investment control of the securities held by Fallen Angel Partnership.

(57)	Neil Gagnon has voting and investment control of the securities held by Gagnon 1999 Grandchildren’s Trust; Maureen Drew has voting control of the securities held by Gagnon 1999 Grandchildren’s Trust.

(58)	Neil Gagnon and Lois Gagnon has voting and investment control of the securities held by Gagnon Family Partnership.

(59)	Neil Gagnon has voting and investment control of the securities held by Gagnon Investment Associates.

(60)	Neil Gagnon has voting and investment control of the securities held by Gagnon Securities LLC P/S Plan and Trust dtd 10/1/00.

(61)	Gerald E. Bisbee, Jr., Ph.D. is the Chairman, President, Chief Executive Officer and a director of the Company.

(62)
Robert W. Pangia and Russell F. Warren, Jr. are Co-Managers of Ivy Capital Partners II, LLC and Ivy Capital Partners II, LLC is the general partner of Ivy Healthcare Capital II, L.P. Robert W. Pangia and Russell F. Warren, Jr. have voting and investment control of the securities held by Ivy Healthcare Capital II, L.P.

(63)	J. Richard Steadman is a member of the board of directors of the Company.

(64)	Adriana and Michael Dichiara are children of John Dichiara, who is the Senior Vice President of Clinical and Regulatory Affairs of the Company

(65)	R. Neal and J. MacDonald are directors of corporate directors of Nedic Holdings Ltd and have voting and investment control of the securities held by it.

(66)	Neil Gagnon has voting and investment control of the securities held by Neil Gagnon IRA.RIO JPMCC Cust.

(67)	Peter Allen and Wendy Allen have voting and investment control of the securities held by Peter Allen and Wendy Allen JT TEN.

(68)
Robert G. McNeil, Fred A. Middleton, Timothy C. Mills and Timothy J. Wollaeger are the managing directors of Middleton, McNeil, Mills & Associates V, LLC, the Investment Limited Partner of Sanderling V Beteiligungs and share voting and investment control of the securities.

(69)
Robert G. McNeil, Fred A. Middleton, Timothy C. Mills and Timothy J. Wollaeger are the managing directors Middleton, McNeil, Mills & Associates V, LLC, the General Partner of Sanderling V Biomedical Co-Investment Fund LP and share voting and investment control of the securities.

(70)
Robert G. McNeil, Fred A. Middleton, Timothy C. Mills and Timothy J. Wollaeger are the managing directors of Middleton, McNeil, Mills & Associates V, LLC, the Investment General Partner of Sanderling V Limited Partnership and share voting and investment control of the securities.

(71)
Robert G. McNeil, Fred A. Middleton, Timothy C. Mills and Timothy J. Wollaeger are the managing directors of Middleton, McNeil, Mills & Associates VI, LLC, Investment Limited Partner of Sanderling VI Beteiligungs GmbH & Co. KG and share voting and investment control of the securities.

(72)
Robert G. McNeil, Fred A. Middleton, Timothy C. Mills and Timothy J. Wollaeger are the managing directors Middleton, McNeil, Mills & Associates VI, LLC, the Investment General Partner of Sanderling VI Limited Partnership and share voting and investment control of the securities.

(73)
Robert G. McNeil, Fred A. Middleton, Timothy C. Mills and Timothy J. Wollaeger are the managing directors of Middleton, McNeil, Mills & Associates V, LLC, the General Partner of Sanderling Venture Partners V Co-Investment Fund LP and share voting and investment control of the securities.

(74)
Robert G. McNeil, Fred A. Middleton, Timothy C. Mills and Timothy J. Wollaeger are the managing directors of Middleton, McNeil, Mills & Associates VI, LLC, the General Partner of Sanderling Venture Partners VI Co-Investment Fund, LP and share voting and investment control of the securities.

(75)	Robert G. McNeil, Fred A. Middleton, Timothy C. Mills and Timothy J. Wollaeger are the managing directors of Sanderling Ventures Management V and share voting and investment control of the securities.

(76)
Robert G. McNeil, Fred A. Middleton, Timothy C. Mills and Timothy J. Wollaeger are the managing directors of Sanderling Ventures Management VI and share voting and investment control of the securities.

(77)	Robert G. McNeil is a Member of the Board of Directors of the Company.

(78)	Gregory J. Ingram & Heidi M. Ingram, Trustees and Diane Larson have voting and investment control of the securities held by the Ingram Family Trust. Each can act solely without approval of the other.

(79)
William R. Timken, Judith P. Timken, Trustees and Diane Larson have voting and investment control of the securities held by the Timken Living Trust. Each can act solely without approval of the other. William R. Timken has been a director of the Company since June 9, 2004.

(80)	William G. Rodkey has been an employee and officer of the Company since 1992.

(81)	Diane L. Larson and Richard J. Wolf have voting and investment control of the securities held by Diane L. Larson & Richard J. Wolf, Trustees Wolf /Larson Living Trust UAD 1/26/94.

(82)
Diane L. Larson has voting and investment control of the securities held by the BPC 1992 Trust dtd 12/20/92, the EST 1992 Trust dtd 12/20/92, the JGP 1996 Trust dtd 12/20/96, the MHP 1992 Trust dtd 12/20/92, and the WRT III 1996 Trust dtd 12/20/96.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock summarizes the material terms and provisions of the indicated securities. For the complete terms of our common stock and preferred stock please refer to our certificate of incorporation and bylaws that we have filed with the SEC. The terms of these securities may also be affected by the Delaware General Corporation Law (the “DGCL”).

We are authorized to issue 165,000,000 shares of common stock, $0.01 par value per share, and 60,000,000 shares of preferred stock, $0.01 par value per share, of which 15,309,822 are designated Series A Stock, 30,000,000 are designated Series C Stock. As of March 31, 2009, there were 9,774,252 shares of common stock outstanding, 1,990,331 shares of Series A Stock outstanding and 1,381,881 shares of Series C Stock outstanding.  There are currently no shares of Series B preferred stock, Series D Stock, Series E Stock or Series F Stock outstanding.

Common Stock

Voting. Except as otherwise required by law or our certificate of incorporation, including any certificate of designations for a series of preferred stock, each holder of common stock shall have one vote in respect of each share of stock held by him of record on the books of the corporation for the election of directors and on all matters submitted to a vote of our stockholders. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall be the act of the stockholders and shall decide any question brought before such meeting, unless according to the certificate of incorporation or by-laws a greater vote is required.

Dividends. Subject to the preferential rights of the preferred stock, the holders of shares of common stock shall be entitled to receive, when and if declared by the Board of Directors, out of our assets which are by law available for dividends, dividends payable in cash, property or shares of capital stock.

Dissolution, Liquidation or Winding Up. In the event of any dissolution, liquidation or winding up of our affairs, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the preferred stock, holders of common stock shall be entitled, unless otherwise provided by law or our certificate of incorporation, including any certificate of designations for a series of preferred stock, to receive all of our remaining assets of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of common stock held by them respectively.

Other Rights and Restrictions. The outstanding shares of our common stock are validly issued, fully paid and nonassessable. Holders of our common stock do not have preemptive rights, and they have no right to convert their common stock into any other securities. Our common stock is not subject to redemption by us. The rights, preferences and privileges of common stockholders are subject to the rights of the stockholders of any series of preferred stock that are issued and outstanding or that we may issue in the future. Upon surrender to us or our transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be our duty to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon our books. Our Board of Directors is authorized to set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose. We are subject to Section 203 of the DGCL regarding business combinations with interested stockholders.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Computershare Trust Company. N.A.

Preferred Stock

The preferred stock is issuable in series. In connection with the issuance of any series of preferred stock and to the extent now or hereafter permitted by the DGCL, our Board of Directors is authorized to fix by resolution: (1) the designation of each series; (2) the stated value of the shares of each series; (3) the dividend rate or rates of each series and the date or dates and other provisions respecting the payment of dividends; (4) the provisions, if any, respecting the redemption of the shares of each series; and (5) subject to requirements of the DGCL, (a) the voting rights; (b) the terms, if any, upon which the shares of each series shall be convertible into or exchangeable for any other shares of our stock; and (c) any other relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of each series.

Series A Stock

We have designated 15,309,822 shares of our preferred stock as Series A Stock. The Series A Stock ranks senior to our common stock and all other classes of stock established by our Board of Directors not otherwise designated in terms of rights and preferences as being senior to or on a parity with the Series A Stock. If our Board of Directors declares that a dividend be paid on our common stock, the holders of Series A Stock shall also be entitled to receive dividends paid as if the Series A Stock were converted into shares of common stock immediately prior to the record date for payment of such dividends. The holders of record of shares of Series A Stock shall have the right to vote together with the holders of common stock on an as-converted basis. In the case of a separate class vote of the Series A Stock, each share of Series A Stock is entitled to cast one vote on each matter presented for vote.

In the event of a liquidation, dissolution or winding up of our Company, whether voluntary or involuntary, holders of Series A Stock are entitled to receive payment of a preference amount of $0.4481 per share (the “Series A Liquidation Amount”), subject to adjustments, plus any declared but unpaid dividends accrued through such date. In addition, holders of Series A Stock are entitled to receive payment of the Series A Liquidation Amount in the event of a sale by us of all or substantially all of our assets, or a merger or consolidation which results in our stockholders owning less than 50% of the surviving entity.

The Series A Stock is convertible at any time, at the holder’s option, into shares of our common stock on a one for twenty basis. The Series A Stock is mandatorily convertible upon a qualified public offering that results in gross cash proceeds to us of at least $5,000,000 and is based upon a minimum valuation of our Company of $25,000,000. One share of common stock, subject to adjustment, shall be deliverable upon the conversion of each share of Series A Stock.

The Series A Stock is redeemable at the option of the holders at any time after the seventh anniversary of the issuance of the Series A Stock, assuming redemption is permitted by creditor arrangements, if any, then in effect and subject to applicable state law. Holders of at least a majority of the shares of Series A Stock must request redemption of all, and not less than all, of the Series A Stock. The redemption value shall equal the then current Series A liquidation value at the time of redemption. The liquidation value will equal the purchase price of the Series A Stock plus any declared, but unpaid dividends and taking into account any stock splits or similar adjustments to the Series A Stock. If a request for redemption at the option of the holders of the Series A Stock is made, we must redeem not less than all of the Series A Stock at the Redemption Price, pro-rata among all of the holders of the Series A Stock, in one-third (1/3) increments on each of the 7th, 8th and 9th anniversaries of the issuance and delivery of the Series A Stock.

Series C Stock

We have designated 30,000,000 shares of our Preferred Stock, par value $0.01 per share, as Series C Stock. The Series C Stock ranks junior to our Series A Stock and senior to our common stock and to all other classes of stock established by our Board of Directors not designated in terms of rights and preferences as being senior to or on a parity with the Series C Stock. If our Board of Directors declares that a dividend be paid on our common stock, the holders of Series C Stock shall also be entitled to receive dividends paid as if the Series C Stock were converted into shares of common stock immediately prior to the record date for payment of such dividends. The holders of record of shares of Series C Stock shall have the right to vote together with the holders of common stock on an as-converted basis. In the case of a separate class vote of the Series C Stock, each share of Series C Stock is entitled to cast one vote on each matter presented for vote.

In the event of a liquidation, dissolution or winding up of our Company, whether voluntary or involuntary, holders of Series C Stock are entitled to receive payment of a preference amount of $0.4481 per share (the “Series C Liquidation Amount”), subject to adjustments, plus any declared but unpaid dividends accrued through such date. In addition, holders of Series C Stock are entitled to receive payment of the Series C Liquidation Amount in the event of a sale by us of all or substantially all of our assets, or a merger or consolidation which results in our stockholders owning less than 50% of the surviving entity.

The Series C Stock is convertible at any time, at the holder’s option, into shares of our common stock on a one for twenty basis. The Series C Stock is mandatorily convertible upon a qualified public offering that results in gross cash proceeds to us of at least $10,000,000 and is based upon a minimum valuation of our Company of $50,000,000. One share of common stock, subject to adjustment, shall be deliverable upon the conversion of each share of Series C Stock.

The Series C Stock is redeemable at the option of the holders at any time after the seventh anniversary of the issuance of the Series C Stock, assuming redemption is permitted by creditor arrangements, if any, then in effect and subject to applicable state law. Holders of at least a majority of the shares of Series C Stock must request redemption of all, and not less than all, of the Series C Stock. The redemption value shall equal the then current Series C Liquidation Amount.

The holders of Series C Stock are entitled to non-cumulative dividends if and when such dividends are declared by our Board of Directors. No dividends have been declared to date. In the event of any liquidation, dissolution, or winding up of our Company, the holders of Series C Stock are entitled to receive an amount per share equal to the liquidation preference, which is equal to the purchase price of Series C Stock, plus any declared but unpaid dividends and subject to adjustment for stock splits and similar adjustments.

Beginning in September 2010, the Series C Stock will be subject to redemption at the option of not less than a majority of the holders of the Series C Stock at a per share redemption price equal to the liquidation value of the Series C Stock at the time of redemption. The liquidation value will equal the purchase price of the Series C Stock plus any declared, but unpaid dividends and taking into account any stock splits or similar adjustments to the Series C Stock. If a request for redemption at the option of the holders of the Series C Stock is made, we must redeem not less than all of the Series C Stock at the Redemption Price, pro-rata among all of the holders of the Series C Stock, in one-third (1/3) increments on each of the 7th, 8th and 9th anniversaries of the issuance and delivery of the Series C Stock.

Warrants and Options

As of March 31, 2009, warrants to purchase 1,422,627 shares of our common stock at a weighted average exercise price of $7.12 per share were outstanding and exercisable. Of these warrants, warrants to purchase 376,474 shares of our common stock at an exercise price of $1.20 per share were issued in the common stock private placements that closed in January and February 2009, and are included in this prospectus. As of March 31, 2009, options to purchase 4,184,353 shares of common stock were outstanding, and of the exercisable options 1,461,635 shares of common stock could be purchased upon exercise at a weighted average exercise price of $6.04 per share.

Delaware Anti-Takeover Statute and Proposed Charter Provisions

We are subject to Section 203 of the DGCL, which prohibits a publicly-held Delaware corporation from engaging in a “business combination,” except under certain circumstances, with an “interested stockholder” for a period of three years following the date such person became an “interested stockholder” unless:

•
 before such person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder;

•
upon the consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares held by directors who also are officers of the corporation and shares held by employee stock plans; or

•
at or following the time such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock of the corporation which is not owned by the interested stockholder.

The term “interested stockholder” generally is defined as a person who, together with affiliates and associates, owns, or, within the three years prior to the determination of interested stockholder status, owned, 15% or more of a corporation’s outstanding voting stock. The term “business combination” includes mergers, asset or stock sales and other similar transactions resulting in a financial benefit to an interested stockholder. Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period.

A Delaware corporation may opt out of this provision either with an express provision in its certificate of incorporation or bylaws approved by its stockholders. However, we have not opted out, and do not currently intend to opt out, of this provision. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

We have proposed an amendment to our Charter to classify our Board of Directors into three classes, each with three-year, staggered terms. Such proposal will be voted on by our stockholders at our 2009 annual meeting of stockholders to be held on May 29, 2009. If approved, our Board of Directors would have the authority to file a certificate of amendment with the Secretary of State of the State of Delaware to effect the board classification. Such classification of our Board of Directors may have the effect of delaying or preventing change in control attempts and, accordingly, may discourage attempts to acquire us.

Limitation of liability and indemnification

Our Charter includes provisions that eliminate the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL; or

•	for any transaction from which the director derives an improper personal benefit.

Our Charter requires, as a condition to advancing expenses, the delivery to the corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified.

Our Charter further provides for the indemnification of our directors and officers to the fullest extent permitted by Section 145 of the DGCL. Indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of ours under the foregoing provisions, or otherwise. We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act may be against public policy as expressed in the Securities Act and in such an event would be unenforceable.

We have entered into an indemnification agreement with each director and certain officers of ours. The indemnification agreement indemnifies, subject to certain limitations contained therein, such officers and directors to the fullest extent permissible under applicable law for certain expenses and liabilities.

PLAN OF DISTRIBUTION

We are registering the shares of common stock on behalf of the selling stockholders identified in this prospectus. The selling stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each sale of the common stock covered by this prospectus. In order to sell the shares of common stock underlying warrants, the selling stockholders holding such warrants must exercise them for shares of our common stock.

The distribution of shares of common stock by the selling stockholders is not subject to any underwriting agreement. The selling stockholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be quoted, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The shares may be sold by one or more of the following methods, without limitation:

•	A block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	Purchases by a broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

•	Ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	Through options, swaps or derivatives;

•	Privately negotiated transactions;

•	In making short sales or in transactions to cover short sales;

•	A combination of any of the above-listed methods of sale;

•	Any other method permitted pursuant to applicable law.

Where required by state law, the selling stockholders will sell the shares through a registered broker-dealer. The securities to be offered are currently traded on the OTC Bulletin Board under the symbol RGBO. In addition to the distribution of shares as outlined above, the holders of our common stock may sell their shares pursuant to Rule 144 of the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon written notification to us by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of securities will be paid by the selling stockholder and/or the purchasers.  Each selling stockholder has represented and warranted to us that it acquired the securities subject to this registration statement in the ordinary course of such selling stockholder’s business and, at the time of its purchase of such securities such selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.  Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part

We have advised each selling stockholder that it may not use shares registered on this registration statement to cover short sales of common stock made prior to the date on which this registration statement shall have been declared effective by the SEC.  If a selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act.  The selling stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholders in connection with resales of their respective shares under this registration statement.

We are required to pay all fees and expenses incident to the registration of the shares, but we will not receive any proceeds from the sale of the common stock.  We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

None of the selling stockholders has any outstanding loans, advances or guarantees from us.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, Washington, DC.

EXPERTS

The consolidated financial statements of ReGen Biologics, Inc., at December 31, 2008 and 2007 and for each of the two years in the period ended December 31, 2008, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at:

Public Reference Section
Securities and Exchange Commission
Room 1580
100 F Street, N.E.
Washington, D.C. 20549
Attention: Secretary

Please call the SEC at (800) SEC-0330 for further information on the operating rules and procedures for the public reference room.

We have filed with the SEC a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act, with respect to the securities offered hereby. This prospectus does not contain all of the information contained in the Registration Statement. Copies of the Registration Statement and the exhibits thereto are on file at the offices of the SEC and may be obtained upon payment of a prescribed fee or may be examined without charge at the SEC’s public reference facility in Washington D.C. or copied without charge from its website.

Our SEC filings are available to the public at no cost over the Internet at our website at http://www.regenbio.com. Amendments to these filings will be posted to our website as soon as reasonably practicable after filing with the SEC. You may also request copies of any exhibits to the registration statement. Please direct your request to:

ReGen Biologics, Inc.
411 Hackensack Avenue
Hackensack, NJ 07601
Attention: Investor Relations
(201) 651-5140

REGEN BIOLOGICS, INC.
INDEX TO FINANCIAL STATEMENTS

Condensed Consolidated Financial Statements (Unaudited) for the Three Months Ended March 31, 2009	F-1
Condensed Consolidated Balance Sheets at March 31, 2009 (unaudited) and December 31, 2008	F-1
Condensed Consolidated Statements of Operations for the Three Months Ended March 31, 2009 (unaudited) and 2008 (unaudited)	F-2
Condensed Statements of Changes in Stockholders’ Equity (Deficit) and Series A & Series C Redeemable Convertible Preferred Stock for the Three Months Ended March 31, 2009 (unaudited)	F-3
Condensed Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2009 (unaudited) and 2008 (unaudited)	F-4
Notes to Condensed Consolidated Financial Statements (unaudited)	F-5

Report of Independent Registered Public Accounting Firm	F-16

Consolidated Financial Statements for the Fiscal Year Ended December 31, 2008	F-17
Consolidated Balance Sheets as of December 31, 2008 and 2007	F-17
Consolidated Statements of Operations for the Years Ended December 31, 2008 and 2007	F-18
Consolidated Statements of Changes in Stockholders’ Equity (Deficit) and Series A and Series C Redeemable Convertible Preferred Stock for the Years Ended December 31, 2008 and 2007	F-19
Consolidated Statements of Cash Flows for the Years Ended December 31, 2008 and 2007	F-21
Notes to Consolidated Financial Statements	F-22

REGEN BIOLOGICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)

	March 31, 2009	December 31, 2008
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$6,115	$250
Trade receivables, net of allowance for doubtful accounts of $40 and $20, at March 31, 2009 and December 31, 2008, respectively	181	233
Inventory	464	400
Prepaid expenses and other current assets	736	895
Deferred financing costs	2	82
Total current assets	7,498	1,860
Property and equipment, net	347	328
Other assets	103	103
Total assets	$7,948	$2,291
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$878	$720
Accounts payable to related party	28	9
Accrued expenses	724	731
Other current liabilities	15	15
Convertible notes payable, face value $171, less unamortized discount of $31, and including accrued interest of $2 at March 31, 2009; face value $3,039, less unamortized discount of $1,125, and including accrued interest of $92 at December 31, 2008	142	2,006
Current portion of notes payable to related party, including accrued interest of $2,547 and $2,479 as of March 31, 2009 and December 31, 2008, respectively	8,590	8,522
Total current liabilities	10,377	12,003
Other liabilities	257	189
Long-term portion of capital leases	3	7
Total liabilities	10,637	12,199
Series A redeemable convertible preferred stock, $.01 par value; 15,309,822 shares authorized; issued and outstanding 1,990,331 shares at liquidation preference of $892 at March 31, 2009 and December 31, 2008	892	892
Series C redeemable convertible preferred stock, $.01 par value; 30,000,000 shares authorized; issued and outstanding 1,381,881 shares at liquidation preference of $619 at March 31, 2009, and 6,025,437 shares at liquidation preference of $2,700 at December 31, 2008	597	2,586
Stockholders’ equity (deficit):
Common stock, $.01 par value; 165,000,000 shares authorized; issued and outstanding 9,774,252 shares at March 31, 2009, and 6,018,152 shares at December 31, 2008	98	59
Additional paid-in capital	106,676	92,041
Accumulated deficit	(110,952)	(105,486)
Total stockholders’ deficit	(4,178)	(13,386)
Total liabilities and stockholders’ deficit	$7,948	$2,291
____________

See accompanying Notes to Condensed Consolidated Financial Statements.

REGEN BIOLOGICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended March 31,
	2009	2008
Revenue:
Sales	$288	$334
Royalties	9	9
Total revenue	297	343
Expenses:
Costs of goods sold	135	143
Research and development	1,403	998
Business development, general and administrative	2,877	1,469
Total expenses	4,415	2,610
Operating loss	(4,118)	(2,267)
Interest and other income	7	32
Interest and other expense	(1,263)	(78)
Net loss	(5,374)	(2,313)
Accretion of issuance costs on Series C Preferred Stock	(92)	(17)
Net loss attributable to common stockholders	$(5,466)	$(2,330)
Basic and diluted net loss per share attributable to common stockholders	$(0.64)	$(0.45)
Weighted average number of shares used for calculation of net loss per share	8,556,600	5,208,562
____________

See accompanying Notes to Condensed Consolidated Financial Statements.

REGEN BIOLOGICS, INC.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT) AND SERIES
A AND SERIES C REDEEMABLE CONVERTIBLE PREFERRED STOCK
(Unaudited)
(Dollars in thousands, except per share data)

	Series A		Series C		Stockholders Equity (Deficit)
	Redeemable Convertible Preferred Stock		Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Total Stockholders' Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance at December 31, 2008	1,990,331	$892	6,025,437	$2,586	6,018,152	$59	$92,041	$(105,486)	$(13,386)
Stock-based compensation expense							903		903
Accretion of Series C Stock issuance cost				92				(92)	(92)
Issuance of Common Stock-- work completed					4,688	—	12		12
Issuance of common stock - common stock offering					2,509,673	26	8,648		8,674
Issuance of common stock - conversion of debt					988,597	10	2,956		2,966
Issuance of common stock - options exercised					20,962	—	38		38
Conversion of Series C Preferred Stock			(4,643,556)	(2,081)	232,180	3	2,078		2,081
Net loss and comprehensive loss								(5,374)	(5,374)
Balance at March 31, 2009	1,990,331	$892	1,381,881	$597	9,774,252	$98	$106,676	$(110,952)	$(4,178)
____________

See accompanying Notes to Consolidated Financial Statements.

REGEN BIOLOGICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	Three Months Ended March 31,
	2009	2008
Operating Activities
Net loss	$(5,374)	$(2,313)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	1,052	435
Amortization of debt discount for warrants and beneficial conversion feature	1,168	—
Depreciation and amortization	23	26
Exchange loss (gain)	14	(60)
Changes in operating assets and liabilities:
Other current assets and receivables	75	51
Inventory	(64)	32
Other assets	—	2
Accounts payable and accrued expenses	251	243
Other liabilities	68	(39)
Net cash used in operating activities	(2,787)	(1,623)
Investing Activities
Purchases of property and equipment	(42)	—
Changes in investments	—	100
Net cash (used in) provided by investing activities	(42)	100
Financing Activities
Proceeds from issuance of common stock	8,712	—
Repayment of capital lease obligations	(4)	(3)
Net cash provided by (used in) financing activities	8,708	(3)
Effect of exchange rate changes on cash	(14)	60
Net increase (decrease) in cash and cash equivalents	5,865	(1,466)
Cash and cash equivalents at beginning of period	250	4,008
Cash and cash equivalents at end of period	$6,115	$2,542
Supplemental Disclosure of Cash Flow Information
Non-cash disclosure:
Conversion of bridge notes to equity	$2,966	$—
Conversion of Series C Preferred Stock	2,081	—
Issuance of stock for services rendered	12	58
Cash disclosure:
Cash paid for interest	0	2
____________

See accompanying Notes to Condensed Consolidated Financial Statements.

REGEN BIOLOGICS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollars in thousands, except per unit and per share data)

(1) ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of ReGen Biologics, Inc. (“ReGen” or the “Company”) include accounts of the Company and its wholly-owned subsidiaries, RBio, Inc. (“RBio”) and ReGen Biologics AG (“ReGen AG”). Intercompany transactions and balances are eliminated in consolidation.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form10-Q and, as permitted by such instructions, do not include all the information and notes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, the accompanying condensed consolidated financial statements contain all adjustments (consisting of normal recurring adjustments) necessary to present fairly the financial position and the results of operations for the periods presented.

To date the Company has not generated a positive internal cash flow and until revenues increase from the sale of its products, the Company will be dependent upon the availability of future debt and equity funding. ReGen will continue to require additional capital to further develop its products and further develop sales and distribution channels for its products around the world. See “Risks and Going Concern Uncertainties” below, for further information.

ReGen currently operates as an orthopedic products company that develops, manufactures, and markets innovative tissue growth and repair products for U.S. and global markets. ReGen is managed and operated as one business segment. Accordingly, ReGen does not prepare financial information for separate product areas and does not have separate reportable segments as defined by Statement of Financial Accounting Standards (SFAS) No. 131, Disclosure about Segments of an Enterprise and Related Information.

For further information, refer to the audited consolidated financial statements and notes included in ReGen’s Annual Report on Form 10-K for the year ended December 31, 2008.

Risks and Going Concern Uncertainties

The future operating results of the Company may be affected by a number of risks and certain other factors. The Company’s future operating results are highly dependent upon its ability to obtain and maintain regulatory clearance and approvals for its products. In December 2008, we received U.S. Food and Drug Administration, or FDA, clearance to market the MenaflexTM collagen meniscus implant in the U.S. The Menaflex device was determined to be substantially equivalent to existing Class II devices through the 510(k) premarket notification process and is indicated for use in surgical procedures for the reinforcement and repair of soft tissue injuries of the medial meniscus. In the first quarter of 2009 we initiated U.S. marketing of our Menaflex product for the medial meniscus indication. We market the Menaflex product in the European Union (the “EU”) and the Republic of South Africa for both the medial and lateral meniscus indications. We plan to seek expansion of the indication for use in the lateral meniscus through a new 510(k) application to be submitted to the FDA during the second quarter of 2009. There can be no assurance as to the outcome of our efforts to expand the indication for use in the lateral meniscus or the time frame to complete the 510(k) process.

In March 2009, the Company received a letter from the office of Senator Charles E. Grassley, a member of the Senate Committee on Finance, regarding the approval process of the Menaflex in the context of his examination of the relationship between the FDA and product manufacturers. The letter requested us to provide responses and information in connection with the 510(k) approval process. The Company is cooperating fully with this inquiry. However, the Company has no indication what the outcome of this inquiry will be or if it will continue.

In addition to regulatory related hurdles, in order to approach a position of positive operating earnings and cash flow, the Company will need to effectively address other operating issues, including, for example, establishing distribution channels and assisting in establishment of third party reimbursement for the surgeons and facilities that would be responsible for implanting the Menaflex device. Management has developed a U.S. launch plan which leverages the Company’s experience in marketing the Menaflex product in the EU.  The Company has initiated recruitment of independent sports medicine focused distributors and has begun to implement reimbursement support strategies. While the Company is actively working to address distribution, third-party reimbursement, and other operational issues, there is no guarantee that the Company will be successful or able to effectively address these challenges in any given time frame.  On April 15, 2009, the first commercial surgery in the U.S. utilizing the Menaflex was completed, and as of March 31, 2009, the Company has trained 45 sports medicine surgeons and over 30 sales representatives in the use of the Menaflex.

All of the Company’s notes payable to a related party (balance of $8,590 at March 31, 2009) become due and payable on December 31, 2009, and the Company’s Series A and Series C redeemable convertible preferred stock (liquidation preference at March 31, 2009, of $892 and $619, respectively) become redeemable in one-third annual increments at the option of not less than a majority of the holders in June 2009 and September 2010, respectively. In addition, the Company's convertible notes, with aggregate face value plus accrued interest of $173 at March 31, 2009, will be come due July 24, 2009, if not converted at the options of the holders.

The Company will need to pursue additional financing in order to support ongoing operations, including U.S. launch of the Menaflex product and meeting future debt service and preferred stock redemption requirements. While the Company has been successful in the past in obtaining the necessary capital to support its operations, there is no assurance that the Company will be able to obtain additional equity capital or other financing under commercially reasonable terms and conditions, or at all. In the three months ended March 31, 2009, the Company incurred a net loss of $5,374 and used $2,787 of cash in operating activities. At March 31, 2009, the Company had cash, cash equivalents and short-term investments of $6,115 and net working capital of $(2,879). In January and February 2009, the Company completed a two-staged common stock financing for aggregate proceeds of $8,674 (see Note 6 for further information). Based upon current cash and investment balances, including proceeds from financings in the first quarter of 2009, and planned spending rates for 2009, management believes that the Company has adequate cash and investments on hand to support ongoing operations through June 2009. Our estimate may change, however, if actual results differ significantly from our expectations. Key assumptions that may affect our estimate include (but are not limited to) (i) actual sales that may vary significantly from our expectations; (ii) the actual timeline of events with respect to our new 510(k) submission to the FDA; (iii) the actual pace of spending associated with commercialization of the Menaflex product; (iv) costs associated with other business objectives; (v) costs associated with responding to regulatory or legal inquiries; and (vi) other developments in our business.  Management anticipates that additional cash will be required to support operations beyond June 2009. However, if unforeseen events occur, it is possible that additional cash may be needed before June 2009 to support operations. The Company continues to seek financing opportunities in order to support operations and continue as a going concern. We have received no commitments for additional financing. The consolidated financial statements have been prepared assuming that the Company will continue as a going concern. However, if additional capital is not obtained, the Company will not be able to continue as a going concern. The Company’s financial statements do not include any adjustments relating to the recoverability or classification of assets or the amounts or classification of liabilities that might result from the outcome of this uncertainty.

Adoption of New Accounting Pronouncements

Effective January 1, 2009, the Company adopted FSP No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) (FSP No. APB 14-1), which clarifies that convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) are not addressed by paragraph 12 of APB Opinion No. 14, Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants. Additionally, FSP No. APB 14-1 specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. FSP No. APB 14-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The Company’s convertible debt instruments cannot be settled in cash upon conversion. The adoption of FSP No. APB 14-1 did not have a material effect on its consolidated financial statements.

Effective January 1, 2009, the Company adopted Statement of Financial Accounting Standards No. 161 (SFAS No. 161), Disclosures about Derivative Instruments and Hedging Activities an amendment of FASB Statement No. 133, which provides disclosure requirements for derivative instruments and hedging activities and applies to all derivative instruments, including bifurcated derivative instruments (and nonderivative instruments that are designated and qualify as hedging instruments) and related hedged items accounted for under Statement No. 133. It amends and expands the previous disclosure requirements of Statement 133. SFAS No.161 is effective for interim periods beginning after November 15, 2008. The adoption of the provisions of SFAS No. 161 did not have a material effect on the Company’s consolidated financial statements.

Effective January 1, 2009, the Company adopted FASB Statement No. 141(R), Business Combinations (SFAS No. 141(R)), and Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51 (SFAS No. 160). These new standards significantly changed the financial accounting and reporting of business combinations and noncontrolling (or minority) interests in consolidated financial statements. SFAS No. 141(R) is required to be adopted concurrently with SFAS No. 160 and, with limited exceptions for certain income tax accounting changes, is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The adoption of SFAS No. 141(R) and SFAS No. 160 did not have a material effect on the Company’s consolidated financial statements.

Effective January 1, 2009, the Company adopted FASB Staff Position (FSP) No. FAS 141(R)-1 (FSP FAS 141(R)-1), Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies, which amends and clarifies SFAS No. 141 (revised 2007), Business Combinations, to address application issues raised by preparers, auditors, and members of the legal profession on initial recognition and measurement, subsequent measurement and accounting, and disclosure of assets and liabilities arising from contingencies in a business combination. FSP FAS 141 (R)-1 has the same effective date as SFAS No. 141(R). The adoption of FSP FAS 141 (R)-1 did not have a material effect on the Company’s consolidated financial statements.

Effective January 1, 2009, the Company adopted FSP No. EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities (FSP EITF 03-6-1), which addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be included in the earnings allocation in computing earnings per share (EPS) under the two-class method described in paragraphs 60 and 61 of FASB Statement No. 128, Earnings per Share. This FSP is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those years. The adoption of FSP No. EITF 03-6-1 did not have a material effect on the Company’s consolidated financial statements.

Effective January 1, 2009, the Company adopted EITF 07-5, Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity's Own Stock (EITF 07-5), which provides guidance in assessing whether an equity-linked financial instrument (or embedded feature) is indexed to an entity's own stock for purposes of determining whether the appropriate accounting treatment falls under the scope of SFAS 133, Accounting For Derivative Instruments and Hedging Activities, and/or EITF 00-19, Accounting For Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock. EITF 07-5 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those years. The adoption of EITF 07-5 did not have a material effect on the Company’s consolidated financial statements.

In February 2008, the FASB issued FSP No. FAS 157-2, Effective Date of FASB Statement No. 157 (FSP FAS 157-2), which was effective upon issuance and which delayed the effectiveness of SFAS No. 157, Fair Value Measurements (SFAS No. 157), for all non-financial assets and non-financial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), to fiscal years beginning after November 15, 2008 and interim periods within those fiscal years. The Company adopted SFAS No. 157 as it applies to its financial instruments, effective January 1, 2008, and adopted FSP FAS 157-2 as it applies to its non-financial assets and liabilities, effective January 1, 2009. There were no gains or losses for the three month period ended March 31, 2009 included in earnings that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date. The Company’s money market funds are classified within Level 1 of the fair value hierarchy because they are valued using quoted market prices. Adoption of the provisions of SFAS No. 157 and FSP FAS 157-2 did not have a material effect on the Company’s consolidated financial statements.

Accounting Principles Issued But Not Yet Adopted

In April 2009, the FASB issued FSP No. FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly (FSP FAS 157-4), which provides additional guidance for estimating fair value in accordance with SFAS No. 157, Fair Value Measurements, when the volume and level of activity for the asset or liability have significantly decreased. FSP FAS 157-4 also includes guidance on identifying circumstances that indicate a transaction is not orderly and emphasizes that even if there has been a significant decrease in the volume and level of activity for the asset or liability and regardless of the valuation technique(s) used, the objective of a fair value measurement remains the same. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. FSP FAS 157-4 is effective for interim and annual reporting periods ending after June 15, 2009, and shall be applied prospectively. Early adoption is permitted for periods ending after March 15, 2009. Earlier adoption for periods ending before March 15, 2009, is not permitted. The Company has not yet determined what, if any, effect adoption of FSP FAS 157-4 will have on its results of operations or financial condition.

In April 2009, the FASB issued FSP No. FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments (FSP FAS 115-2 and FAS 124-2), which amends the other-than-temporary impairment guidance in U.S. GAAP for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities in the financial statements. FSP FAS 115-2 and FAS 124-2 does not amend existing recognition and measurement guidance related to other-than-temporary impairments of equity securities. FSP FAS 115-2 and FAS 124-2 is effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. Earlier adoption for periods ending before March 15, 2009, is not permitted. The Company has not yet determined what, if any, effect adoption of FSP FAS 115-2 and FAS 124-2 will have on its results of operations or financial condition.

In April 2009, the FASB issued FSP No. FAS 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments (FSP FAS 107-1 and APB 28-1), which amends FASB Statement No. 107, Disclosures about Fair Value of Financial Instruments, to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. This FSP also amends APB Opinion No. 28, Interim Financial Reporting, to require those disclosures in summarized financial information at interim reporting periods. FSP FAS 107-1 and APB 28-1 is effective for interim reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. An entity may early adopt FSP FAS 107-1 and APB 28-1 only if it also elects to early adopt FSP FAS 157-4 and FSP FAS 115-2 and FAS 124-2. The Company has not yet determined what, if any, effect adoption of FSP FAS 107-1 and APB 28-1 will have on its results of operations or financial condition.

In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles. This Statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy). The Statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. The Company does not expect adoption of SFAS No. 162 to have a significant impact on its consolidated financial statements.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, the reported amounts of revenues and expenses during the reporting period and related disclosures. The Company’s consolidated financial statements include amounts that are based on management’s best estimates and judgments. Actual results could differ from those estimates.

Cash and Cash Equivalents and Investments

The Company considers all highly liquid investments purchased with a maturity of 90 days or less to be cash equivalents and as such has classified as cash equivalents cash held in a money market account, cash held in a sweep account, and investments in commercial paper and federal agency mortgage-backed securities that meet the Company’s classification criteria for cash equivalents. The Company held cash equivalents of $5,653 and $182, in a money market account and $256 and $10 in a sweep account as of March 31, 2009 and December 31, 2008, respectively. At March 31, 2009 and December 31, 2008, respectively, the Company held cash of $65 and $28 in a foreign account.

Accounts Receivable

Accounts receivable are carried at estimated net realizable value. The Company records an allowance for doubtful accounts for all trade receivables that are not expected to be collected, usually those that are over 90 days past the invoice due date. The allowance for doubtful accounts was $40 and $20 at March 31, 2009 and December 31, 2008, respectively.

Inventories

Inventories are valued at the lower of actual cost or market, using the first-in, first-out (FIFO) method. Work in process is calculated by estimating the number of units that will be successfully converted to finished goods, based upon a build-up in the stage of completion using estimated labor inputs for each stage and historical yields reduced by estimated usage for quality control testing. Abnormal amounts of idle facility expense, freight, handling costs, and spoilage are recognized as current-period charges and allocation of fixed production overhead to the costs of conversion is based on management’s estimate of the normal capacity of the Company’s production facility.

Inventory consists of the following:

	March 31, 2009	December 31, 2008
	(In thousands)
Raw material	$39	$31
Work in process	137	41
Finished goods	288	328
	$464	$400

The Company estimates market value of inventory based upon sales activity within its various distribution channels. The Company’s production process has a high degree of fixed costs and due to the early stage of market acceptance for its products, sales and production volumes may vary significantly from one period to another. Consequently, in some periods sales and production volumes may not be adequate to provide for per unit costs that are lower than the current market price for the Company’s products.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of the following:

	March 31, 2009	December 31, 2008
	(In thousands)
Prepaid expenses	$375	$553
Escrow deposit	304	304
Interest and other receivables	52	33
Security deposit	5	5
	$736	$895

The escrow deposit was established to provide for payment of up to six months salary and benefits and related payroll taxes for three of the Company’s executive officers under certain termination scenarios. In accordance with the escrow agreement, any escrow funds not disbursed by December 31, 2009 will revert to the Company. The escrow deposits also include amounts to cover estimated escrow administration fees. See Note 2 for further information about the escrow arrangement and related commitments.

Accrued Expenses

Accrued expenses consist of the following:

	March 31, 2009	December 31, 2008
	(In thousands)
Accrued professional fees	$603	$278
Accrued wages and vacation	95	375
Accrued printing cost	16	29
Other accrued cost	10	49
	$724	$731

Foreign Currency Transactions

The Company has determined the functional currency of ReGen AG to be the U.S. dollar (USD). ReGen AG has cash accounts denominated in Swiss francs (CHF), Euros and USD and its books and records are maintained in CHF. The Company remeasures ReGen AG’s nonmonetary assets and liabilities and related revenue and expenses using historical rates, other statement of operations accounts using average rates for the period, and monetary assets and liabilities using rates in effect at the balance sheet date. Foreign currency transaction gains or losses for the change in exchange rates between the USD and the foreign currency in which a transaction is denominated, including exchange gains and losses from remeasurement of the ReGen AG’s monetary assets and liabilities, are recognized currently in results of operations. Foreign currency transaction (gains) or losses included in the consolidated results of operations for the three months ended March 31, 2009 and 2008 approximated $13 and $(24), respectively.

Basic and Diluted Net Loss Per Share

Basic net loss per share attributable to common stockholders is calculated by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding during the period. Shares that would be issued upon conversion of preferred stock or debt instruments are not included in the calculation of weighted average number of common shares outstanding during the period due to the Company’s net operating loss position. Dividends on preferred stock are not added to the net loss attributable to common stockholders until such dividends are declared. Due to the Company’s net operating loss position, all options, warrants and contingently issuable shares are anti-dilutive. Therefore, dilutive and basic net loss per share are the same.

Stock-Based Compensation

Under the fair value recognition provisions of SFAS No. 123R, we recognize stock-based compensation net of an estimated forfeiture rate and only recognize compensation cost for those shares expected to vest, generally, on a straight-line basis over the requisite service period of the award, usually the option vesting term of four years. For performance-based awards, the Company recognizes the estimated expense based on the accelerated attribution method. For all awards for which vesting is based only on service conditions, the expense is recorded based on the straight-line attribution method.

The Company uses the Black-Scholes model to estimate grant date fair value. For expected volatility, the Company uses its historical realized volatility, calculated using historical stock prices of the Company. To estimate the expected term of options awarded after January 1, 2006, the Company uses the “short cut” approach described in SAB 107, usually seven years, given the customary contractual term of 10 years and vesting period of four years. The interest rate used in the pricing model is based on the U.S. Treasury yield curve in effect at the time of the grant on issues with remaining terms equal to the estimated expected term used in the model. In addition, the Company has estimated a forfeiture rate based on historical data and current assumptions.

During the three months ended March 31, 2009, the Company granted options to two employees to purchase an aggregate of 185,000 shares of its common stock, with an estimated weighted average grant date fair value of $2.56 per share. During the three months ended March 31, 2008, the Company did not grant any options

In March 2009, for services rendered during 2009, the Company issued to a vendor 4,688 shares of its restricted common stock. Related to this issuance the Company included the estimated fair value of $12 in its results of operations for the first quarter of 2009.

In March 2008, for services rendered during 2008, the Company issued to a vendor 3,750 shares of Series E Stock (18,750 shares of common stock as a result of the reverse stock split and mandatory conversion of the Series E Stock that was effective November 29, 2008). Related to this issuance the Company included the estimated fair value of $58 in its results of operations for the first quarter of 2008.

(2) COMMITMENTS AND CONTINGENCIES

From time to time the Company may be a defendant in lawsuits incidental to the Company’s business. Further, the nature of the Company’s operations subjects it to the inherent business risk of financial exposure to product liability claims. Currently, the Company is not a party to any material legal proceedings.

Effective June 27, 2008, management entered into an escrow arrangement to provide for payment of up to six months salary and benefit continuation and related payroll taxes for three of the Company’s executive officers (approximately $300). In accordance with the escrow agreement, any funds not disbursed by December 31, 2009, will revert to the Company. The executive salaries and benefits will be continued in the event employment is terminated without cause or upon the failure of the Company to pay in full the regularly scheduled salary, withholding taxes and benefits of the designated executives as services are rendered by such executives. For purposes of the escrow agreement “cause” is defined as the employee’s (i) commission of an action having a material adverse effect on ReGen which constitutes an act of fraud, dishonesty, or moral turpitude, or which, if proven in a court of law, would constitute a violation of a criminal code or other law; (ii) divulging ReGen’s confidential information in a manner that has a material adverse effect on it; or (ii) material breach of any material duty or obligation imposed upon the employee by ReGen.

On November 16, 2006, following our announcement that our management voluntarily initiated and conducted, and the Audit Committee of the Board of Directors oversaw, a review of the Company’s historical stock option granting and accounting practices, we received a letter from the Division of Enforcement of the U.S. Securities and Exchange Commission (the “SEC”) requesting that the Company preserve all documents concerning its granting of stock options to any of our executives or employees from January 2002 through the present and stating that the SEC intends to request production of such documents in the future. Subsequently, on November 20, 2006, the Company amended its quarterly and annual reports to include restated consolidated financial statements for the years ended December 31, 2005, 2004, 2003, the period from December 21, 1989 (inception) to December 31, 2005, and the quarters ended March 31, 2006 and June 30, 2006. At this time, while we intend to cooperate with the SEC, we cannot predict what consequences the SEC inquiry will have on the Company. The Company may be subject to regulatory fines or penalties or other contingent liabilities at the conclusion of the SEC’s inquiry.

The Company’s operations are subject to rigorous regulation by the FDA and numerous other federal, state, and foreign governmental authorities. Our manufacturing facility and our products are subject to continual review and periodic inspection by regulatory agencies. Failure to comply with FDA or other governmental regulations can result in fines, unanticipated compliance expenditures, recall or seizure of products, total or partial suspension of production and/or distribution, enforcement actions, injunctions, criminal prosecution, or other actions.

In April 2009, the Company entered into an employment agreement with an officer of the Company providing for minimum aggregate annual compensation of approximately $230, a signing bonus of $40, an initial stock option grant of 110,000 shares of the Company’s common stock and a grant of 20,000 restricted shares of the Company’s common stock. The signing bonus was paid upon commencement of the officer’s employment with the Company, which occurred in February 2009, and the stock option grant was made in the first quarter of 2009 (see Stock Based Compensation for further information). The grant of restricted stock is expected to be made in the second quarter of 2009. The officer is also eligible for an annual performance bonus of up to 25% of his annual base salary. The employment agreement provides for consecutive one year terms of employment which may be terminated by either party upon ninety days prior written notice. The officer is entitled to certain benefits if his employment is terminated without cause or due to a change in control (with “cause” and change in control both as defined in the agreement). Also in April, the Company entered into an indemnification agreement (the “Indemnification Agreement”) with this officer, pursuant to which, the officer will be indemnified by the Company to the fullest extent permissible under applicable law for the expenses and liabilities described in such Indemnification Agreement. The terms of this Indemnification Agreement are the same as those of similar agreements between the Company and its directors and other senior officers.

(3) CONCENTRATIONS OF RISK

The Company currently markets and sells two products. Our primary product, the Menaflex collagen meniscus implant, is a type I collagen implant designed to facilitate growth of new tissue to reinforce the existing meniscus tissue remaining after a partial meniscectomy procedure in the human knee. We also sell the SharpShooter, a suturing device used to facilitate the surgical implantation of the Company’s collagen matrix products, as well as to perform other similar arthroscopic meniscal repair procedures.

Both the Menaflex and SharpShooter products are marketed in the EU and the Republic of South Africa through non-exclusive distribution agreements with independent orthopedic marketing companies in those territories. The SharpShooter also is marketed through a worldwide non-exclusive distribution agreement with Linvatec Corporation (Linvatec), a subsidiary of ConMed (NASDAQ: CNMD). The SharpShooter is cleared for sale in the U.S., the EU, Canada, Chile, the Republic of South Africa and Japan.

The Company is subject to inherent risks associated with international sales, such as changes in the economic, political, legal and business environments in the foreign countries in which we do business. The Company does not require collateral from its customers. Concentrations of receivables and revenue by geographic location as of and for the three month periods ended March 31, 2009 and 2008 are as follows:

	Three Months Ended March 31,
	2009	2008
Receivables:
U.S. (Linvatec)	6%	10%
Krankenhaus Norderney (direct, Germany)	11%	—
Germany (direct, various other)	34%	48%
Hospital Innovations, Ltd. (distributor, U.K.)	15%	3%
Italy (one distributor)	0%	13%
Spain (two distributors)	0%	12%
Austria (direct, various)	12%	6%
Poland (one distributor)	2%	3%
Republic of South Africa (one distributor)	7%	2%
Switzerland (direct, various)	7%	3%
Belgium (direct, various)	6%	0%
Sales revenue:
U.S. (Linvatec)	24%	5%
Krankenhaus Norderney (direct, Germany)	4%	—
Germany (direct, various other)	39%	56%
Hospital Innovations, Ltd. (distributor, U.K.)	11%	3%
Italy (one distributor)	4%	9%
Spain (two distributors)	0%	9%
Austria (direct, various)	7%	7%
Poland (one distributor)	0%	3%
Republic of South Africa (one distributor)	4%	2%
Switzerland (direct, various)	6%	6%
Belgium (direct, various)	1%	0%
Royalties:
U.S. (Linvatec)	100%	100%

In several cases the Company relies on a single vendor to supply critical materials or components. Currently, all of these materials and components can be obtained from alternative suppliers, subject to the time and other resources required to establish new vendor relationships.

At March 31, 2009 and December 31, 2008, 1% and 10%, respectively, of the Company’s cash and cash equivalents balance was held in foreign currencies and 2% and 1%, respectively, of current liabilities related to unsettled obligations denominated in foreign currencies. For the three month periods ended March 31, 2009 and 2008, 15% and 19%, respectively, of the Company’s expenses resulted from transactions denominated in foreign currencies.

(4) RELATED PARTY TRANSACTIONS

The Company’s consolidated balance sheets include the following amounts due to related parties:

	March 31, 2009	December 31, 2008
	(In thousands)
Surgeon training	$25	$—
Royalties	3	9
	$28	$9

The Company’s condensed consolidated statements of operations include the following amounts paid to or on behalf of related parties:

	Three Months Ended March 31,
	2009	2008
	(In thousands)
Surgeon training	$72	$—
Royalties	3	2
	$75	$2

Royalties are paid to an individual who is a shareholder and director of the Company.  Surgeon training has been provided by a clinic owned by the same individual who is a shareholder and director of the Company ($19 due at March 31, 2009 and included in results of operations for the quarter ended March 31, 2009) and by a private foundation affiliated with the Company’s CEO ($6 due at March 31, 2009 and $53 included in results of operations for the quarter ended March 31, 2009).

(5) CONVERTIBLE NOTES PAYABLE

On July 24, 2008, the Company completed the private placement of $2,539 aggregate principal amount of the Company’s unsecured convertible notes (the “July 2008 Notes”), which accrue interest at an annual rate of 8% and become due and payable on July 24, 2009.  At the option of the holders, the July 2008 Notes may be converted into common stock at an initial conversion price of $3.00 per share. If exercised, the conversion must be settled fully in shares of the Company’s common stock. In connection with the financing, the Company issued warrants to purchase 211,615 shares of common stock at a price of $0.20 per share. The warrants were immediately exercisable and expire five years after the issuance date. Participants in the financing included certain officers and directors of the Company and certain beneficial owners of more than 10% of the Company’s voting stock.

The July 2008 Notes were issued with a beneficial conversion feature, having an estimated intrinsic value of approximately $457. The intrinsic value of the beneficial conversion feature was determined under EITF No. 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments, by comparing the effective conversion price of the July 2008 Notes to the estimated fair value of the Series F Stock, into which the notes were initially convertible at July 24, 2008 (prior to the one-for-twenty reverse stock split of the Company’s common stock that was effective November 29, 2008, and the resulting mandatory conversion of the Series F Stock into common stock).  The effective conversion price of the July 2008 Notes was determined by assigning the proceeds of the offering between the July 2008 Notes and the warrants on a relative fair value basis.

The July 2008 Notes were recorded net of a discount of $1,037 related to the estimated relative fair value of the warrants ($580) and the intrinsic value of the beneficial conversion feature associated with the July 2008 Notes ($457). The total discount is being amortized as additional interest over the term of the July 2008 Notes.  The balance of the unamortized discount was $668 at December 31, 2008. As a result of the conversions concurrent with the January 16, 2009 offering (see below), $555 of the discount was recognized as additional interest expense in the Company’s results of operations for the three months ended March 31, 2009. Total amortization of the discount was $650 for the three months ended March 31, 2009.

On December 4, 2008, the Company completed the private placement of $499 aggregate principal amount of unsecured convertible notes (the “December 2008 Notes”), which accrue interest at an annual rate of 8% and become due and payable on July 24, 2009. At the option of the holders, the December 2008 Notes may be converted into the Company’s common stock at a price of $3.00 per share. If exercised, the conversion must be settled fully in shares of the Company’s common stock. In connection with the financing, the Company issued warrants to purchase 41,628 shares of common stock at an exercise price of $0.20 per share. The warrants were immediately exercisable and expire five years after the issuance date. Participants in the financing included certain officers and directors of the Company and certain beneficial owners of more than 10% of the Company’s voting stock.

The December 2008 Notes were issued with a beneficial conversion feature, having an estimated intrinsic value of approximately $307. The intrinsic value of the beneficial conversion feature was determined under EITF No. 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments, by comparing the effective conversion price of the December 2008 Notes to the estimated fair value of the common stock at December 4, 2008.  The effective conversion price of the December 2008 Notes was determined by assigning the proceeds of the offering between the December 2008 Notes and the warrants on a relative fair value basis.

The December 2008 Notes were recorded net of a discount of $464 related to the estimated relative fair value of the warrants ($157) and the intrinsic value of the beneficial conversion feature associated with the December 2008 Notes ($307). The total discount is being amortized as additional interest over the term of the December 2008 Notes. The balance of the discount was $450 at December 31, 2008. As a result of the conversions concurrent with the January 16, 2009 offering (see below), $416 of the discount was recognized as additional interest expense in the Company’s results of operations for the three months ended March 31, 2009. Total amortization of the discount was $438 for the three months ended March 31, 2009.

The terms of the offering that closed on January 16, 2009 (See Note 6) effectively terminated all rights of first offer held by investors who held or who continue to hold July 2008 Notes.  In addition, the investors in the January 16, 2009 offering converted an aggregate face value of approximately $3 million of July 2008 and December 2008 Notes held by such investors into approximately 989,000 shares of the Company’s common stock in accordance with the terms of such Notes.

(6) STOCKHOLDERS’ EQUITY AND REDEEMABLE CONVERTIBLE PREFERRED STOCK

As of March 31, 2009, the Company has 165,000,000 authorized shares of common stock, of which 9,774,255 shares of common stock were outstanding, 168,612 shares of common stock were reserved for conversion of outstanding Series A Redeemable Convertible Preferred Stock (“Series A Stock”) and Series C Redeemable Convertible Preferred Stock (“Series C Stock”); 5,621,351 shares of common stock were reserved for exercise of stock options and warrants; 60,213 shares of common stock were reserved for conversion of convertible notes; and 64,062 shares of common stock were reserved for issuance to vendors for services.

Equity Financings

On January 16, 2009 and February 13, 2009, the Company closed the private placements of approximately 2,015,000 and 495,000 shares, respectively, of the Company’s common stock at $3.50 per share, for aggregate gross proceeds of approximately $8,770.  The investors in these offerings have certain terminable anti-dilution rights if the Company consummates a subsequent financing below $3.20 per share of common stock.  In connection with the offerings, the Company issued an aggregate of 376,474 warrants to investors to purchase additional shares of common stock at an exercise price of $1.20 per share. The warrants were immediately exercisable and expire five years after the date of issuance.  The Company has agreed to use commercially reasonable efforts to register the common stock sold in the private placements as well as the common stock issuable upon exercise of the warrants on a registration statement to be filed with the Securities and Exchange Commission. There are no liquidated damages for a failed registration and the warrants may be settled in unregistered shares. The January 16, 2009 offering effectively terminated all rights of first offer granted to investors who held or who continue to hold July 2008 Notes (see Note 5). In addition, the investors in the January 16, 2009 offering converted an aggregate face value of approximately $3,000 of July 2008 and December 2008 Notes (see Note 5) held by such investors into approximately 989,000 shares of the Company’s common stock in accordance with the terms of such Notes.

Redeemable Convertible Preferred Stock

During the first quarter of 2009, holders of 4,643,556 shares of Series C Stock exercised their right to convert their shares into 232,180 shares of common stock. As a result of the Series C Stock conversions, $80 of unamortized issuance cost associated with the Series C Stock was recognized in the three months ended March 31, 2009 as deemed dividends to preferred stockholders for purposes of determining net loss attributable to common stockholders. During the first quarter of 2008 there were no conversions of Preferred Stock.

[INTENTIONALLY LEFT BLANK]

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: Board of Directors
ReGen Biologics, Inc.

We have audited the accompanying consolidated balance sheets of ReGen Biologics, Inc. and subsidiaries (the Company) as of December 31, 2008 and 2007, and the related consolidated statements of operations, changes in stockholders' equity (deficit) and Series A and Series C redeemable convertible preferred stock, and cash flows for each of the two years in the period ended December 31, 2008.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of ReGen Biologics, Inc. and subsidiaries at December 31, 2008 and 2007, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 2008 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has incurred recurring operating losses and requires additional capital to fund its operations and satisfy its obligations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters also are described in Note 2.  The 2008 financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ ERNST & YOUNG LLP

Baltimore, Maryland
March 25, 2009

REGEN BIOLOGICS, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)

	December 31, 2008	December 31, 2007
ASSETS
Current assets
Cash and cash equivalents	$250	$4,008
Short-term investments	—	100
Trade receivables, net of allowance for doubtful accounts of $20 and $3, as of December 31, 2008 and December 31, 2007, respectively	233	236
Inventory	400	311
Prepaid expenses and other current assets	895	336
Deferred financing costs	82	—
Total current assets	1,860	4,991
Property and equipment, net	328	402
Other assets	103	109
Total assets	$2,291	$5,502
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$720	$220
Accounts payable to related party	9	4
Accrued expenses	731	352
Other current liabilities	15	79
Convertible notes payable, face value $3,039, less unamortized discount of $1,125, and including accrued interest of $92	2,006	—
Current portion of notes payable to related party, including accrued interest of $2,479 at December 31, 2008	8,522	—
Total current liabilities	12,003	655
Other liabilities	189	204
Long-term portion of capital leases	7	22
Long-term portion of notes payable to related party, including accrued interest of $2,122 at December 31, 2007	—	8,165
Total liabilities	12,199	9,046
Series A redeemable convertible preferred stock, $0.01 par value; 15,309,822 shares authorized; issued and outstanding 1,990,331 shares at liquidation preference of $892 at December 31, 2008; 2,483,116 shares at liquidation preference of $1,113 at December 31, 2007	892	1,113
Series C redeemable convertible preferred stock, $.01 par value; 30,000,000 shares authorized; issued and outstanding 6,025,437 shares at liquidation preference of $2,700 at December 31, 2008; 6,583,348 shares at liquidation preference of $2,950 at December 31, 2007	2,586	2,757
Stockholders’ equity (deficit):
Series D contingently convertible preferred stock, options and warrants; preferred stock , $.01 par value; 500,000 shares authorized; issued and outstanding 135,715 shares at liquidation preference of $5,700 as of December 31, 2007	—	5,560
Common stock, $0.01 par value; 165,000,000 shares authorized; issued and outstanding, 6,018,152 shares at December 31, 2008; issued 5,206,735 shares and 3,026 shares in treasury December 31, 2007	59	51
Additional paid-in capital	92,041	82,431
Accumulated deficit	(105,486)	(95,456)
Total stockholders’ deficit	(13,386)	(7,414)
Total liabilities and stockholders’ deficit	$2,291	$5,502

See accompanying Notes to Consolidated Financial Statements.

REGEN BIOLOGICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)

	Years Ended December 31,
	2008	2007
Revenue:
Sales	$1,326	$941
Royalties	48	45
Total revenue	1,374	986
Expenses:
Costs of goods sold	693	465
Research and development	4,025	3,965
Business development, general and administrative	5,797	6,857
Total expenses	10,515	11,287
Operating loss	(9,141)	(10,301)
Interest and other income	59	366
Interest and other expense	(869)	(442)
Net loss	(9,951)	(10,377)
Amortization of issuance costs related to Series C Preferred Stock	(79)	(245)
Deemed dividend to Series D Preferred Stockholders upon satisfaction of contingencies related to beneficial conversion	(2,637)	—
Deemed dividend to stockholders for amendment of financing options and issuance of warrants	(42)	(115)
Net loss attributable to common stockholders	$(12,709)	$(10,737)
Basic and diluted net loss per share attributable to common stockholders	$(2.41)	$(2.07)
Weighted average number of shares used for calculation of net loss per share (basic and diluted)	5,278,212	5,176,350

See accompanying Notes to Consolidated Financial Statements.

REGEN BIOLOGICS, INC.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT) AND SERIES
A AND SERIES C REDEEMABLE CONVERTIBLE PREFERRED STOCK
Period from December 31, 2006 to December 31, 2008
(Dollars in thousands, except per share data)

	Series A		Series C		Stockholders Equity (Deficit)
	Redeemable Convertible Preferred Stock		Redeemable Convertible Preferred Stock		Series B, Series D, Series E, and Series F Convertible Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Total Stockholders' Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balance at December 31, 2006	13,260,025	$5,942	11,046,637	$4,512	—	$0	4,432,271	$44	74,192	$(84,834)	$(10,598)
Stock-based compensation expense	—	—	—	—	—	—	—	—	1,262	—	1,262
Accretion of Series C Stock issuance cost	—	—	—	245	—	—	—	—	—	(245)	(245)
Valuation of issuance of warrants and amendment of options	—	—	—	—	—	—	—	—	115	—	115
Deemed dividend to stockholders for issuance of warrants and extension of financing options	—	—	—	—	—	—	—	—	(115)	—	(115)
Conversion of Series A preferred stock	(10,776,909)	(4,829)	—	—	—	—	538,845	5	4,824	—	4,829
Conversion of Series C preferred stock	—	—	(4,463,289)	(2,000)	—	—	223,164	2	1,998	—	2,000
Issuance of Series D preferred stock and preferred stock options and warrants, net of issuance costs	—	—	—	—	135,715	5,560	—	—	69	—	5,629
Issuance of Common Stock - work completed	—	—	—	—	—	—	9,429	—	86	—	86
Net loss and comprehensive loss	—	—	—	—	—	—	—	—	—	(10,377)	(10,377)
Balance at December 31, 2007	2,483,116	$1,113	6,583,348	$2,757	135,715	$5,560	5,203,709	$51	$82,431	$(95,456)	$(7,414)

See accompanying Notes to Consolidated Financial Statements.

REGEN BIOLOGICS, INC.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT) AND SERIES
A AND SERIES C REDEEMABLE CONVERTIBLE PREFERRED STOCK
Period from December 31, 2006 to December 31, 2008
(Dollars in thousands, except per share data)

	Series A		Series C		Stockholders Equity (Deficit)
	Redeemable Convertible Preferred Stock		Redeemable Convertible Preferred Stock		Series B, Series D, Series E, and Series F Convertible Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Total Stockholders' Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance at December 31, 2007(brought forward)	2,483,116	$1,113	6,583,348	$2,757	135,715	$5,560	5,203,709	$51	$82,431	$(95,456)	$(7,414)
Stock-based compensation expense									1,838		1,838
Accretion of Series C Stock issuance cost				79						(79)	(79)
Issuance of Common Stock-- work completed							8,333	—	—		—
Issuance of Series E preferred stock-- work completed					15,000	248					248
Issuance of Series F preferred warrants-- offering						580					580
Issuance of Common Stock warrants-- offering						—		—	157		157
Valuation of beneficial conversion associated with convertible debt issuances									764		764
Valuation of beneficial conversion associated with Series D Preferred Stock						(2,637)			2,637		—
Accretion of beneficial conversion feature of Series D Preferred Stock upon mandatory conversion						2,637			(2,637)		—
Valuation for amendment of financing options									42		42
Deemed dividend to stockholders for amendment of financing options									(42)		(42)
Mandatory conversion of Series D , E and F into common stock as a result of reverse stock split					(150,715)	(6,388)	753,575	8	6,380		—
Conversion of Series A Preferred Stock	(492,785)	(221)					24,639	—	221		221
Conversion of Series C Preferred Stock			(557,911)	(250)			27,896	—	250		250
Net loss and comprehensive loss										(9,951)	(9,951)
Balance at December 31, 2008	1,990,331	$892	6,025,437	$2,586	—	$—	6,018,152	$59	$92,041	$(105,486)	$(13,386)

See accompanying Notes to Consolidated Financial Statements.

REGEN BIOLOGICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2008	2007
	(Dollars in thousands)
Operating Activities
Net loss	$(9,951)	$(10,377)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	1,781	1,436
Amortization of debt discount for warrants and beneficial conversion feature	429	—
Depreciation and amortization	102	90
Exchange (gain) loss	(57)	25
Changes in operating assets and liabilities:
Other current assets and receivables	(250)	(158)
Inventory	(89)	(91)
Other assets	6	32
Accounts payable and accrued expenses	1,334	(275)
Other liabilities	(80)	160
Net cash used in operating activities	(6,775)	(9,158)
Investing Activities
Purchases of property and equipment	(29)	(171)
Changes in investments	100	548
Net cash provided by investing activities	71	377
Financing Activities
Proceeds from issuance of convertible preferred stock and preferred stock options and warrants, net of issuance costs paid in cash	—	5,560
Issuance of convertible notes and warrants	3,032	—
Payment of deferred financing costs	(128)	—
Repayment on capital lease obligations	(15)	(14)
Net cash provided by financing activities	2,889	5,546
Effect of exchange rate changes on cash	57	(25)
Net decrease in cash and cash equivalents	(3,758)	(3,260)
Cash and cash equivalents at beginning of period	4,008	7,268
Cash and cash equivalents at end of period	$250	$4,008
Supplemental disclosure of cash flow information
Non-cash disclosure:
Deemed dividend to stockholders for amendment of financing options and issuance of warrants	$42	$115
Mandatory conversion of Series D , E and F Preferred Stock into common stock as a result of reverse stock split	2,637	—
Warrants associated with consulting services	—	69
Conversion of Series A redeemable convertible preferred stock	221	4,829
Conversion of Series C redeemable convertible preferred stock	250	2,000
Issuance of stock for services rendered	248	86
Cash disclosure:
Cash paid for interest	6	8

See accompanying Notes to Consolidated Financial Statements.

REGEN BIOLOGICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

(1)  PRINCIPLES OF CONSOLIDATION AND BASIS OF PRESENTATION

The consolidated financial statements of ReGen Biologics, Inc. (“ReGen” or the “Company”) include accounts of the Company and its wholly-owned subsidiaries, RBio, Inc. (“RBio”) and ReGen Biologics AG (“ReGen AG”). Intercompany transactions and balances are eliminated in consolidation.

On November 29, 2008, the Company completed a one-for-twenty reverse stock split of its common stock. All current and historical share and per share information in these consolidated financial statements (including, without limitation, all share and share related numbers in Notes 3, 9, 15 and 18) reflects the results of the reverse stock split. The number of shares of common stock issued and outstanding has been reduced according to the reverse stock split. In addition, as a result of the reverse stock split the Company’s Series D, Series E, and Series F Preferred Stock mandatorily converted into common stock. The rights and preferences of the shares of our common stock and preferred stock have remained the same. The reverse stock split did not change our financial condition, results from operations, the percentage of ownership of management, the number of our stockholders, or other aspects of our business. However, the reverse stock split does increase our net income or loss per share and net book value per share as a direct result of the reduction in the number of outstanding shares of our common stock.

In December 2008 the Company received U.S. Food and Drug Administration (FDA) clearance to market the Company’s collagen scaffold device, the Menaflex™ collagen meniscus implant. Also in 2008, revenue from sales of the Company’s products exceeded $1,000. Accordingly, management has determined that the Company has emerged from being a development stage enterprise. However, the Company has yet to generate a positive internal cash flow and until revenues increase from the sale of its products, the Company will be dependent upon the availability of future debt and equity funding. ReGen will continue to require additional capital to further develop its products and further develop sales and distribution channels for its products around the world. See Note 2 for further information.

ReGen currently operates as an orthopedic products company that develops, manufactures, and markets innovative tissue growth and repair products for U.S. and global markets. ReGen is managed and operated as one business segment. Accordingly, ReGen does not prepare financial information for separate product areas and does not have separate reportable segments as defined by Statement of Financial Accounting Standards (SFAS) No. 131, Disclosure about Segments of an Enterprise and Related Information.

(2)  NATURE OF BUSINESS AND LIQUIDITY

Background

ReGen Biologics, Inc., a Delaware corporation, was incorporated as APACHE Medical Systems, Inc. (“APACHE”) on September 1, 1987. APACHE was a provider of clinically based decision support information systems and consulting services to the healthcare industry. The Company sold or discontinued the APACHE business and changed the Company’s name to Aros Corporation in 2001. In June 2002, Aros acquired RBio, formerly ReGen Biologics, Inc., as a wholly-owned subsidiary. Effective November 12, 2002, Aros Corporation changed its name to ReGen Biologics, Inc. and began trading under the ticker symbol “RGBI,” effective November 20, 2002. On November 29, 2008, the Company effected a one-for-twenty reverse stock split of its outstanding common stock and began trading on the OTC Bulletin Board under the new ticker symbol “RGBO” on December 1, 2008.

The Company designs, develops, manufactures and markets medical devices for the repair and generation of soft tissue in humans primarily for orthopedic applications. The Company operates an ISO 13485 certified manufacturing and research facility in Redwood City, California. In March 2005, the Company created ReGen AG, its wholly-owned subsidiary located in Baar Switzerland, to conduct its distribution activities outside the U.S. through local market distributors and a limited number of employees. The Company’s corporate management and clinical and regulatory affairs are based in Hackensack, New Jersey.

Through RBio, the Company developed a proprietary type I bovine collagen matrix material into which the body’s own cells migrate, adhere, and use the scaffold as a template to generate new tissue designed to reinforce existing soft tissue structures. The Company’s proprietary collagen matrix technology includes applications in orthopedics, general surgery, spine, cardiovascular and drug delivery. On December 18, 2008 the Company received FDA clearance to market the Company’s collagen scaffold device, the Menaflex collagen meniscus implant in the U.S. The Menaflex device was determined to be substantially equivalent through the premarket notification 510(k) process and is indicated for use in surgical procedures for the reinforcement and repair of soft tissue injuries of the medial meniscus. The Company plans to seek expansion of the indication for use in the lateral meniscus through a new 510(k) application to be submitted to the FDA in the first half of 2009. There can be no assurance as to the outcome of our efforts to expand the indication for use in the lateral meniscus. The Company markets the Menaflex implant for both the medial and lateral meniscus indications in the European Union (EU) and Republic of South Africa.

The Menaflex collagen meniscus implant (also known as the CMI) is the Company’s initial application using its collagen matrix technology. Menaflex is a new brand name ReGen recently developed for its collagen meniscus implant device. The CMI name was used during the research and development phase, and it will continue to be seen in numerous scientific publications and clinical references. The Menaflex device is intended to facilitate growth of new tissue to reinforce the remaining meniscus. Meniscus tissue loss typically occurs through an arthroscopic partial meniscectomy procedure performed to address meniscus tears or other irreparable damage resulting from acute injury or long-term wear. The surgeon sutures the Menaflex device into the rim of the meniscus remaining after partial meniscectomy. Once implanted, the Menaflex device’s highly porous matrix guides the growth of new tissue from the patient’s own cells. By providing a scaffold for growth of new meniscus-like tissue, the Menaflex procedure provides the potential for certain clinical benefits, including restoration of patient activity. The Company estimates that in 2008 there were approximately 1.3 million partial meniscectomy procedures performed worldwide.

The Company has also developed and markets the SharpShooter® Tissue Repair System (“SharpShooter”), a suturing device used to facilitate the surgical implantation of the Menaflex device, as well as to perform other similar arthroscopic meniscus repair procedures.

In 2000, the CMI and SharpShooter each received the CE Mark for distribution in the European Economic Community and the SharpShooter received marketing clearance by the FDA for sale in the United States. The CMI has been the subject of a controlled, randomized, pivotal multicenter clinical trial, or MCT, the results of which have been reported in “Comparison of the Collagen Meniscus Implant with Partial Meniscectomy,” an article published in the July 2008 issue of The Journal of Bone and Joint Surgery.

Risks and Going Concern Uncertainties

The future operating results of the Company may be affected by a number of risks and certain other factors. The Company’s future operating results are highly dependent upon its ability to obtain and maintain regulatory clearance and approvals for its products. Recently, we received FDA clearance to market the Menaflex collagen meniscus implant in the U.S. The Menaflex device was determined to be substantially equivalent through the 510(k) premarket notification process and is indicated for use in surgical procedures for the reinforcement and repair of soft tissue injuries of the medial meniscus. We plan to seek expansion of the indication for use in the lateral meniscus through a new 510(k) application to be submitted to the FDA during the first half of 2009. There can be no assurance as to the outcome of our efforts to expand the indication for use in the lateral meniscus. The Menaflex product is marketed in the EU and the Republic of South Africa for both the medial and lateral meniscus indications.

In addition to regulatory related hurdles, in order to approach a position of positive operating earnings and cash flow, the Company will need to effectively address other operating issues, including, for example, establishing distribution channels and identifying third party reimbursement provisions for the surgeons and facilities that would be responsible for implanting the Menaflex device. Management has developed a U.S. launch plan which leverages the Company’s experience in marketing the Menaflex product in the EU.  The Company has initiated recruitment of independent sports medicine focused distributors and has conducted an analysis to implement a viable reimbursement strategy. While the Company is actively working to address distribution and third-party reimbursement issues, there is no guarantee that the Company will be successful or able to effectively address these or other challenges in any given time frame.  U.S. sales of the Menaflex are expected to begin in the second quarter of 2009; however, there can be no assurance that the Company will be ready to launch U.S. sales at that time.

As further discussed in Note 10, all of the Company’s notes payable to a related party (balance of $8,522 at December 31, 2008) become due and payable on December 31, 2009.  As further discussed in Note 15, the Company’s Series A and Series C redeemable convertible preferred stock (liquidation preference at December 31, 2008, of $892 and $2,700, respectively) become redeemable in one-third annual increments at the option of not less than a majority of the holders in June 2009 and September 2010, respectively.

The Company will need to pursue additional financing in order to support ongoing operations, including U.S. launch of the Menaflex product and meeting our future debt service and preferred stock redemption requirements. While the Company has been successful in the past in obtaining the necessary capital to support its operations, there is no assurance that the Company will be able to obtain additional equity capital or other financing under commercially reasonable terms and conditions, or at all. In 2008, the Company incurred a net loss of $9,951 and used $6,775 of cash in operating activities. Beginning in the fourth quarter of 2007, the Company implemented measures to control costs that are within management’s discretion, including (but not limited to) costs such as consulting, advertising and promotion, personnel, other administrative costs and/or capital expenditures. At December 31, 2008, the Company had cash and short-term investments of $250 and net working capital of $(10,143). In January and February 2009, the Company completed a two-staged common stock financing for aggregate proceeds of $8,770  (see Note 18 for further information). Based upon current cash and investment balances, including proceeds from financings in the first quarter of 2009, and planned spending rates for 2009, management believes that the Company has adequate cash and investments on hand to support ongoing operations through at least June 2009. Our estimate may change, however, if actual results differ significantly from our expectations. Key assumptions that may affect our estimate include (i) actual sales that may vary significantly from our expectations; (ii) the actual timeline of events with respect to our new 510(k) submission to the FDA; (iii) the actual pace of spending associated with commercialization of the Menaflex product; (iv) costs associated with other business objectives; (v) costs associated with responding to regulatory or legal inquiries; and (vi) other developments in our business. The timing of the 510(k) process is subject to inherent uncertainty. Management anticipates that additional cash will be required to support operations beyond June 2009. However, if unforeseen events occur, it is possible that additional cash may be needed before June 2009 to support operations. We have received no commitments for additional financing. The consolidated financial statements have been prepared assuming that the Company will continue as a going concern. However, if additional capital is not obtained, the Company will not be able to continue as a going concern. The Company’s financial statements do not include any adjustments relating to the recoverability or classification of assets or the amounts or classification of liabilities that might result from the outcome of this uncertainty.

(3)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, the reported amounts of revenues and expenses during the reporting period and related disclosures. The Company’s consolidated financial statements include amounts that are based on management’s best estimates and judgments. Actual results could differ from those estimates.

Cash and Cash Equivalents and Investments

The Company considers all highly liquid investments purchased with a maturity of 90 days or less to be cash equivalents and as such has classified as cash equivalents cash held in a money market account, cash held in a sweep account, and investments that meet the Company’s classification criteria for cash equivalents. The Company held cash equivalents of $182 and $1,245 in a money market account and $10 and $902 in a sweep account as of December 31, 2008 and 2007, respectively. At December 31, 2007, the Company also held cash equivalents in commercial paper of $955 and in federal agency mortgage-backed securities of $495. At December 31, 2008 and 2007, respectively, the Company held cash of $28 and $308 in foreign accounts.

All investments are debt securities classified as held to maturity, and, accordingly, are carried at amortized cost, which approximates fair value. The cost of securities sold is based on the specific identification method, when applicable. At December 31, 2007, the Company had invested $100 in commercial paper. The Company did not have any material realized or unrealized gains or losses at December 31, 2008 and 2007, or for the years then ended.

Inventories

Inventories are valued at the lower of actual cost or market, using the first-in, first-out (FIFO) method. Work in process is calculated by estimating the number of units that will be successfully converted to finished goods, based upon a build-up in the stage of completion using estimated labor inputs for each stage and historical yields reduced by estimated usage for quality control testing. Abnormal amounts of idle facility expense, freight, handling costs, and spoilage are recognized as current-period charges and allocation of fixed production overhead to the costs of conversion is based on management’s estimate of the normal capacity of the Company’s production facility.

Property and Equipment

Property and equipment are stated at cost. Depreciation of computer, manufacturing, and office and other equipment is calculated using the straight-line method over the estimated useful lives (three to ten years), and leasehold improvements are amortized on a straight-line basis over the shorter of their estimated useful lives or the lease term.

Asset Impairment and Disposal of Long-lived Assets

The Company reviews and evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount in which the carrying amount of the assets exceeds the fair value of the assets.

Income Taxes

The Company provides for income taxes in accordance with the asset and liability method, prescribed by SFAS No. 109, Accounting for Income Taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Effective January 1, 2007, the Company adopted Financial Accounting Standards Board Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in income taxes by prescribing the recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. Adoption of FIN 48 did not have a significant impact on the Company’s consolidated financial statements.

The Company files income tax returns in the U.S. federal jurisdiction, and various states and foreign jurisdictions. The Company is subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities for the years 2005 to 2007. In addition, the Company’s net operating loss carryforwards that relate to 1994 and forward are subject to adjustment by these tax authorities. At December 31, 2008, the Company has no unrecognized tax benefits requiring disclosure under FIN 48. The Company recognizes accrued interest related to unrecognized tax benefits in interest expense and penalties in operating expenses. During the years ended December 31, 2008 and 2007, the Company did not have any income tax related interest or penalties.

Revenue Recognition

Revenue is recognized in accordance with the provisions of Staff Accounting Bulletin No. 104, Revenue Recognition, whereby revenue is recognized when it is either realized or realizable and earned. Revenue is recognized when all of the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) our price to the buyer is fixed and determinable; and (4) collection of such revenue is reasonably assured. In cases where title of product passes to the customer upon shipment, revenue is recognized from product sales when the products are shipped to customers. For sales where title passes upon receipt, revenue is recognized when the customers have received the products (typically four to six business days after shipment). Amounts billed to customers for shipping and handling are included in revenue from sales. Shipping and handling costs incurred by the Company are included in cost of goods sold. Our customers do not have a right to return the product other than for product defects.

The Company’s agreement with one of its distributors provides for certain royalty payments to the Company when the distributor sells the products to the end users. The Company recognizes royalty revenue when amounts are determinable and the Company has fulfilled its obligations under the applicable agreement.

Research and Development Costs

All research and development costs are charged to expense as incurred.

Patent and Licensing Costs

The Company records costs incurred to obtain patents and licenses as research and development expense.

Foreign Currency Transactions

The Company has determined the functional currency of ReGen AG to be the U.S. dollar (USD). ReGen AG has cash accounts denominated in Swiss francs (CHF), Euros and USD and its books and records are maintained in CHF. The Company remeasures ReGen AG’s nonmonetary assets and liabilities and related revenue and expenses using historical rates, other statement of operations accounts using average rates for the period, and monetary assets and liabilities using rates in effect at the balance sheet date. Foreign currency transaction gains or losses for the change in exchange rates between the USD and the foreign currency in which a transaction is denominated, including exchange gains and losses from remeasurement of the ReGen AG’s monetary assets and liabilities, are recognized currently in results of operations. Foreign currency transaction (gains)/losses included in the consolidated results of operations for the years ended December 31, 2008 and 2007, approximated $(14) and $14, respectively.

Advertising Costs

All advertising costs are expensed as incurred. During the years ended December 31, 2008 and 2007, the Company expensed approximately $102 and $268, respectively, as advertising costs.

Comprehensive Loss

Comprehensive loss includes all changes in stockholders’ equity during a period except those resulting from investments by owners and distributions to owners.

Accounts Receivable

Accounts receivable are carried at net realizable value. The Company records an allowance for doubtful accounts for all trade receivables that are not expected to be collected, usually those that are over 90 days past the invoice due date. The allowance for doubtful accounts was $20 and $3 at December 31, 2008 and 2007, respectively.

Fair Value of Financial Instruments

The fair value of the Company’s fixed and variable rate debt carried at $10,528 as of December 31, 2008, is estimated to be approximately $7,914. The fair value is estimated based on the Company’s effective borrowing rate from recent financings in 2008.  The carrying amounts of the Company’s cash and cash equivalents, held-to-maturity debt securities, trade receivables, accounts payable and accrued expenses approximate fair value due to their short-term nature.

Concentrations

The Company currently markets and sells two products. Our primary product, the Menaflex collagen meniscus implant, is a type I collagen implant designed to facilitate growth of new tissue to reinforce the existing meniscus tissue remaining after a partial meniscectomy procedure in the human knee. We also sell the SharpShooter, a suturing device used to facilitate the surgical implantation of the Company’s collagen matrix products, as well as to perform other similar arthroscopic meniscal repair procedures.

Both the Menaflex and SharpShooter products are marketed in the EU and the Republic of South Africa. through non-exclusive distribution agreements with independent orthopedic marketing companies in those territories. The SharpShooter also is marketed through a worldwide non-exclusive distribution agreement with Linvatec Corporation (Linvatec), a subsidiary of ConMed (NASDAQ: CNMD).

The Company has entered into distributorship agreements whereby each distributor has been granted exclusive distribution rights to market the Menaflex product and non-exclusive rights to market other ReGen products in specified geographic locations. See Note 12, License Agreements, for a list territories covered by current agreements with distributors and the respective expiration dates of such agreements.

The Company is subject to inherent risks associated with international sales, such as changes in the economic, political, legal and business environments in the foreign countries in which we do business. The Company does not require collateral from its customers. There were no customers that individually represented greater than 10% of the total receivables balance as of December 31, 2008 or, except for Linvatec, greater than 10% of sales revenue for the year ended December 31, 2008.  Concentrations of receivables and revenue by customer as of and for the years ended December 31, 2008 and 2007 are as follows:

	Years Ended December 31,
	2008	2007
Receivables:(*)
U.S. (Linvatec)	7%	28%
Germany (direct, various)	58%	48%
Italy (one distributor)	0%	13%
Spain (two distributors)	0%	0%
Austria (direct, various)	12%	0%
U.K. (one distributor)	9%	0%
Poland (one distributor)	8%	3%
Republic of South Africa (one distributor)	1%	2%
Switzerland (direct, various)	1%	5%
Belgium (direct, various)	4%	1%
Sales revenue:
U.S. (Linvatec)	22%	34%
Germany (direct, various)	47%	46%
Italy (one distributor)	6%	9%
Spain (two distributors)	4%	2%
Austria (direct, various)	7%	1%
U.K. (one distributor)	3%	0%
Poland (one distributor)	3%	1%
Republic of South Africa (one distributor)	3%	4%
Switzerland (direct, various)	4%	3%
Belgium (direct, various)	1%	( **)
Royalties:
U.S. (Linvatec)	100%	100%

__________
(*)	Receivable amounts are reflective of year-end balances
(**)	Less than 1%

In several cases the Company relies on a single vendor to supply critical materials or components. Currently, all of these materials and components can be obtained from alternative suppliers, subject to the time and other resources required to establish new vendor relationships.

At December 31, 2008 and 2007 approximately 10% of the Company’s cash and cash equivalents balance was held in foreign currencies and 1% and 16% of current liabilities related to unsettled obligations denominated in foreign currencies. For the years ended December 31, 2008 and 2007, 18% and 19%, respectively, of the Company’s operating expenses resulted from transactions denominated in foreign currencies.

Stock-Based Compensation

Upon occurrence of the reverse split of the Company’s common stock, the Company’s Series D, Series E, and Series F Preferred Stock mandatorily converted into shares of common stock and warrants and options exercisable for Series D, Series E, and Series F Preferred Stock became exercisable for common stock.

On January 1, 2006, the Company adopted SFAS No. 123R, Share-Based Payment, using the modified prospective transition method. Under this transition method, stock compensation cost recognized beginning January 1, 2006 includes compensation cost for all share-based payments (a) granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123, and (b) granted on or subsequent to January 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS No. 123R. The Company recognizes these compensation costs only for those shares expected to vest, over the requisite service period of the awards, generally, the option vesting term of four years. For performance-based awards, the Company recognizes the estimated expense based on the accelerated attribution method. For all awards for which vesting is based only on service conditions, the expense is recorded based on the straight-line attribution method.

Total compensation expense related to the Company’s stock option plans and non-plan option awards (each more fully described in Note 15)  was $1,533 and $1,282 for the years ended December 31, 2008 and 2007, respectively, of which $106 and $50, respectively, related to options awarded to non-employees. No tax benefit was recognized related to share-based compensation expense since the Company has incurred operating losses and has established a full valuation allowance to offset all the potential tax benefits associated with the Company’s deferred tax assets.

The Company uses the Black-Scholes model to estimate grant date fair value. As part of its SFAS No. 123R adoption, the Company evaluated the model input assumptions used in estimating grant date fair value. The Company concluded that its historical realized volatility, calculated using historical stock prices of the Company since June 2002, is an appropriate measure of expected volatility. In addition, the Company also examined its historical pattern of option exercises in an effort to identify a discernable pattern and concluded that there was not sufficient data on which to base an estimate of expected term. Consequently, the Company has decided to use the “short cut” approach described in SAB 107 to estimate the expected term for options awarded after January 1, 2006. Given the contractual term of 10 years and vesting period of four years, the expected term for options awarded in 2007 and 2008 has been estimated to be seven years. The interest rate used in the pricing model is based on the U.S. Treasury yield curve in effect at the time of the grant on issues with remaining terms equal to the estimated expected term used in the model. In addition, the Company has estimated a forfeiture rate based on historical data and current assumptions.

During 2008, the Company granted employees and directors options to purchase an aggregate of 286,559 shares of Series E Stock (1,432,795 shares of common stock as a result of the reverse stock split and mandatory conversion of the Series E Stock) with an estimated weighted average grant date fair value of $2.48 per share of common stock (on an as converted basis). Included with these grants were performance-based options to purchase 276,261 shares of Series E Stock (1,381,395 shares of common stock as a result of the reverse stock split and mandatory conversion of the Series E Stock), with vesting that was contingent and began vesting upon FDA clearance of the Company’s collagen scaffold device, which occurred on December 18, 2008.

During 2008, the Company granted options to non-employee consultants to purchase 20,734 shares of Series E Stock (103,670 shares of common stock as a result of the reverse stock split and mandatory conversion of the Series E Stock) and options to purchase 13,750 shares of common stock, with an estimated weighted average grant date fair value of $2.61 per share of common stock (on an as converted basis). Included with these grants were performance-based options to purchase 12,774 shares of Series E Stock (63,870 shares of common stock as a result of the reverse stock split and mandatory conversion of the Series E Stock) and 11,250 shares of common stock, with vesting that was contingent and began vesting upon FDA clearance of the Company’s collagen scaffold device.

During 2007, the Company granted employees and directors options to purchase 218,782 shares of the Company’s common stock and 350,500 shares of Series E Stock (1,752,500 shares of common stock as a result of the reverse stock split and mandatory conversion of the Series E Stock) with an estimated weighted average grant date fair value of $1.96 per share of common stock. In the fourth quarter of 2007, the Company cancelled options to purchase 41,712 shares of common stock at exercises prices ranging between $3.80 per share and $18.40 per share and replaced them with options to purchase an equivalent number of shares of common at an exercise price of $1.80 per share, which equaled the market price of the Company’s stock on the new grant date. For each of the replacement options, all other terms (e.g., vesting, expiration date, etc.) remained the same as in the respective original grants.

During 2007, the Company granted non-employee consultants options to purchase 7,500 shares of the Company’s common stock and 4,250 shares of Series E Stock (21,250 shares of common stock as a result of the reverse stock split and mandatory conversion of the Series E Stock) with an estimated weighted average grant date fair values of $1.67 per share of common stock.

The fair value of options granted during the years ended December 31, 2008 and 2007, respectively, was estimated using the Black Scholes option pricing model with the following assumptions and weighted average fair values as follows:

	Year Ended
	December 31, 2008		December 31, 2007
	Employee & Director	Non- Employee	Employee & Director	Non- Employee
Weighted average fair value of grants (*)	$2.48	$2.61	$1.96	$1.67
Risk free interest rate	3.02%	1.62 - 3.50%	4.17 - 4.70%	3.63 - 4.97%
Dividend yield	0%	0%	0%	0%
Expected lives	7 years	5.00 - 6.88 years	1 - 7 years	2.50 - 7 years
Expected volatility	93.03% - 101.24%	92.67% - 102.76%	73.89% - 81.78%	72.17% - 88.75%

(*)
Information for Series E options is included based on the per-share common stock option value on an as converted basis. The Company used the common stock option value on as converted basis as the best estimate of the Series E option value. On November 29, 2008, ReGen completed a one-for-twenty reverse stock split of its common stock, and all current and historical share and per share information has been adjusted to reflect this reverse stock split. As a result of the reverse stock split, the Company’s Series E Stock mandatorily converted into common stock and the Series E options became exercisable for common stock (based on the original option terms).

In connection with services rendered during 2008, the Company issued to a vendor 15,000 shares of Series E Stock. As a result of the one-for-twenty reverse stock split, the Series E shares were mandatorily converted into 75,000 shares of restricted common stock. The Company included the aggregate estimated fair value of $248 in its 2008 results of operations related to these issuances.

In connection with services rendered during 2007, the Company issued to vendors 9,428 shares of restricted common stock in 2007 and 8,333 shares of restricted common stock in 2008. The Company included the aggregate estimated fair value of $86 in its 2007 results of operations related to these issuances.

Effective March 2, 2007, the Company entered into a one year consulting agreement to retain the financial advisory services of Sanderling Ventures Management VI (Sanderling), affiliates of whom together beneficially own in excess of five percent of the Company’s common stock. In consideration for such services, the Company issued to Sanderling a warrant to purchase 2,000 shares of Series D Preferred Stock at an exercise price of $42.00 per share of Series D Preferred Stock. After the one-for-twenty reverse stock split of the Company’s common stock, the Series D Preferred Stock mandatorily converted into common stock and the warrants became exercisable for 10,000 shares of common stock at an exercise price of $8.40 per share. The warrant expires five years from the issuance date. The Company included the aggregate estimated fair value of $69 in its 2007 results of operations related to these warrants.

Adoption of New Accounting Pronouncements

Effective January 1, 2008, the Company adopted SFAS No. 157, Fair Value Measurements (SFAS No. 157), which provides enhanced guidance for using fair value to measure assets and liabilities and responds to investors’ requests for expanded information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. SFAS No. 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value but does not expand the use of fair value in any new circumstances.

There were no gains or losses for the year ended December 31, 2008 included in earnings that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date. The Company’s money market funds are classified within Level 1 of the fair value hierarchy because they are valued using quoted market prices for identical securities. Adoption of the provisions of SFAS No. 157 did not have a material effect on the Company’s consolidated financial statements.

In October 2008, the FASB issued FASB Staff Position No. FAS 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active (FSP No. 157-3), which was effective upon issuance. FSP No. 157-3 clarifies the application of SFAS No. 157, in a market that is not active.  See above for a discussion of SFAS No. 157.

In February 2008, the FASB issued FASB Staff Position No. FAS 157-2, Effective Date of FASB Statement No. 157 (FSP No. 157-2), which was effective upon issuance and delayed the effective date of SFAS No. 157 for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), to fiscal years beginning after November 15, 2008. See above for a discussion of SFAS No. 157.

Effective January 1, 2008, the Company adopted SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (SFAS No. 159), which allows entities to voluntarily choose, at specified election dates, to measure many financial assets and financial liabilities (as well as certain non-financial instruments that are similar to financial instruments) at fair value (the “fair value option”). The guidance in SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company did not elect the fair value option for any financial assets or liabilities and, therefore, adoption of the provisions of SFAS No. 159 did not have a material effect on its consolidated financial statements.

Accounting Principles Issued But Not Yet Adopted

In June 2008, the FASB issued EITF 07-5, Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity's Own Stock (EITF 07-5), which provides guidance in assessing whether an equity-linked financial instrument (or embedded feature) is indexed to an entity's own stock for purposes of determining whether the appropriate accounting treatment falls under the scope of SFAS 133, Accounting For Derivative Instruments and Hedging Activities, and/or EITF 00-19, Accounting For Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock. EITF 07-5 is effective for financial statements issued for fiscal years beginning after December 15, 2008 and early application is not permitted. The Company has not yet determined what, if any, effect adoption of EITF 07-5 will have on its results of operations or financial condition.

In June 2008, the FASB issued FSP No. EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities (FSP No. EITF 03-6-1), which addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be included in the earnings allocation in computing earnings per share (EPS) under the two-class method described in paragraphs 60 and 61 of FASB Statement No. 128, Earnings per Share. This FSP shall be effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those years. The Company does not expect adoption of FSP No. EITF 03-6-1 to have a significant impact on its consolidated financial statements.

In June 2007, the FASB issued EITF 07-3, Accounting for Nonrefundable Advance Payments for Goods or Services Received for use in Future Research and Development Activities (EITF 07-3), which states that nonrefundable advance payments for goods or services that will be used or rendered for future research and development activities should be deferred and capitalized.  Such amounts should be recognized as an expense as the related goods are delivered or the related services are performed.  Entities should continue to evaluate whether they expect the goods to be delivered or services to be rendered.  If an entity does not expect the goods to be delivered or services to be rendered, the capitalized advance payment should be charged to expense.  The provisions of EITF 07-3 are effective for fiscal years beginning after December 15, 2008.  The Company does not expect adoption of EITF 07-3 to have a material effect on its consolidated financial statements.

In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles (SFAS No. 162), which identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy). SFAS No. 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. The Company does not expect adoption of SFAS No. 162 to have a significant impact on its consolidated financial statements.

In May 2008, the FASB issued FASB Staff Position No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement (FSP No. APB 14-1), which clarifies that convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) are not addressed by paragraph 12 of APB Opinion No. 14, Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants. Additionally, FSP No. APB 14-1 specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. FSP No. APB 14-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The Company does not expect adoption of FSP No. APB 14-1 to have a material effect on its consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities an amendment of FASB Statement No. 133 (SFAS No. 161), which provides disclosure requirements for derivative instruments and hedging activities and applies to all derivative instruments, including bifurcated derivative instruments (and nonderivative instruments that are designated and qualify as hedging instruments) and related hedged items accounted for under Statement 133. It amends and expands the previous disclosure requirements of Statement 133. SFAS No.161 is effective for interim periods beginning after November 15, 2008, with early application encouraged. The Company is currently evaluating what effect, if any, adoption of the provisions of SFAS No. 161 will have on its consolidated financial statements.

In December 2007, the FASB issued Statement No. 141(R), Business Combinations (SFAS No. 141(R)), and Statement No. 160, Accounting and Reporting of Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51 (SFAS No. 160). These new standards significantly changed the financial accounting and reporting of business combinations and noncontrolling (or minority) interests in consolidated financial statements. SFAS No. 141(R) is required to be adopted concurrently with SFAS No. 160 and, with limited exceptions for certain income tax accounting changes, is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after  December 15, 2008. Early adoption is prohibited. The Company does not expect adoption of SFAS No. 141(R) or SFAS No. 160 to have a material effect on its consolidated financial statements.

(4)  FINANCIAL INSTRUMENTS

The Company did not hold any investments at December 31, 2008. At December 31, 2007, all of the Company’s investments were commercial paper, classified as held-to-maturity, and due to mature within 1 year.

(5)  PROPERTY AND EQUIPMENT

Property and equipment consist of the following:
	December 31,
	2008	2007
	(In thousands)
Computer equipment	$99	$116
Office and other equipment	176	166
Manufacturing equipment	702	701
Leasehold improvements	195	195
	1,172	1,178
Less accumulated depreciation and amortization	(844)	(776)
	$328	$402

The Company has financed the purchase of certain of its computer and office equipment under capital lease arrangements (see Note 11, Capital Leases). Depreciation and amortization of property and equipment was $102 and $90 during 2008 and 2007, respectively.

(6)  INVENTORY

Inventory consists of the following:
	December 31,
	2008	2007
	(In thousands)
Raw material	$31	$24
Work in process	41	37
Finished goods	328	250
	$400	$311

Inventory was adjusted down $9 and $3 during 2008 and 2007, respectively, to reflect values at the lower of cost or market. At December 31, 2008 and 2007, respectively, 10% and 1% of total inventory is valued at below the Company’s cost. The Company estimates market value of inventory based upon sales activity within its various distribution channels. The Company’s production process has a high degree of fixed costs and due to the early stage of market acceptance for its products, sales and production volumes may vary significantly from one period to another. Consequently, in some periods sales and production volumes are not adequate to provide for per unit costs that are lower than the current market price for the Company’s products.

(7)  OTHER ASSETS

Prepaid expenses and other current assets consist of the following:
	December 31,
	2008	2007
	(In thousands)
Prepaid expenses	$553	$299
Escrow deposit	304	—
Interest and other receivables	33	32
Security deposit	5	5
	$895	$336

The escrow deposit was established to provide for payment of six months’ salary and benefits and related payroll taxes for three of the Company’s executive officers under certain termination scenarios. In accordance with the escrow agreement, any escrow funds not disbursed by December 31, 2009 will revert to the Company. The escrow deposits also include amounts to cover estimated escrow administration fees. See Note 13 for further information about the escrow arrangement and related commitments.

(8)  ACCRUED EXPENSES

Accrued expenses consist of the following:

	December 31,
	2008	2007
	(In thousands)
Accrued professional fees	$278	$238
Accrued wages and vacation	375	89
Accrued printing cost	29	15
Other accrued cost	49	10
	$731	$352

(9) CONVERTIBLE NOTES PAYABLE

On December 4, 2008, the Company completed the private placement of $499 aggregate principal amount of unsecured convertible notes (the “December 2008 Notes”), which accrue interest at an annual rate of 8% and become due and payable on July 24, 2009. At the option of the holders, the December 2008 Notes may be converted into the Company’s common stock at a price of $3.00 per share. In connection with the financing, the Company issued warrants to purchase 41,628 shares of common stock at an exercise price of $0.20 per share. The warrants are immediately exercisable and expire five years after the issuance date. Participants in the financing included certain officers and directors of the Company and certain beneficial owners of more than 10% of the Company’s voting stock.

The December 2008 Notes have been recorded net of a discount of $464 related to the estimated relative fair value of the warrants ($157) and the intrinsic value of the beneficial conversion feature associated with the December 2008 Notes ($307). The total discount is being amortized as additional interest over the term of the December 2008 Notes. Amortization of the discount was $14 for the year ended December 31, 2008.

The December 2008 Notes were issued with a beneficial conversion feature, having an estimated intrinsic value of approximately $307. The intrinsic value of the beneficial conversion feature was determined under EITF No. 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments, by comparing the effective conversion price of the December 2008 Notes to the estimated fair value of the common stock at December 4, 2008.  The effective conversion price of the December 2008 Notes was determined by assigning the proceeds of the offering between the December 2008 Notes and the warrants on a relative fair value basis.

On July 24, 2008, the Company completed the private placement of $2,539 aggregate principal amount of the Company’s unsecured convertible notes (the “July 2008 Notes”), which accrue interest at an annual rate of 8% and become due and payable on July 24, 2009.  At the option of the holders, the July 2008 Notes initially were convertible into the Company’s Series F Convertible Preferred Stock, par value $0.01 per share (“Series F Stock”) at a price of $15 per share. As a result of the one-for-twenty reverse stock split of the Company’s common stock and resulting mandatory conversion of the Series F Stock the July 2008 Notes became convertible into common stock at an initial conversion price of $3.00 per share.  In connection with the financing, the Company issued warrants to purchase 42,310 shares of Series F Stock at an exercise price of $1.00 per share. The warrants expire five years after the issuance date. As a result of the one-for-twenty reverse stock split of the Company’s common stock and resulting mandatory conversion of the Series F Stock the warrants became exercisable for 211,615 shares of common stock at a price of $0.20 per share. Participants in the financing included certain officers and directors of the Company and certain beneficial owners of more than 10% of the Company’s voting stock.

The July 2008 Notes have been recorded net of a discount of $1,037 related to the estimated relative fair value of the warrants ($580) and the intrinsic value of the beneficial conversion feature associated with the July 2008 Notes ($457). The total discount is being amortized as additional interest over the term of the July 2008 Notes.  Amortization of the discount was $369 for the year ended December 31, 2008.

The July 2008 Notes were issued with a beneficial conversion feature, having an estimated intrinsic value of approximately $457. The intrinsic value of the beneficial conversion feature was determined under EITF No. 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments, by comparing the effective conversion price of the July 2008 Notes to the estimated fair value of the Series F Stock at July 24, 2008.  The effective conversion price of the July 2008 Notes was determined by assigning the proceeds of the offering between the July 2008 Notes and the warrants on a relative fair value basis. The Company estimated the fair values of the Series F Stock and the warrants, neither of which are exchange-traded, utilizing an option pricing model. The option pricing method considers all relevant terms of the stockholders’ agreement on the date of the financing transaction, including the level of seniority among the securities, dividend policy, conversion ratios and redemption rights, upon liquidation of the enterprise, as of an estimated liquidation date.

The terms of the offering that closed on January 16, 2009 effectively terminated all rights of first offer held by those investors who also held July 2008 Notes.  In addition, the investors in the January 16, 2009 offering converted an aggregate of approximately $3 million of July 2008 and December 2008 Notes held by such investors into approximately 989,000 shares of the Company’s common stock in accordance with the terms of such Notes. See Note 18 for further information.

(10)  NOTES PAYABLE TO RELATED PARTY

Credit Agreements

Zimmer, the successor-in-interest to Centerpulse, a shareholder of the Company, has provided debt financing to the Company pursuant to two credit agreements. During 2002, the credit agreements were amended to extend the maturity dates effectively to December 31, 2009. Accrued interest related to the credit agreements is due upon maturity of the underlying principal. On the due date, the Company may, at its option and subject to certain conditions, require any unpaid debt to be converted to equity. As of December 31, 2008, the Company would not be able to issue common stock, nor would the company have sufficient cash, to satisfy this debt. As of December 31, 2008, aggregate accrued interest under the credit agreements approximated $2,479. The weighted average interest rate for the credit agreements for the years ended December 31, 2008 and 2007 was 4.27% and 5.28%, respectively.

The first of the two credit agreements was entered into on November 30, 1998, and provided for financing tranches of up to $2,043. As of December 31, 2008 and 2007 the Company had drawn the entire amount available. The outstanding balance bears interest that compounds annually, at LIBOR, adjusted annually by tranche, ranging from 2.09% to 5.25% and from 4.35% to 5.47% during 2008 and 2007, respectively.

The second of the two credit agreements was entered into on March 15, 2000, and provided for financing tranches of up to $4,000. As of December 31, 2008 and 2007, the Company had drawn the entire amount available. The interest rate on $350 of the financing is fixed at 7% compounded annually. The remaining $3,650 bears interest that compounds annually, at LIBOR, adjusted annually by tranche, ranging from 2.51% to 5.46% and from 4.64% to 5.69% during 2008 and 2007, respectively. In connection with this credit agreement, the lender has obtained a security interest in certain of the Company’s intellectual properties.

(11)  CAPITAL LEASES

Future payments under capital lease obligations at December 31, 2008 are as follows:

(In thousands)
2009	$16
2010	8
2011	—
24
Amounts representing interest	(2)
$22

Property and equipment under capital leases at December 31, 2008 and 2007, is $17 and $31, respectively, net of accumulated amortization of $49 and $36, respectively. Amortization of assets recorded under capital leases is included in the Company’s depreciation and amortization expense.

(12)  LICENSE AGREEMENTS

Product Distribution License Agreements

The Company has entered into distributorship agreements whereby the Company granted each distributor exclusive distribution rights to market the Menaflex product and non-exclusive rights to market other ReGen products in specified geographic locations. The territories covered by the Company’s current agreements with distributors and the respective expirations dates of such agreements are as follows:

•	Italy, through June 30, 2009;

•	all of Spain except Catalonia territory, through December 31, 2009;

•	Catalonia, Spain (Barcelona, Tarragona, Lleida, Gerona, Islas Baleares) and Andorra, through December 31, 2009;

•	The Republic of South Africa, through December 31, 2010;

•	Poland, through December 31, 2010;

•	Turkey, through December 31, 2009; and

•	U.K., through December 31, 2010.

The Company has a non-exclusive distribution agreement with Linvatec to sell the SharpShooter product throughout the world. Pursuant to the agreement, Linvatec is obligated to pay the Company a royalty on net sales of products sold by Linvatec to end users at rates between 10% and 12%. For the years ended December 31, 2008 and 2007, the amount of royalty income under this agreement was $48 and $45, respectively.

Technology License Agreements

In April 1997, the Company entered into an agreement with Dr. J. Richard Steadman, a member of its Board of Directors and Modified Polymer Components, Inc. (MPC) to obtain an exclusive license to certain patent rights used in connection with the SharpShooter. The Company is required to pay an aggregate royalty of up to 6% (up to 4.8% to the member of the Board of Directors and up to 1.2% to an assignee of MPC) on net sales of products that incorporate the licensed technology. In 2000, MPC assigned its rights to this royalty contract to a third-party. The Company’s obligation under the agreement to pay royalties ceases in the year 2010. The remainder of the agreement expires ten years after the first commercial sale of a SharpShooter. The agreement may not be terminated except by mutual agreement of all of the parties. For the years ended December 31, 2008 and 2007, royalty expense under this agreement approximated $18 and $15, respectively, of which approximately $14 and $12, respectively, was for royalties due to Dr. Steadman and $4 and $3, respectively, for royalties due to MPC’s assignee. Royalty expense is reported as cost of goods sold in the Company’s consolidated statements of operations.

In 1995, the Company entered into an exclusive license agreement with Dr. Shu-Tung Li, then an employee of the Company, pursuant to which the employee granted the Company an exclusive worldwide right and license to certain technology considered by the Company to be a candidate for use in its products. The licensed technology includes the rights to certain patents and to any products resulting from the use of such technology and/or patents. Under the exclusive license agreement, the Company agreed to pay the employee a license issue fee and royalties. The Company completed its payments under this license agreement during fiscal 2000. The exclusive license agreement will expire on the later to occur of ten years from the commercial sale of any licensed product (as defined in the agreement) or the date of expiration of the last to expire patent covered in the agreement. To date there have been no sales of any licensed products.

(13)  COMMITMENTS AND CONTINGENCIES

The Company leases its corporate headquarters in Hackensack, New Jersey under a non-cancelable operating lease that expires on July 31, 2009. Base monthly rent under this lease agreement approximates $5. The Company leases its manufacturing facility in Redwood City, California, under a non-cancelable operating lease that expires on January 31, 2013. In 2009, the base annual rent is $388, with scheduled annual increases. The Company had an operating lease for its Vail office that expired January 2008 and was not renewed. In May 2006, the Company entered into an operating lease agreement for office space in Baar, Switzerland. The lease may be terminated upon six months notice to be given at the end of March, June or September each year. The lease provides for base monthly rent approximating $1. Total rent expense included in the results of operations approximated $560 and $575 for the years ended December 31, 2008 and 2007, respectively.

Future minimum lease payments under the foregoing non-cancelable operating leases are as follows at December 31, 2008:
(In thousands)
2009	$440
2010	401
2011	414
2012	426
2013	35
2014 and thereafter	—
$1,716

The Company has an employment agreement with an officer of the Company providing for minimum aggregate annual compensation of approximately $354. The contract provides for consecutive one year terms of employment which may be terminated by either party upon a ninety-day prior written notice. Additionally, the employment agreement provides for various incentive compensation payments as determined by the Company’s Board of Directors. The officer is entitled to certain benefits if his employment is terminated without cause or due to a change in control (with “cause” and change in control both as defined in the agreement).

The Company has entered into an employment agreement with another officer of the Company providing for minimum aggregate annual compensation of approximately $236. The contract provides for consecutive one year terms of employment which may be terminated by either party upon a ninety-day prior written notice. The officer is entitled to certain benefits if his employment is terminated without cause or due to a change in control (with “cause” and change in control both as defined in the agreement). Approximately $120 has been included in the escrow arrangement that was effective June 27, 2008 (see below) to cover a portion of the Company’s potential obligation to pay termination benefits to the officer under this agreement.

The Company has entered into employment agreements with three individual employees of ReGen AG, that provide for aggregate annual base salaries approximating $470. The respective agreements may be terminated by either party upon written notice, with notice periods that range between four and nine months. In each case, if employment terminates due to a change in ownership, then the Company is obligated to pay the employee’s salary for a period of nine months. Additionally, the employment agreements provide for incentive compensation as determined by the Company’s Board of Directors.

Effective June 27, 2008, management entered into an escrow arrangement to provide for payment of six months salary and benefit continuation and related payroll taxes for three of the Company’s executive officers (approximately $300). In accordance with the escrow agreement, any funds not disbursed by December 31, 2009, will revert to the Company. The executive salaries and benefits will be continued in the event employment is terminated without cause (with “cause” defined as a material violation of Company policy as outlined in the Company’s employee handbook) or upon the failure of the Company to pay in full the regularly scheduled salary, withholding taxes and benefits of the designated executives as services are rendered by such executives.

From time to time the Company may be a defendant to lawsuits incidental to the Company’s business. Further, the nature of the Company’s operations subjects it to the inherent business risk of financial exposure to product liability claims. Currently, the Company is not a party to any material legal proceedings.

On November 16, 2006, following our announcement that our management voluntarily initiated and conducted, and the Audit Committee of the Board of Directors oversaw, a review of the Company’s historical stock option granting and accounting practices, we received a letter from the Division of Enforcement of the U.S. Securities and Exchange Commission (the “SEC”) requesting that the Company preserve all documents concerning its granting of stock options to any of our executives or employees from January 2002 through the present and stating that the SEC intends to request production of such documents in the future. Subsequently, on November 20, 2006, the Company amended its quarterly and annual reports to include restated consolidated financial statements for the years ended December 31, 2005, 2004, 2003, the period from December 21, 1989 (inception) to December 31, 2005, and the quarters ended March 31, 2006 and June 30, 2006. At this time, while we intend to cooperate with the SEC, we cannot predict what consequences the SEC inquiry will have on the Company. The Company may be subject to regulatory fines or penalties or other contingent liabilities at the conclusion of the SEC’s inquiry.

The Company’s operations are subject to rigorous regulation by the FDA and numerous other federal, state, and foreign governmental authorities. Our manufacturing facility and our products are subject to continual review and periodic inspection by regulatory agencies. In the first quarter of 2007, the FDA initiated a re-inspection of the Company’s records relating to the CMI clinical trial and issued a Form 483 notice listing the investigators’ observations. The inspection resulted in one observation regarding the monitoring of the clinical trial and timely notification of FDA. Prior to the close of the inspection, the Company initiated corrective action on specific items identified and, subsequently, has provided a complete written response to the observation in the Form 483 which was accepted by the FDA. Failure to comply with FDA or other governmental regulations can result in fines, unanticipated compliance expenditures, recall or seizure of products, total or partial suspension of production and/or distribution,  enforcement actions, injunctions, and/or criminal prosecution.

(14)  RELATED PARTY TRANSACTIONS

At December 31, 2008 accounts payable due to related parties represent amounts due to an individual who is a shareholder and director for royalty payments. At December 31, 2008, approximately $1,359 of the aggregate face value of the Company’s unsecured convertible notes payable was held by directors and officers of the Company or their affiliates.

The Company’s consolidated statements of operations include the following amounts paid to or on behalf of related parties:

	Years Ended December 31,
	2008	2007
Royalties	$14	$12
Surgeon training program development	14	—
Donations	11	8
Reimbursable expenses	—	8
Legal fees	5	19

Royalty payments were made to an individual who is a stockholder and director of the Company. Donations were made to support orthopedic research conducted by a foundation, for which the same individual is a director and to a private foundation affiliated with the Company’s CEO. Surgeon training program development services were provided by and reimbursable expenses and legal fees were incurred in connection with the same private foundation affiliated with the Company’s CEO.

The Company’s 2007 results of operations include $13 recognized in other income for website design services provided to affiliates of the Company’s CEO.

(15)  STOCKHOLDERS’ EQUITY AND REDEEMABLE CONVERTIBLE PREFERRED STOCK

As stated in Note 1, on November, 29, 2008, the Company completed a one-for-twenty reverse stock split of its outstanding common stock. As of December 31, 2008, the Company has 165,000,000 authorized shares of common stock, of which 6,018,152 shares of common stock were outstanding, 400,791 shares of common stock were reserved for conversion of outstanding Series A Redeemable Convertible Preferred Stock (“Series A Stock”) and Series C Redeemable Convertible Preferred Stock (“Series C Stock”); 5,113,334 shares of common stock were reserved for exercise of stock options and warrants; 1,089,189 shares of common stock were reserved for conversion of convertible notes; and 43,750 shares of common stock were reserved for issuance to vendors for services.

During 2008, holders of 492,785 and 557,911 shares of Series A Stock and Series C Stock, respectively, exercised their right to convert their shares into 24,639 and 27,896 shares of common stock, respectively. During 2007, holders of 10,776,909 and 4,463,289 shares of Series A Stock and Series C Stock, respectively, exercised their right to convert their shares into 538,845 and 223,164 shares of common stock, respectively. As a result of the Series C Stock conversions, $11 and $173 of unamortized issuance costs associated with the Series C Stock was recognized in the year ended December 31, 2008 and December 31, 2007, respectively, as a deemed dividend to preferred stockholders for purposes of determining net loss attributable to common stockholders. Subsequent to December 31, 2008, holders of 4,643,556 shares of Series C Stock exercised their right to convert their shares into 232,179 shares of the Company’s common stock.

As of December 31, 2008, the Company had designated 500,000 shares of its authorized preferred stock as Series D Convertible Preferred Stock (“Series D Stock”), 500,000 shares as Series E Convertible Preferred Stock (“Series E Stock”), and 270,000 shares as Series F Convertible Preferred Stock (“Series F Stock”). As a result of the reverse stock split that occurred on November 29, 2008, all of the Company’s outstanding shares of Series D Stock and Series E Stock mandatorily converted into common stock. There were no outstanding shares of Series F Stock at the time of the reverse stock split. At December 31, 2008, there were no issued or outstanding shares of Series D Stock, Series E Stock, or Series F Stock.

Redeemable Convertible Preferred Stock

The Company issued its Series A Stock in connection with the RBio merger in 2002 and issued its Series C Stock in connection with private placement financings in September 2003.

The holders of Series A and Series C Stock are entitled to non-cumulative dividends if and when such dividends are declared by the Board of Directors. No dividends have been declared to date. In the event of any liquidation, dissolution, or winding up of the Company, the Series A and Series C preferred stockholders are entitled to receive as a liquidation preference an amount per share equal to the purchase price of the respective shares, plus any declared but unpaid dividends and subject to adjustment for stock splits and similar adjustments.

The Series A and Series C preferred stockholders each have one vote for each full share of common stock into which their shares of preferred stock are convertible on the record date for the vote.

At the option of the Series A and Series C preferred stockholders, the Series A and Series C Stock is convertible into common stock on a one-for-twenty basis, subject to adjustment for stock splits and similar adjustments of the Series A and Series C Stock and adjustments to the Company’s common stock. The Series A Stock will automatically convert into common stock concurrent with the closing of a qualified public offering of common stock under the Securities Act in which the Company receives at least $5,000 in gross proceeds at a valuation of at least $25,000. The Series C Stock will automatically convert into common stock concurrent with the closing of a qualified public offering of common stock under the Securities Act in which the Company receives at least $10,000 in gross proceeds at a valuation of at least $50,000.

Beginning on the 7th anniversary of the issuance and delivery of the Series A and Series C Stock, June 21, 2009 for the Series A Stock and September 29, 2010 for the Series C Stock, the Series A and Series C Stock is subject to redemption at the option of not less than a majority of the holders of the respective Series A Stock and Series C Stock, at a per share redemption price equal to the liquidation preference of the respective Series A Stock or Series C Stock at the time of redemption. The Company shall redeem not less than all of the Series A or Series C Stock at the respective redemption price, pro-rata among all of the respective holders of the Series A or Series C Stock, in one-third (1/3) increments on each of the respective 7th, 8th and 9th anniversaries of the issuance and delivery of the Series A or Series C Stock.

The Series A and Series C Stock is subject to Registration Rights Agreements entered into in September 2003 whereby the Series A and Series C preferred stockholders have, in certain circumstances, the right to require the Company to use commercially reasonable efforts to register the common shares into which the Series A and Series C Stock is convertible. The shares of common stock issuable upon the conversion of shares of Series A and Series C Stock are not currently registered pursuant to an effective registration statement.

The Series C Stock was recorded net of issuance costs of approximately $612 (including the value of warrants issued to placement agents — see further discussion under Warrants section) and warrants issued to Series C preferred stockholders valued at $969. The Series C Stock is being accreted to the redemption value through a charge to retained earnings over a period of 7 years using the effective interest method.

The combined aggregate amount of contingent redemption requirements for the Series A and C issues for the five years following December 31, 2008, are as follows:

(In thousands)
2009	$298
2010	1,197
2011	1,197
2012	900
2013	—
$3,592

Contingently Convertible Preferred Stock

At the 2008 annual meeting the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a one-for-fourteen, one-for-sixteen, one-for-eighteen or one-for-twenty reverse stock split, subject to the discretion of the Company’s Board of Directors. The Board invoked a one-for-twenty reverse stock split on November 29, 2008. As a result of the reverse stock split discussed above, all outstanding shares of contingently convertible preferred stock mandatorily converted into shares of common stock at a conversion rate of five for one. At December 31, 2008, there were no shares issued and outstanding of contingently convertible preferred stock.

In connection with the issuance of the July 2008 Notes (see Note 9), the Company designated 270,000 shares of Series F Convertible Preferred Stock (“Series F Stock”).  Each share of Series F Stock was mandatorily convertible into 100 shares of common stock (5 shares after the reverse stock split) immediately upon either (i) amendment of the Company’s certificate of incorporation to increase the number of authorized shares of common stock or (ii) the effectiveness of a reverse stock split of the common stock, in either case, such that there were a sufficient number of shares of common stock available to effect the conversion, after taking into account all other shares of common stock outstanding or required to be issued upon the conversion of any preferred stock of the Company or exercise of any options or warrants authorized by the Company.  Either of such corporate actions was subject to the approval of the Company’s stockholders before they could be executed. The holders of Series F Stock each had one vote for each full share of common stock into which the shares of Series F Stock were convertible on the record date for the vote.  Holders of the Series F Stock did not have a contractual obligation to share in the losses of the Company.  In the event of any liquidation, dissolution, or winding up of the Company, the holders of Series F Stock were entitled to receive a liquidation preference of $15 per share, plus any declared but unpaid dividends, and subject to adjustment for stock splits, combinations or similar events involving the Series F Stock. There were no issued or outstanding shares of Series F Stock at December 31, 2008.

On March 2, 2007, March 30, 2007 and April 5, 2007, the Company completed the private placement of 71,429 shares, 47,619 shares, and 16,667 shares, respectively, of Series D Stock, resulting in aggregate proceeds net of issuance costs approximating $5,600 (the Series D financing). Each share of Series D Stock was mandatorily convertible into 100 shares of the Company’s common stock (5 shares after the reverse stock split), subject to adjustment for splits or other changes to the Company’s common stock, immediately upon either (i) amendment of the Company’s certificate of incorporation to increase the number of authorized shares of common stock sufficient to effect the conversion or (ii) the effectiveness of a reverse stock split of the Company’s common stock such that there were a sufficient number of common shares available to effect the conversion, in both situations after taking into account all other common shares outstanding or required to be issued upon the conversion of any preferred stock of the Company or the exercise of any options or warrants authorized by the Company. Either of such corporate actions was subject to the approval of our stockholders before they could be executed. The holders of Series D Stock each had one vote for each full share of common stock into which their shares of preferred stock were convertible on the record date for the vote. Holders of the Series D Stock did not have a contractual obligation to share in the losses of the Company. In the event of any liquidation, dissolution, or winding up of the Company, the holders of Series D Stock were entitled to receive a liquidation preference of $42 per share, plus any declared but unpaid dividends, and subject to adjustment for stock splits, combinations, or similar events involving the Series D Stock. Since the Series D Stock was mandatorily convertible upon the occurrence of certain corporate actions, the Series D Stock was issued with a contingent beneficial conversion feature that was recognized as a reduction of net income attributable to common stockholders upon occurrence of the triggering event. The aggregate intrinsic value of the contingent beneficial conversion feature on the dates of issue was approximately $2,637.  The contingency was resolved upon the occurrence of the reverse stock split discussed in Note 1, which caused the full conversion of the Series D Stock to common stock, and the beneficial conversion was recognized as a deemed dividend to the holders of the Series D Stock in 2008.

On October 19, 2007, the Company designated and established 500,000 shares of Series E Convertible Preferred Stock, par value $0.01 per share (“Series E Stock”). Each share of Series E Stock was mandatorily convertible into 100 shares of common stock of the Company immediately upon either (i) amendment of the Company’s certificate of incorporation to increase the number of authorized shares of common stock sufficient to effect the conversion or (ii) the effectiveness of a reverse stock split of the Company’s common stock such that there were a sufficient number of common shares available to effect the conversion, in both situations after taking into account all other common shares outstanding or required to be issued upon the conversion of any preferred stock of the Company or exercise of any options or warrants authorized by the Company. Either of such corporate actions was subject to the approval of our stockholders before they could be executed. The holders of Series E Stock each had one vote for each full share of common stock into which the shares of Series E Stock were convertible on the record date for the vote. Holders of the Series E Stock did not have a contractual obligation to share in the losses of the Company. In the event of any liquidation, dissolution, or winding up of the Company, the holders of Series E Stock were entitled to receive a liquidation preference of $9 per share, plus any declared but unpaid dividends, and subject to adjustment for stock splits, combinations, or similar events involving the Series E Stock. The Series E Stock was mandatorily converted into common stock upon the occurrence of the reverse stock split, discussed in Note 1.

Stock Options

In the third quarter of 2006, the Company determined that incorrect measurement dates had been used when accounting for certain of its stock options granted between July 2002 and January 2006. In each case where a change of measurement date was required, the market price of the Company’s stock on the new measurement date was higher than the original exercise price of the option.

Due to the provisions of IRC §409A, which became effective December 31, 2007 for non-qualified options granted to individuals who are not directors or officers, any deferred income related to non-qualified stock options issued with an exercise price less than the market value of the underlying stock on the grant date is taxable as ordinary income over the period the options vest. Because of the required changes in measurement dates, certain of the Company’s options granted between July 2002 and January 2006 to consultants and employees would be subject to the requirements of §409A. As a result, the Company’s Board decided to cancel the affected options and replace them with options to purchase an equivalent number of shares at an exercise price equal to the market price of the Company’s stock on the replacement grant date. Accordingly, on October 18, 2007, the Company cancelled options to purchase 41,712 shares of common stock at exercises prices ranging between $3.80 per share and $18.40 per share and replaced them with options to purchase an equivalent number of common shares at an exercise price of $1.80 per share, which equaled the market price of the Company’s stock on the new grant date. For each of the replacement options, all other terms (e.g., vesting, expiration date, etc.) remained the same as in the respective original grants. In addition, the Company modified options to purchase 2,313 shares of common stock at prices ranging between $1.80 and $9.60 per share to extend the exercise period of the options from three months after termination of employment to twelve months after termination of employment. This modification was effective October 19, 2007. The estimated incremental fair value associated with these modifications, recognized as expense over the remaining estimated service period, was approximately $16, estimated using the Black Scholes model with inputs similar to those disclosed in Note (3) under the heading, Stock-Based Compensation. There were ten employees and three consultants affected by these modifications.

Following are descriptions of the Company’s stock option plans and stock options granted under such plans. Also discussed below are stock options the Company has issued outside of these plans.

Employee Stock Option Plan

The Company has an Employee Stock Option Plan (the Plan) that provides for options to purchase up to 472,500 shares of the Company’s common stock to be issued to employees and non-employees of the Company. All options are subject to forfeiture until vested and unexercised options expire on the tenth anniversary of the date of grant. Vesting is generally over four years. Upon the occurrence of a Change of Control, as defined in the Plan, all outstanding unvested options under the Plan immediately vest. At December 31, 2008, options for 453,267 shares were outstanding and options for 12,929 shares were available for grant under the Plan. The Company has reserved 466,197 shares of common stock for issuance under the Plan. During 2008 the Company did not issue grants under this Plan.  During 2007 the Company granted options to purchase 123,782 shares at exercise prices ranging between $9.20 and $10.00 per share, of which 5,000 shares were granted to non-employees at an exercise price of $10.00 per share. Each exercise price equaled the market price of the Company’s stock on the respective grant dates.

In October 2007, the Company cancelled options issued under this plan to purchase 41,712 shares of common stock at exercises prices ranging between $3.80 per share and $18.40 per share and replaced them with options to purchase an equivalent number of common shares at an exercise price of $1.80 per share, which equaled the market price of the Company’s stock on the grant date. The cancelled options had been issued to consultants and employees between July 2002 and January 2006 at prices that were less than the market price of the Company’s stock on the respective grant dates. For each of the replacement options, all terms other than the exercise price (e.g., vesting, expiration date, etc.) remained the same as in the respective original grants.

Non-Employee Director Option Plan

In April 1996, the Company adopted its Non-Employee Director Option Plan (the Director Option Plan), which was amended and restated effective April 1, 2004. The Director Option Plan is administered by a Committee composed of the Chairman of the Company’s Board of Directors and such other employee members of the Board who may be selected by the Chairman. The timing of grants and exercise price of options granted under the Director Option Plan are at the discretion of the Committee. Vesting requirements and expiration periods are specified at the time options are granted. Stock options granted under the Director Option Plan may not be transferred other than by will or by the laws of descent and distribution. The Board of Directors may terminate the Director Option Plan at any time. Upon the occurrence of a Change of Control, as defined in the Director Option Plan, all outstanding unvested options under the Director Option Plan immediately vest. Aggregate grants under the Director Option Plan are limited to 125,000 shares subject to adjustment for stock splits and similar events. As of December 31, 2008, options for 124,499 shares were outstanding and options for 251 shares were available for grant. The Company has reserved 124,750 shares of common stock for issuance under the Director Option Plan.

During 2008 the Company did not grant options under this plan. During 2007 the Company granted options under this plan to purchase 18,500 shares at an exercise price of $9.20 per share, which was equal to the market price of the Company’s stock on the date of the grant.

Non-Employee Director Supplemental Stock Option Plan

The Company has a Non-Employee Director Supplemental Stock Option Plan (the Director Supplemental Option Plan), that provides for options to purchase up to 25,000 shares of the Company’s common stock to be issued to the Directors of the Company. The exercise price of such options shall not be less than the fair market value of the Company’s common stock on the date of grant. The Board of Directors may terminate the Director Supplemental Option Plan at any time. Upon occurrence of a Change in Control as defined in the Director Supplemental Option Plan, all outstanding unvested options under the Director Supplemental Option Plan vest immediately. As of December 31, 2008 options for 21,020 shares were outstanding and options for 230 shares were available for grant. The Company has reserved 21,250 shares of common stock for issuance under the Director Supplemental Option Plan. During 2008 the Company did not grant options under this plan. During 2007, the Company granted options to purchase 16,000 shares at an exercise price of $9.20 per share, which was equal to the market price of the Company’s stock on the date of the grant.

RBio Plans

The Company has outstanding options to purchase its common stock pursuant to certain RBio plans that were closed in conjunction with the merger between the Company and RBio on June 21, 2002. Pursuant to the merger the Company assumed RBio options to purchase an aggregate of 409,674 shares of the Company’s common stock, at a weighted average exercise price of $7.60 per share and with exercise prices ranging from $2.60 to $10.60 per share. All options assumed from RBio were fully vested upon the effective date of the merger. During 2008, options granted under RBio plans to purchase 157,046 shares of the Company’s stock expired. During 2007, options granted under RBio plans to purchase 14,023 shares of the Company’s stock expired. At December 31, 2008, options to purchase an aggregate of 153,936 shares remained outstanding and were fully exercisable.

2006 and 2007 Financing Options

On October 15, 2007, the Company extended the expiration dates of options to purchase 938,742 shares of the Company’s common stock for cash at $7.40 per share and options to purchase 135,715 shares of the Company’s Series D Stock for cash at $42 per share of Series D Stock. As a result of the one-for-twenty reverse stock split of the Company’s common stock, which was effective November 29, 2008, and the mandatory conversion of the Company’s Series D Stock, the Series D options became exercisable for 678,575 shares of common stock at an exercise price of $8.40 per share.  These options were issued to investors in connection with financing transactions in 2006 and 2007, were exercisable for 15 days following public announcement of FDA clearance of the Company’s collagen scaffold device as a class II device, and were to expire, originally, at the earliest of the 15th day after such public announcement, partial exercise of the option, or December 31, 2007.  The amended options were to expire at the earliest of the 15th day after such public announcement, partial exercise of the option, or December 31, 2008. The change in the estimated fair value of the options as a result of the expiration date extension ($51) was recognized as a deemed dividend to stockholders for the purpose of determining 2007 net loss attributable to common stockholders. Effective December 23, 2008, the Company and certain investors agreed to amend options to purchase 26,527 shares of common stock at an exercise price of $7.40 per share. As amended, investors received options to purchase 52,563 shares of common stock at $3.73 per share. The options were exercisable for five days following January 16, 2009. The change in the estimated fair value of the amended options ($42) was recognized as a deemed dividend to stockholders for the purpose of determining 2008 net loss attributable to common stockholders. The amended options expired unexercised on January 21, 2009. The remainder of the 2006 and 2007 Financing Options expired unexercised on December 31, 2008.

Other Non Plan Grants

In addition to the grants made pursuant to the forgoing financing and stock option plans, the Company has granted non-plan options.

On April 5, 2008 the Company granted its non-employee directors, its employees, and certain consultants options to purchase a total of 116,550 shares of Series E Stock at an exercise price of $16 per share. For one of the grants, to a consultant for 2,000 shares of Series E Stock, 500 shares of Series E Stock were immediately vested at the grant date; the remainder vest quarterly, subject to continued service during each such quarter, on June 30, September 30, and December 31, 2008. Options granted to employees and to a consultant to purchase an aggregate of 15,200 shares of Series E Stock vest ratably over four years from the grant date. Options granted to employees, directors, and consultants to purchase an aggregated of 99,350 shares of Series E Stock vest ratably over four years beginning upon FDA clearance of the Company’s collagen scaffold device. As a result of the one-for-twenty reverse stock split of the Company’s common stock on November 29, 2008, and mandatory conversion of the Company’s Series E Stock, these options became exercisable for 582,750 shares of common stock at $3.20 per share, which equaled the market price of the Company’s common stock on the grant date.

Also on April 5, 2008, the Company granted a consultant an option to purchase 5,000 shares of common stock at an exercise price of $3.20 per share, which equaled the market price of the Company’s stock on the grant date. One-half of the shares were immediately vested (and expensed) at the grant date and the remainder vested upon FDA clearance of the collagen scaffold device.

On May 30, 2008, the Company granted a consultant an option to purchase 960 shares of Series E Stock at an exercise price of $17.50 per share. For this grant, 2,300 shares were immediately vested at the grant date; the remainder vest ratably over four years from the grant date. As a result of the reverse stock split of the Company’s common stock on November 29, 2008, these options became exercisable for 4,800 shares of common stock at $3.50 per share, which equaled the market price of the Company’s common stock on the grant date.

On September 6, 2008, the Company granted a consultant an option to purchase 3,750 shares of common stock at an exercise price of $3.20 per share, which equaled the market price of the Company’s stock on the grant date. These options became fully vested upon receipt of FDA clearance of the Company’s collagen scaffold device.

On November 19, 2008 the Company granted its non-employee directors, its employees, and certain consultants options to purchase a total of 189,783 shares of Series E Stock at an exercise price of $14.50 per share. All of these grants vest ratably over four years beginning upon FDA clearance of the Company’s collagen scaffold device.  As a result of the one-for-twenty reverse stock split of the Company’s common stock on November 29, 2008, and mandatory conversion of the Company’s Series E Stock, these options became exercisable for 948,915 shares of common stock at $2.90 per share, which equaled the market price of the Company’s common stock on the grant date. Also on November 19, 2008, the Company granted a consultant an option to purchase 5,000 shares of common stock at an exercise price of $2.90 per share which was fully vested (and expensed) upon FDA clearance of the Company’s collagen scaffold device.

In the fourth quarter of 2007, the Company granted its non-employee directors and certain of its employees and consultants options to purchase a total of 354,750 shares of the Series E Stock at an exercise price of $9 per share. Of these, options to purchase 2,250 shares of Series E Stock were fully vested at December 31, 2007. The remainder vest ratably over a period of four years from the date of grant. All of the options expire 10 years after the grant date. As a result of the one-for-twenty reverse stock split of the Company’s common stock on November 29, 2008, and the mandatory conversion of the Company’s Series E Stock, these options became exercisable for 1,773,750 shares of common stock at $1.80 per share, which equaled the market price of the Company’s common stock on the grant date.

Also in the fourth quarter of 2007, in connection with a consulting agreement, the Company granted a vendor an option to purchase 2,500 shares of common stock at an exercise price of $1.80 per share, which equaled the market value of the Company’s common stock on the grant date. The option was exercisable upon issuance and expires on September 30, 2012.

In the first quarter of 2007, the Company granted its non-employee directors options to purchase 65,500 shares of common stock at an exercise price of $9.20 per share, which equaled the market price of the Company’s common stock on the grant date. The options vest ratable over a period of four years from the date of grant and expire 10 years after the grant date.

As of December 31, 2008, 3,274,522 of the non-plan options granted in 2007 and 2008 were outstanding and options to purchase 602,289 shares were vested and exercisable.

All of the foregoing non-plan options are included in the table below.

Option Activity

Option activity under the foregoing stock option plans and non-plan grants, excluding the financing options, as of December 31, 2008, and changes during the years ended December 31, 2008 and 2007 were as follows:

	Options Outstanding
	Number of Shares(*)	Price Per Share(*)	Weighted- Average Price Per Share(*)
Balance at December 31, 2006	785,795	$1.60 – $155.00	$12.20
Options granted	2,041,744	$1.80 – $10.00	$2.61
Options canceled	(41,808)	$3.80 – $18.60	$13.61
Options expired	(22,060)	$3.80 – $155.00	$59.72
Balance at December 31, 2007	2,763,671	$1.60 – $34.60	$4.80
Options granted	1,550,215	$2.90 – $3.50	$3.02
Options canceled	(126,471)	$1.80 – $9.20	$2.33
Options expired	(160,171)	$2.55 – $28.80	$8.89
Balance at December 31, 2008	4,027,244	$1.60 – $34.60	$3.97

(*)         All share and per share amounts have been adjusted to reflect the effect of the reverse stock split of the Company’s common stock that occurred on November 29, 2008, including the mandatory conversion of the Company’s Series E Stock (and the options thereon) as a result of the reverse stock split.

During 2008, the Company granted options to purchase 1,550,215 shares with a per share weighted average fair value of $2.49 estimated using the Black-Scholes option valuation model under the assumptions outlined earlier in Note 3. During 2007, excluding the financing options discussed above, the Company granted options to purchase 2,041,744 shares with a per share weighted average fair value of $1.94 estimated using the Black-Scholes option valuation model under the assumptions outlined earlier in Note 3.

The following table summarizes information about options at December 31, 2008:

Options Outstanding*				Options Exercisable*
Total Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life in Years	Aggregate Intrinsic Value (In thousands)	Total Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life in Years	Aggregate Intrinsic Value (In thousands)
4,027,244	$3.97	8.35	$5,344,380	1,266,786	$6.51	6.43	$1,348,646

(*)
All share and per share amounts have been adjusted to reflect the effect of the reverse stock split of the Company’s common stock that occurred on November 29, 2008, including the mandatory conversion of the Company’s Series E Stock (and the options thereon)  as a result of the reverse stock split.

Nonvested stock awards, as of December 31, 2008 and changes during the year ended December 31, 2008 were as follows:

	Nonvested*
	Number of Shares	Weighted- Average Grant Date Fair Value
Balance at December 31, 2007	1,879,684	1.40
Granted	1,550,215	2.49
Canceled	(126,471)	1.77
Vested	(542,970)	2.56
Balance at December 31, 2008	2,760,458	2.26

(*)
All share and per share amounts have been adjusted to reflect the effect of the reverse stock split of the Company’s common stock that occurred on November 29, 2008, including the mandatory conversion of the Company’s Series E Stock as a result of the reverse stock split.

As of December 31, 2008, unrecognized share based compensation cost associated with non-vested employee and non-employee options approximated $5,923 and $325, respectively, which is expected to be recognized over weighted average periods of 3.36 years and 3.65 years, respectively.

Warrants

In connection with the July 24, 2008 convertible notes financing, the Company issued warrants to purchase 42,310 shares of Series F Stock, exercisable at a price of $1.00 per share. As a result of the reverse stock split of the Company’s common stock on November 29, 2008, these warrants became exercisable (based on their original terms) for 211,615 shares of common stock at $0.20 per share. The warrants expire five years after the issuance date. Participants in the financing included certain officers and directors of the Company and certain beneficial owners of more than 10% of the Company’s voting stock. The estimated fair value of these warrants ($580) was accounted for as a discount from the convertible notes.

In connection with the December 4, 2008 convertible notes financing, the Company issued warrants to purchase 41,628 shares of common stock at an exercisable price of $0.20 per share. The warrants expire five years after the issuance date. Participants in the financing included certain officers and directors of the Company and certain beneficial owners of more than 10% of the Company’s voting stock. The estimated fair value of these warrants ($157) was accounted for as a discount from the convertible notes.

On October 15, 2007, the Company issued warrants to purchase 20,209 shares of Series D Stock at $45 per share and warrants to purchase 2,301 shares of Series D Stock at $53 per share. As a result of the reverse stock split of the Company’s common stock on November 29, 2008, the warrants became exercisable (based on their original terms) for 101,045 shares of common stock at $9 per share and 11,505 shares of common stock at $10.60 per share, respectively. The warrants were issued to replace warrants to purchase 101,056 shares of common stock at $9.00 per share that expired on June 21, 2007 and warrants to purchase 11,499 shares of common stock at $10.60 per share that expired on August 29, 2007. The new warrants expire five years after the respective expiration dates of the original warrants. The estimated fair value of the warrants ($64) was recognized as a deemed dividend to stockholders for the purpose of determining 2007 net loss attributable to common stockholders.

In connection with the Series D financings the Company issued to the investors warrants to purchase 40,714 shares of the Company’s Series D Stock at an initial exercise price of $63 per share. As a result of the reverse stock split of the Company’s common stock on November 29, 2008, the warrants became exercisable (based on their original terms) for 203,570 shares of common stock at $12.60 per share. The warrants were exercisable upon issuance and expire five years after issuance. The number of shares of stock to be issued upon exercise and the respective exercise prices are subject to adjustment for changes such as stock dividends, stock splits, and similar changes.

Effective March 2, 2007, the Company entered into a one year consulting agreement to retain the financial advisory services of Sanderling Ventures Management VI (Sanderling), affiliates of whom together beneficially own in excess of five percent of the Company’s common stock. In consideration for such services, the Company issued to Sanderling a warrant to purchase 2,000 shares of Series D Stock at an exercise price of $42 per share. As a result of the reverse stock split of the Company’s common stock on November 29, 2008, the warrants became exercisable for (based on their original terms) 10,000 shares of common stock at $8.40 per share. The warrants expire five years after the issuance date. Using the Black Scholes model, the Company has estimated the fair value of the warrant to be approximately $69, which has been included in its 2007 results of operations. The warrants were exercisable upon issuance.

In connection with a private placement in 2006, the Company issued to investors warrants to purchase 281,638 shares of the Company’s common stock at an exercise price of $11.10 per share, subject to adjustment for stock dividends, split-ups, recapitalizations, reclassifications, reorganizations, liquidations, consolidation, acquisition of the Company, and similar events. The warrants were exercisable upon issuance and will expire five years after issuance.

In connection with a private placement in July 2005, the Company issued to investors warrants to purchase 175,152 shares of the Company’s common stock at an initial exercise price of $20.00, subject to adjustment for a period of three years from the date of closing of the financing (July 14, 2008). As a result of private placements in 2006 and 2007, the exercise price of these warrants was adjusted to $15.60 per share. These warrants are exercisable for a period of five years from the date of issuance.

In connection with the 2003 private placement of its Series C Stock, the Company issued to placement agents warrants to purchase 10,000 shares of common stock, exercisable through September 23, 2009 at $9.00 per share. The warrants issued to the placement agents were valued at $97 using the Black-Scholes valuation model.

In October 2003, as consideration for advisory services, the Company issued warrants to purchase 25,000 shares of common stock to a stockholder of the Company at an exercise price of $9 per share. The warrants expired on October 1, 2008. The value of the warrants was estimated at $258 using the Black-Scholes method.

As of December 31, 2008, warrants to purchase 1,046,152 shares of our common stock at a weighted average exercise price of $9.24 per share were outstanding and exercisable.

(16)  INCOME TAXES

The Company has differences in reporting expenses for financial statement purposes and income tax purposes. The provision for income taxes consists of:

	Years Ended December 31,
	2008	2007
	(In thousands)
Current	$—	$—
Deferred	(3,383)	(3,035)
Valuation allowance	3,383	3,035
	$—	$—

The provision for income taxes can be reconciled to the income tax that would result from applying the statutory rate to the net loss before income taxes as follows:

	Years Ended December 31,
	2008	2007
	(In thousands)
Tax at statutory rate	$(3,490)	$(3,596)
State taxes	(520)	(498)
Permanent items	176	228
R&D tax credit and net operating loss carryforward expiration	642	635
Effective rate change	(311)	—
Difference between U.S. and Swiss rates	203	216
Other	(83)	(20)
Increase in valuation allowance	3,383	3,035
	$—	$—

Net loss related to the Company’s foreign operations approximated $1,130 and $1,185 for the years ended December 31, 2008 and 2007, respectively.

The significant components of the Company’s deferred income tax assets and liabilities are as follows:

	December 31,
	2008	2007
	(In thousands)
Deferred tax assets (liabilities):
Net operating loss carryforward	$32,088	$29,685
Convertible notes	(229)	—
Accrued expenses	853	570
Stock-based compensation	3,621	2,966
Other, net	23	13
R&D credit carryforward	295	341
	36,651	33,575
Valuation allowances	(36,651)	(33,575)
	$—	$—

The net operating loss carryforward as of December 31, 2008 and 2007 approximated $81,240  and $75,388 , respectively. The research and development tax credit as of December 31, 2008 and 2007 approximated $295 and $341, respectively. The federal and state net operating loss carryforwards began to expire in 2005. The federal and state research and development credit carryforwards began to expire in 2006. The utilization of net operating loss carryforwards may be limited due to changes in the ownership of the Company and its subsidiaries, and the effect of the reverse merger and recapitalization completed on June 21, 2002.

A valuation allowance is required when it is more likely than not that a deferred tax asset will not be realized. As a result of evaluating all positive and negative evidence, a full valuation allowance has been established for the net deferred tax assets.

(17)  BASIC AND DILUTED LOSS PER SHARE

Basic net loss per share attributable to common stockholders is calculated by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding during the period. Shares that would be issued upon conversion of preferred stock or debt instruments are not included in the calculation of weighted average number of common shares outstanding during the period due to the Company’s net operating loss position. Dividends on preferred stock are not added to the net loss attributable to common stockholders until such dividends are declared. Due to the Company’s net operating loss position, all options, warrants and contingently issuable shares are anti-dilutive. Therefore, dilutive and basic net loss per share are the same.

On November, 29, 2008, the Company completed a one-for-twenty reverse stock split. All current and historical share and per share information in these consolidated financial statements reflects the results of the reverse stock split. The number of shares of common stock issued and outstanding has been reduced according to the reverse stock split, but the rights and preferences of the shares of our common stock have remained the same. The reverse stock split did not change our financial condition, results from operations, the percentage of ownership of management, the number of our stockholders or other aspects of our business. However, the reverse stock split does increase our net income or loss per share and net book value per share as a direct result of the reduction in the number of outstanding shares of our common stock.

(18)  SUBSEQUENT EVENTS

On January 16, 2009 and February 13, 2009, the Company closed the private placements of approximately 2,015,000 and 495,000 shares, respectively, of the Company’s common stock at $3.50 per share, for aggregated gross proceeds of approximately $8,770.  The investors in these offerings have certain terminable anti-dilution rights if the Company consummates a subsequent financing below $3.20 per share of common stock.  In connection with the offerings, the Company issued an aggregate of 376,474 warrants to investors to purchase additional shares of common stock at an exercise price of $1.20 per share. The warrants expire five years after the date of issuance.  The Company has agreed to use commercially reasonable efforts to register the common stock sold in the private placements as well as the common stock issuable upon exercise of the warrants on a registration statement to be filed with the Securities and Exchange Commission. The January 16, 2009 offering effectively terminated all rights of first offer granted to investors who hold July 2008 Notes. In addition, the investors in the January 16, 2009 offering converted an aggregate of approximately $3,000 of July 2008 and December 2008 Notes held by such investors into approximately 989,000 shares of the Company’s common stock in accordance with the terms of such Notes.

On January 22, 2009, the Company granted an officer an option to purchase 110,000 shares of the Company’s common stock at an exercise price of $3.45 per share, which equaled the market price of the Company’s stock on the grant date. On March 16, 2009, the Company granted another officer an option to purchase 75,000 shares of common stock at $2.50 per share, which equaled the market price of the Company’s stock on the grant date. Each of these options vests over a period of four years from the respective grant date and expires 10 years from the respective grant date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table itemizes the expenses incurred, or to be incurred, by the registrant in connection with the registration and issuance of the securities being registered hereunder. The registrant has agreed pursuant to the terms of the selling stockholders’ registration rights to pay all of the expenses of the selling stockholders under federal and state securities laws and other expenses related to the registration of shares hereunder excluding expenses associated with the actual sale of such shares, such as commissions of dealers or agents and related expenses. All amounts shown below are estimates except for the Securities and Exchange Commission (the “SEC”) registration fee.

Registration Fee — SEC	$585
Blue Sky Fees	$0	*
Accounting Fees and Expenses	$75,000	*
Legal Fees and Expenses	$50,000	*
Printing Expenses	$5,000	*
Miscellaneous (including listing fees)	$5,000	*
Total	$135,585	*
____________
* Estimate

Item 14. Indemnification of Directors and Officers

The registrant’s charter includes provisions that eliminate the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the registrant or its stockholders;

•	for acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law (the “DGCL”); or

•	for any transaction from which the director derives an improper personal benefit.

The registrant’s charter requires, as a condition to advancing expenses, the delivery to the corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified.

The registrant’s charter further provides for the indemnification of its directors and officers to the fullest extent permitted by Section 145 of the DGCL. Indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers and controlling persons of the registrant under the foregoing provisions, or otherwise. The registrant has been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act may be against public policy as expressed in the Securities Act and in such an event would be unenforceable.

The Registrant has entered into an indemnification agreement with its directors and certain of its officers. The indemnification agreement indemnifies, subject to certain limitations contained therein, such officers and directors to the fullest extent permissible under applicable law for certain expenses and liabilities.

Item 15.   Recent Sales of Unregistered Securities and Use of Proceeds

Since January 1, 2006, the following securities were issued by the registrant without registration under the Securities Act:

Through Current Fiscal Year 2009

On March 31, 2009, we issued 4,688 shares of our restricted common stock to a vendor in consideration for services rendered during the first quarter of 2009. The estimated fair value of these services is $12. The issuance of the foregoing securities was not registered in reliance on Section 4(2) of the Securities Act of 1933, as amended.

Fiscal Year 2008

2008 Issuances of Common Stock

On November 28, 2008 we issued 3,750 shares of our Series E Stock to a vendor in consideration for services rendered during the fourth quarter of 2008. The estimated fair value of these services approximates $77,000. On September 30, 2008, the Company issued 3,750 shares of its Series E Stock to a vendor in consideration for services rendered during the third quarter of 2008. The estimated fair value of these services is $56.  On June 30, 2008, the Company issued 3,750 shares of its Series E Stock to a vendor in consideration for services rendered during the second quarter of 2008. The estimated fair value of these services is $56. On March 31, 2008, the Company issued 3,750 shares of its Series E Stock to a vendor in consideration for services rendered during the first quarter of 2008. The estimated fair value of these services is $58. The aggregate 15,000 Series E Stock mandatorily converted into 75,000 shares of Common Stock as a result of the one-for- twenty reverse stock split which was effected on November 29, 2008. On February 8, 2008, the Company issued 166,667 shares of restricted common stock to a vendor in consideration for services rendered in 2007. The estimated value of these services is $15. The common stock mandatorily converted into 8,333 shares of common stock as a result of the one-for- twenty reverse stock split which was effected on November 29, 2008. The issuance of the foregoing securities was not registered in reliance on Section 4(2) of the Securities Act of 1933, as amended.

July 24, 2008 Private Placement

On July 24, 2008, the Company entered into a Subscription Agreement (the “Subscription Agreement”) among the Company and several investors named therein for the private placement of an aggregate principal amount not less than $2 million, but not more than $3 million of the Company’s unsecured convertible notes (the “Notes”).  Under the terms of the financing, the Company sold $2,520,500 aggregate principal amount of the Notes, which accrue interest at an annual rate of 8% and become due and payable on July 24, 2009.  At the option of the holders, the Notes may be converted into the Company’s common stock, par value $0.01 per share (“Common Stock”) at a current conversion price of $3.00 per share.  In connection with the financing, the Company issued five year warrants equal to 25% of the shares into which the Notes may convert for up to approximately 210,050 shares of common stock, exercisable at a price of $0.01 per share.

The holders of the Notes have certain terminable preemptive rights to purchase a pro rata share in a subsequent qualified financing by the Company.  The conversion rate of the Notes are subject to the anti-dilution rights of the holders of each.  The Company has agreed to use commercially reasonable efforts to register the Common Stock into which the Notes and warrants will convert on one or more registration statements to be filed with the Securities and Exchange Commission upon request by the investors. There are no liquidated damages for a failed registration and the notes and warrants may be settled in unregistered shares. This registration statement is intended to satisfy the Company’s obligations under the Subscription Agreement.

The issuance of the Notes and the warrants was not registered, in reliance on Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, because both were only offered to accredited investors.

December 4, 2008 Private Placement

On December 4, 2008, the Company entered into a Subscription Agreement among the Company and several investors named therein for the private placement of an aggregate principal amount of less than $500,000 of the Company’s unsecured convertible notes (the “Notes”). Under the terms of the financing, the Company sold $499,400 aggregate principal amount of the Notes, which accrue interest at an annual rate of 8% and become due and payable on July 24, 2009. At the option of the holders, the Notes may be converted into the Company’s Common Stock, par value $0.01 per share (“Common Stock”) at a price of $3.00 per share. In connection with the financing, the Company issued five year warrants equal to 25% of the shares into which the Notes may convert for up to approximately 41,628 shares of Common Stock, exercisable at a price of $0.20 per share.  The conversion rate of the Notes is subject to the anti-dilution rights of the holders. The Company agreed to use commercially reasonable efforts to register the Common Stock into which the Notes and the warrants will convert on one or more registration statements to be filed with the Securities and Exchange Commission upon request by the investors. There are no liquidated damages for a failed registration and the notes and warrants may be settled in unregistered shares. This registration statement is intended to satisfy the Company’s obligations under the Subscription Agreement.

The issuance of the Notes and the warrants was not registered, in reliance on Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, because both were only offered to accredited investors.

Fiscal Year 2007

March 2 and March 30, 2007 Private Placements

Under the terms of subscription agreements, warrant certificates and option agreements dated March 2, March 30, 2007 and April 5, 2007, the Company sold 135,715 restricted shares of its Series D Convertible Preferred Stock, par value $0.01 per share (its “preferred shares”), at a price per share of $42.00, for gross proceeds of approximately $5.7 million. The 135,715 preferred shares mandatorily converted into 678,575 shares of Common Stock as a result of the one-for-twenty reverse stock split which was effected on November 29, 2008. Each investor in the private placement received a number of warrants to purchase the common stock equivalent of 30% of the number of preferred shares that investor purchased in the private placement, with the warrants having a 5-year term and an exercise price of $12.60 per common share. Each investor also received an option to purchase the common stock equivalent of the number of preferred shares that investor purchased in the private placement, exercisable for cash at $8.40 per common share, if the option is exercised for common shares in each case within 15 days of FDA clearance of the Company’s collagen scaffold device.

The Company has agreed to use commercially reasonable efforts to register the common shares issuable upon conversion of (i) the preferred shares that were sold in the private placement, (ii) the preferred shares issuable upon the exercise of the warrants issued in the private placement and (iii) the preferred shares issuable upon the exercise of the options issued in the private placement, on one or more registration statements to be filed with the Securities and Exchange Commission. There are no liquidated damages for a failed registration and the warrants may be settled in unregistered shares. The Company filed a registration statement with the SEC on Form S-1, which was declared effective on June 1, 2007.

Vail Securities Investments, Inc. acted as a placement agent (the “Placement Agent”) for some of the sales. In connection with those sales, the Company paid the Placement Agent approximately $28 as compensation for services rendered.

Sanderling Consulting Agreement

Effective March 2, 2007, the Company entered into a consulting agreement to retain the financial advisory services of Sanderling Ventures Management VI, affiliates of whom together beneficially own in excess of five percent of the Company’s common shares. In consideration for such services, the Company issued a warrant to purchase 10,000 common shares with the warrant having a five-year term and an exercise price of $8.40 per common share.

The issuance of the preferred shares, the warrants and the options was not registered, in reliance on Section 4(2) of the Securities Act, as amended, and Regulation D promulgated there under, because the shares, warrants and options were only offered to accredited investors.

April 5, 2007 Private Placement

Under the terms of subscription agreements, warrant certificates and option agreements dated April 5, 2007, the Company sold 16,667 restricted shares of its Series D Convertible Preferred Stock, par value $0.01 per share (its “preferred shares”), at a price per share of $42.00, for gross proceeds of approximately $700. The 16,667 preferred shares mandatorily converted into 83,335 shares of Common Stock as a result of the one-for-twenty reverse stock split which was effected on November 29, 2008. Each investor in the private placement received a number of warrants to purchase to the common share equivalent of 30% of the number of preferred shares that investor purchased in the private placement, with the warrants having a 5-year term and an exercise price of $12.60 per common share. Each investor also received an option to purchase the common share equivalent of the number of preferred shares that investor purchased in the private placement, exercisable for cash at $8.40 per common share, in each case within 15 days of FDA clearance of the Company’s collagen scaffold device.

The Company has agreed to use commercially reasonable efforts to register the common shares issuable upon conversion of (i) the preferred shares that were sold in the private placement, (ii) the preferred shares issuable upon the exercise of the warrants issued in the private placement and (iii) the preferred shares issuable upon the exercise of the options issued in the private placement, on one or more registration statements to be filed with the Securities and Exchange Commission. There are no liquidated damages for a failed registration and the warrants may be settled in unregistered shares. The Company filed a registration statement with the SEC on Form S-1, which was declared effective on June 1, 2007.

Vail Securities Investments, Inc. acted as a placement agent (the “Placement Agent”) for the sales. In connection with these sales, the Company paid the Placement Agent approximately $28 as compensation for services rendered.

The issuance of the preferred shares, the warrants and the options was not registered, in reliance on Section 4(2) of the Securities Act and Regulation D promulgated thereunder, because the shares, warrants and options were only offered to accredited investors.

October 3, 2007 Issuance of Common Stock

On October 3, 2007, the Company issued 68,572 shares of our restricted common stock to Cameron Associates in consideration for investor relations services rendered by Cameron Associates. The estimated value of these services is $24. The issuance of the foregoing securities was not registered in reliance on Section 4(2) of the Securities Act of 1933, as amended.

Fiscal Year 2006

November 30, 2006 Private Placement

On November 30, 2006 the Company completed a $6.95 million private equity placement. Under the terms of subscription agreements, warrant certificates and option agreements dated November 30, 2006 and December 1, 2006, the Company sold approximately 18.8 million shares of restricted common stock at a price per share of $0.37, for gross proceeds of approximately $6.95 million. Each investor in the offering received a number of warrants equal to 30% of the number of shares that investor purchased in the offering, with the warrants having a 5-year term and an exercise price of $0.55 per share. Each investor also received an option to purchase the number of common shares that investor purchased in the offering, exercisable for cash at $0.37 per share within 15 days of FDA clearance of the Company’s collagen scaffold device. The Company agreed to use commercially reasonable efforts to register the common stock sold in the private placement as well as the common shares issuable upon the exercise of the warrants and options on one or more registration statements to be filed with the SEC. There are no liquidated damages for a failed registration and the warrants may be settled in unregistered shares. The Company filed a registration statement with the SEC on Form S-1, which was declared effective on June 1, 2007. Vail Securities Investments, Inc. and Medwork AG acted as placement agents (“Placement Agents”) for the private placement. In connection with the transactions described herein, the Company paid the Placement Agents approximately $74,000 as compensation for services rendered.

The issuance of the common shares, the warrants and the options was not registered, in reliance on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, because the shares, warrants and options were only offered to accredited investors.

Item 16. Exhibits

The following Exhibits are filed herewith and made a part hereof:

Number	Description

3.1	Amended and Restated Certificate of Incorporation (as amended) (25)

3.2	Second Amended and Restated By-Laws (as adopted on September 21, 2007) (2)

4.1	Specimen Common Stock Certificate (3)

4.2	Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of the Company (21)

4.3	Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock of the Company (4)

4.4	Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock of the Company (5)

4.5	Certificate of Designations, Preferences and Rights of Series E Convertible Preferred Stock of the Company (6)

4.6	Certificate of Designations, Preferences and Rights of Series F Convertible Preferred Stock of the Company (7)

4.7*	ReGen Biologics, Inc. Employee Stock Option Plan, Amended and Restated Effective April 1, 2004 (8)

4.8*	ReGen Biologics, Inc. Non-Employee Director Stock Option Plan, Amended and Restated Effective April 1, 2004 (8)

4.9*	ReGen Biologics, Inc. Non-Employee Director Supplemental Stock Option Plan Amended and Restated Effective January 31, 2003 (9)

4.10*	Form of Employee Incentive Stock Option Agreement for the Employee Stock Option Plan (1)

4.11*	Form of Nonqualified Employee, Non-Employee Director or Consultant Stock Option Agreement for the Employee Stock Option Plan (1)

4.12*	Form of Nonqualified Non-Employee Director Stock Option Agreement for the Non-Employee Director Stock Option Plan (1)

4.13*	Form of Nonqualified Non-Employee Director Stock Option Agreement for the Non-Employee Director Supplemental Stock Option Plan (1)

4.14*	Form of Nonqualified Employee or Consultant Stock Option Agreement (21)

4.15*	Form of Nonqualified Non-Employee Director Stock Option Agreement (21)

4.16	Second Amended and Restated Stockholders’ Agreement by and among the Company and the Stockholders named therein dated as of August 23, 2007 (10)

4.17	Amended and Restated Registration Rights Agreement between the Company and the Investors listed therein, dated as of September 23, 2003 (4)

4.18	Common Stock Registration Rights Agreement by and among the Company and the stockholders named therein, dated as of April 19, 2004 (11)

4.19	Form of Subscription Agreement by and between the Company and the Investors named therein, dated as of November 30, 2006 and December 1, 2006 (12)

4.20	Form of Subscription Agreement by and between the Company and the Investors named therein, dated as of March 2, March 30, and April 5 2007 (5), (13)

4.21	Form of Subscription Agreement by and among the Company and the Investors named therein, dated as of July 24, 2008 (7)

4.22	Form of Subscription Agreement by and among the Company and the Investors named therein, dated as of December 4, 2008 (22)

4.23	Form of Subscription Agreement by and among the Company and the Investors named therein, dated as of January 16, 2009 (23)

4.24	Form of Subscription Agreement by and among the Company and the Investors named therein, dated as of February 13, 2009 (24)

4.25	Form of Warrant Certificate by and between the Company and the Individuals named therein, dated as of July 14, 2005 (14)

4.26	Form of Warrant Certificate by and between the Company and the Individuals named therein, dated as of November 30 and December 1, 2006 (12)

4.27	Form of Warrant Certificate by and between the Company and the Individuals named therein, dated as of March 2, March 30, and April 5, 2007 (5), (13)

4.28	Warrant Certificate by and between the Company and Sanderling Ventures Management VI, dated as of March 2, 2007 (13)

4.29	Form of Warrant to Purchase Common Stock by and between the Company and Individual named therein, dated October 1, 2003 (21)

4.30	Form of Placement Agent Warrant to Purchase Common Stock by and between the Company and Harris Nesbitt Gerard, Inc.(4)

4.31	Form of Placement Agent Warrant to Purchase Common Stock by and between the Company and Vail Securities Investment, Inc.(4)

4.32	Form of Warrant Certificate by and between the Company and the Individuals named therein, dated as of October 15, 2007(21)

4.33	Form of Warrant Certificate by and between the Company and the Individuals named therein, dated as of October 15, 2007(21)

4.34	Form of Warrant Certificate by and between the Company and the Individuals named therein, dated as of July 24, 2008 (7)

4.35	Form of Warrant Certificate by and between the Company and the Individuals named therein, dated December 4, 2008 (22)

4.36	Form of Warrant Certificate by and between the Company and the Individuals named therein, dated January 21, 2009(23)

4.37	Form of Warrant Certificate by and between the Company and the Individuals named therein, dated February 13, 2009 (24)

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP regarding the legality of the securities being registered (27)

10.1	Form of Indemnification Agreement(15)

10.2*	Employment Agreement by and between Gerald E. Bisbee, Jr., Ph. D. and the Company dated September 22, 1998 and amended September 12, 2000 (16)

10.3*	First Amendment to Employment Agreement by and between Gerald E. Bisbee, Jr., Ph. D. and the Company dated March 23, 2004 (17)

10.4*	Second Amendment to Employment Agreement by and between Gerald E. Bisbee, Jr., Ph. D. and the Company dated November 28, 2008 (25)

10.5*	Employment Agreement by and between Brion D. Umidi and the Company dated March 23, 2004 (17)

10.6*	First Amendment to Employment Agreement by and between Brion D. Umidi and the Company dated November 28, 2008 (25)

10.7*	Employment Agreement by and between James Flounlacker and the Company dated April 30, 2009 (26)

10.8	License Agreement by and between the Company and Linvatec Corporation dated April 7, 2000 (17)

10.9	Exclusive License Agreement by and between the Company and Dr. Shu-Tung Li dated August 24, 1995 (17)

10.10*	Assignment and Royalty Agreement by and among the Company, Modified Polymer Components, Inc. and Dr. J. Richard Steadman dated April 9, 1997 (17)

10.11	Credit Agreement by and between the Company and Sulzer Medica USA Holding Company dated November 30, 1998 (18)

10.12	Credit Agreement by and between the Company and Sulzer Medica USA Holding Company dated March 14, 2000 (17)

10.13	Agreement by and among Sulzer Medica USA Holding Co., Sulzer Biologics Inc. Sulzer Orthopedics Ltd. and the Company dated February 20, 2001 (17)

10.14	Letter Agreement by and between the Company and Sulzer Orthopedics AG, dated January 18, 2002 (17)

10.15	Distributor Agreement by and between the Company and XMedica effective as of October 24, 2005 (19)

10.16	Agreement by and between the Company and MedWork AG dated as of January 1, 2005 (20)

10.17	Consulting Agreement by and between ReGen Biologics, Inc. and Sanderling Ventures Management VI, dated as of March 2, 2007(13)

21.1	Subsidiaries of the Registrant (25)

23.1	Consent of Ernst & Young LLP (27)

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (27) (Included with Exhibit 5.1)

24.1	Power of Attorney (27)
____________

(1)	Incorporated herein by reference to the Company’s Report on Form 10-Q for the quarter ended June 30, 2005 (File No. 000-20805).

(2)	Incorporated herein by reference to the Company’s Report on Form 8-K, filed on September 24, 2007 (File No. 000-20805).

(3)	Incorporated herein by reference to the Company’s Registration Statement on Form S-3, filed on November 19, 2003 (File No. 333-110605).

(4)	Incorporated herein by reference to the Company’s Report on Form 8-K, filed on September 25, 2003 (File No. 000-20805).

(5)	Incorporated herein by reference to the Company’s Report on Form 8-K, filed on April 5, 2007 (File No. 000-20805).

(6)	Incorporated herein by reference to the Company’s Report on Form 8-K, filed on October 19, 2007 (File No. 000-20805).

(7)	Incorporated herein by reference to the Company’s Report on Form 8-K, filed on July 30, 2008 (File No. 000-20805).

(8)	Incorporated herein by reference to the Company’s Proxy Statement on Schedule 14A, filed on April 29, 2004 (File No. 000-20805).

(9)	Incorporated herein by reference to the Company’s Registration Statement on Form S-1/A, filed on January 14, 2004 (File No. 333-110605).

(10)	Incorporated herein by reference to the Company’s Report on Form 8-K, filed on August 24, 2007 (File No. 000-20805).

(11)	Incorporated herein by reference to the Company’s Registration Statement on Form S-1, filed on June 22, 2004 (File No. 333-114867).

(12)	Incorporated herein by reference to the Company’s Report on Form 8-K, filed on December 6, 2006 (File No. 000-20805).

(13)	Incorporated herein by reference to the Company’s Report on Form 8-K, filed on March 8, 2007 (File No. 000-20805).

(14)	Incorporated herein by reference to the Company’s Report on Form 8-K, filed on July 18, 2005 (File No. 000-20805).

(15)	Incorporated herein by reference to the Company’s Report on Form 8-K, filed on March 17, 2004 (File No. 000-20805).

(16)	Incorporated herein by reference to the Company’s Report on Form 8-K/A, filed on September 4, 2002 (File No. 000-20805).

(17)	Incorporated herein by reference to the Company’s Report on Form 10-K for the year ended December 31, 2003 (File No. 000-20805).

(18)	Incorporated herein by reference to the Company’s Report on Form 10-Q for the quarter ended March 31, 2005 (File No. 000-20805).

(19)	Incorporated herein by reference to the Company’s Report on Form 10-Q for the quarter ended September 30, 2005 (File No. 000-20805).

(20)	Incorporated herein by reference to the Company’s Report on Form 10-K for the year ended December 31, 2004 (File No. 000-20805).

(21)	Incorporated herein by reference to the Company’s Report on Form 10-K for the year ended December 31, 2007 (File No. 000-20805).

(22)	Incorporated herein by reference to the Company’s Report on Form 8-K, filed on December 8, 2008 (File No. 000-20805).

(23)	Incorporated herein by reference to the Company’s Report on Form 8-K, filed on January 22, 2009 (File No. 000-20805).

(24)	Incorporated herein by reference to the Company’s Report on Form 8-K, filed on February 18, 2009 (File No. 000-20805).

(25)	Incorporated herein by reference to the Company’s Report on Form 10-K for the year ended December 31, 2008 (File No. 000-20805).

(26)	Incorported herein by reference to the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2009. (File No. 000-20805)

(27)	Included with this filing.

*	Management Contract or Compensatory Plan or Arrangement

Item 17. Undertakings

(a) The undersigned registrant hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Franklin Lakes, state of New Jersey, on May 28, 2009.

REGEN BIOLOGICS, INC.

By:	/s/ GERALD E. BISBEE, JR., PH.D.
Gerald E. Bisbee, Jr., Ph.D.
President, Chief Executive Officer
and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ GERALD E. BISBEE, JR., PH.D.	Chief Executive Officer, President, Director
Gerald E. Bisbee, Jr., Ph.D.	and Chairman of the Board (Principal Executive Officer)	May 28, 2009

/s/ BRION D. UMIDI	Senior Vice President, Chief Financial Officer, Secretary and
Brion D. Umidi	Treasurer (Principal Financial and Accounting Officer)	May 28, 2009

	Director	May 28, 2009
Abhi Acharya, Ph.D.

/s/ ALAN W. BALDWIN*	Director	May 28, 2009
Alan W. Baldwin

/s/ ROBERT G. MCNEIL, PH.D.*	Director	May 28, 2009
Robert G. McNeil, Ph.D.

/s/ J. RICHARD STEADMAN, M.D.*	Director	May 28, 2009
J. Richard Steadman, M.D.

/s/ WILLIAM R. TIMKEN*	Director	May 28, 2009
William R. Timken

*By /s/ BRION D. UMIDI
Attorney-in-fact